SCHEDULE 14A INFORMATION


           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Filed  by  the  Registrant   [  X  ]
Filed  by  a  Party  other  than  the  Registrant   [    ]

Check  the  appropriate  box:
[     ]     Preliminary  Proxy  Statement
[     ]     Confidential,  For Use of the Commission Only ( as permitted by Rule
            14a-6  (e)  (2))
[  X  ]     Definitive  Proxy  Statement
[  X  ]     Definitive  Additional  Materials
[     ]     Soliciting  Material  Pursuant  to  240.14a-11(c)  or  240.14a-12

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.
                     ---------------------------------------
                  (Name of Registrant as Specified in Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[  X  ]     No  fee  required.
[     ]     Fee  computed  on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

     1)     Title  of  each  class  of  securities to which transaction applies:

     2)     Aggregate  number  of  securities  to  which  transaction  applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)     Proposed  maximum  aggregate  value  of  transaction:

     5)     Total  fee  paid:

[     ]     Fee  paid  previously  with  preliminary  materials:

[     ]     Check  box  if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

     1)     Amount  Previously  Paid:

     2)     Form,  Schedule  or  Registration  No.:

     3)     Filing  Party:

     4)     Date  Filed:

                             -----------------------

                                 PEOPLES BANCORP
                             OF NORTH CAROLINA, INC.

                             -----------------------



                         Notice of 2001 Annual Meeting,
                               Proxy Statement and
                                  Annual Report

                    PEOPLES  BANCORP  OF  NORTH  CAROLINA,  INC.

                                  PROXY  STATEMENT

                                 TABLE  OF  CONTENTS

                                                                                               Page
                                                                                               ----
Notice of 2001 Annual Meeting of Shareholders . . . . . . . . . . . . . . . . . . . . . . . .    ii

Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Solicitation, Voting and Revocability of Proxies . . . . . . . . . . . . . . . . . . . .     1
     Security Ownership of Certain Beneficial Owners . . . . . . . . . . . .  . . . . . . . .     2
     Section 16(a) Beneficial Ownership Reporting Compliance . . . . . .. . . . . . . . . . .     5
     Proposal 1 - Election of Directors. . . . . . . . . . . . . .  . . . . . . . . . . . . .     5
     Report of Compensation Committee. . . . . . . . . . . . .. . . . . . . . . . . . . . . .    17
     Compensation Committee Interlocks and Insider Participation . . . . . . .  . . . . . . .    18
     Report of Audit and Examining Committee . . . . . . . . . . . . . . .. . . . . . . . . .    18
     Performance Graph . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . .    19
     Proposal 2 - Ratification of Selection of Independent Auditor .  . . . . . . . . . . . .    20
     Date for Receipt of Shareholder Proposals . . . . . . . . . . .  . . . . . . . . . . . .    20
     Other Matters . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . .    21
     Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . .    21

Appendix A:  Annual Report. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     General Description of the Business  . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1
     Selected Financial Data. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-3
     Management's Discussion and Analysis of Financial Condition and Results of Operations . .  A-4
     Quantitative and Qualitative Disclosures About Market Risk . . . . . . . . . . . . . . .  A-15
     Market For the Company's Common Equity and Related Shareholder Matters . . . . . . . . .  A-16
     Directors and Officers of the Company  . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
     Report of Independent Certified Public Accountants . . . . . . . . . . . . . . . . . . .  A-18
     Consolidated Balance Sheets - December 31, 2000 and 1999 . . . . . . . . . . . . . . . .  A-19
     Consolidated Statements of Earnings - For the Years Ended December 31, 2000,
        1999 and 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
     Consolidated Statements of Changes in Shareholders' Equity - For the Years Ended
        December 31, 2000, 1999 and 1998. . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21
     Consolidated Statements of Comprehensive Income - For the Years Ended
        December 31, 2000, 1999 and 1998. . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
     Consolidated Statements of Cash Flows - For the Years Ended December 31, 2000,
        1999 and 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
     Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . . . .  A-25

Appendix B:   Audit and Examining Committee Charter . . . . . . . . . . . . . . . . . . . . .   B-1

                          PEOPLES BANCORP OF NORTH CAROLINA, INC.
                                    POST OFFICE BOX 467
                                     518 WEST C STREET
                             NEWTON, NORTH CAROLINA 28658-0467
                                       (828) 464-5620

                     NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                                TO BE HELD ON MAY 3, 2001

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders (the "Meeting") of Peoples Bancorp of North Carolina, Inc. (the "Company") will be held on Thursday, May 3, 2001, at 11:00 a.m., Eastern Time, at the Catawba Country Club, 1154 Country Club Road, Newton, North Carolina.

     The Meeting is for the purpose of considering and voting upon the following matters:

     1. To elect four persons who will serve as directors of the Company for a three-year term expiring in 2004, or until their successors are duly elected and qualified;

     2. To ratify the selection of Porter Keadle Moore, LLP ("PKM") as the independent auditor for the Company for the fiscal year ending December 31, 2001; and

     3. To transact such other business as may properly come before the Meeting or any adjournments thereof. The board of directors of the Company (the "Board of Directors") is not aware of any other business to be considered at the Meeting.

     The Board of Directors has established March 20, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

                                          By Order of the Board of Directors,



                                      /s/ Tony  W.  Wolfe
                                          Tony  W.  Wolfe
                                          President and Chief Executive Officer

Newton, North Carolina
April  3,  2001




A FORM OF PROXY IS ENCLOSED TO ENABLE YOU TO VOTE YOUR SHARES AT THE MEETING. YOU ARE URGED, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, TO COMPLETE, SIGN, DATE AND RETURN THE PROXY PROMPTLY. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                 PEOPLES  BANCORP  OF  NORTH  CAROLINA,  INC.

                             PROXY  STATEMENT
                   2001  ANNUAL  MEETING  OF  SHAREHOLDERS
                              MAY  3,  2001


             SOLICITATION,  VOTING  AND  REVOCABILITY  OF  PROXIES

GENERAL

     This Proxy Statement is being furnished to shareholders of the Company in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Meeting to be held on Thursday, May 3, 2001, at 11:00 a.m., Eastern Time, at the Catawba Country Club, 1154 Country Club Road, Newton, North Carolina, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on April 3, 2001.

     The Company's principal executive offices are located at 518 West C Street, Newton, North Carolina 28658, and its telephone number is (828) 464-5620.

     Other than the matters listed on the attached Notice of 2001 Annual Meeting of Shareholders, the Board of Directors knows of no matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares represented thereby in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournments thereof.

REVOCABILITY  OF  PROXY

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Meeting.

SOLICITATION

     The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company. Proxies may be solicited personally or by telephone by directors, officers and regular employees of the Company, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others to send proxy material to, and obtain proxies from, such beneficial owners and will reimburse such holders, upon request, for their reasonable out-of-pocket expenses in doing so.

VOTING  SECURITIES  AND  VOTE  REQUIRED  FOR  APPROVAL

     Regardless of the number of shares of the Company's common stock (the "Common Stock") owned, it is important that shareholders be represented by proxy or be present in person at the Meeting. Shareholders are requested to vote by completing the enclosed form of proxy and returning it signed and dated in the enclosed postage-paid envelope. Any shareholder may vote for, against, or withhold authority to vote on any matter to come before the Meeting. If the enclosed proxy is properly completed, signed, dated and returned, and not revoked, it will be voted in accordance with the instructions therein. If no instructions are given, the proxy will be voted "FOR" the nominees for election to the Board of Directors named in this Proxy Statement and "FOR" the ratification of PKM as the Company's independent auditor for the fiscal year ending December 31, 2001. If instructions are given with respect to one but not both proposals, (i) such instructions as are given will be followed, and (ii) the proxy will be voted "FOR" the proposal on which no instructions are given.

     The securities which may be voted at the Meeting consist of shares of Common Stock. The close of business on March 20, 2001 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to notice of and to vote at the Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 3,218,714.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Since many of our shareholders cannot attend the Meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those shareholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

     In the election of directors, persons must be nominated and elected for a term to expire at the 2004 Annual Meeting of Shareholders. A nominee need only receive a plurality of the votes cast in the election of directors in order to be elected. As a result, those persons nominated who receive the largest number of votes will be elected as directors. No shareholder has the right to cumulatively vote his or her shares in the election of directors.

     As to the ratification of the independent auditor, each share of Common Stock shall entitle its owner to one vote and the affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting, in person or by proxy and entitled to vote, is required to constitute shareholder approval of the proposal.

     Proxies solicited hereby will be returned to the Board of Directors, and will be tabulated by one or more inspectors of election designated by the Board of Directors. Abstentions will be counted for purposes of determining whether a quorum is present at the Meeting. Abstentions will not be counted in tabulating the votes cast on any proposal submitted to the shareholders. Broker non-votes will not be counted either for determining the existence of a quorum or for tabulating votes cast on any proposal.

                SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS

     The Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that any person who acquires the beneficial ownership of more than five percent of the Common Stock notify the Securities and Exchange Commission (the "SEC") and the Company. Following is certain information, as of the Record Date, regarding those persons or groups who held of record or who are known to the Company to own beneficially, more than five per cent of the outstanding Common Stock:

                  NAME AND ADDRESS OF    AMOUNT AND NATURE OF     PERCENT
                   BENEFICIAL OWNER     BENEFICIAL OWNERSHIP(1)  OF CLASS(2)
                ----------------------  -----------------------  -----------
                Christine S. Abernethy        331,312(3,4)         10.29%
                P.O. Box 820
                Newton, NC  28658

---------------------------

(1) Unless otherwise noted, all shares are owned directly of record by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals. Voting and investment power is not shared unless otherwise indicated.

(2) Based upon a total of 3,218,714 shares of Common Stock outstanding as of the Record Date.

(3) Carolina Glove Company, Inc. has acquired 56,378 shares of Common Stock. Ms. Abernethy owns approximately 50% of the stock of Carolina Glove Company, Inc. The business is operated by a family committee. Ms. Abernethy has no active day-to-day participation in the business affairs of Carolina Glove Company, Inc.

(4)  Based upon the Form 4 filed by Ms. Abernethy on March 8, 2001.

     Set forth below is certain information, as of the Record Date, regarding those shares of Common Stock owned beneficially by each of the members of the Board of Directors and the named executive officers of the Company (including nominees for election at the Meeting), and the directors and executive officers of the Company as a group.

                              AMOUNT AND
                              NATURE OF        PERCENTAGE
                              BENEFICIAL           OF
NAME AND ADDRESS             OWNERSHIP(1)       CLASS(2)
---------------------        ------------      ----------
James S. Abernethy               64,292          2.00%
Post Office Box 327
Newton, NC  28658

Robert C. Abernethy             108,559 (3)      3.37%
Post Office Box 366
Newton, NC  28658

Joseph F. Beaman, Jr.             2,492 (4)        *
Post Office Box 467
Newton, NC  28658

William D. Cable                  1,516 (5)        *
Post Office Box 467
Newton, NC 28658

Bruce R. Eckard                  19,236            *
Post Office Box 563
Conover, NC  28613

John H. Elmore, Jr.              26,887            *
Post Office Box 445
Catawba, NC  28609

B. E. Matthews                   13,128            *
210 First Avenue South
Conover, NC  28613

Gary E. Matthews                  1,479            *
210 First Avenue South
Conover, NC  28613

Charles F. Murray                55,545 (6)      1.73%
Post Office Box 1118
Claremont, NC  28610

Larry E. Robinson                19,972 (7)        *
Post Office Box 723
Newton, NC  28658

Lance A. Sellers                    538 (8)        *
Post Office Box 467
Newton, NC 28658

Fred L. Sherrill, Jr.            14,059 (9)        *
Post Office Box 816
Conover, NC  28613

Dan Ray Timmerman, Sr.           23,679            *
Post Office Box 1148
Conover, NC  28613


                                       3

                              AMOUNT AND
                              NATURE OF        PERCENTAGE
                              BENEFICIAL           OF
NAME AND ADDRESS             OWNERSHIP(1)       CLASS(2)
---------------------        ------------      ----------

Clifton A. Wike                   1,778 (10)       *
Post Office Box 467
Newton, NC 28658

Tony W. Wolfe                     3,749 (11)       *
Post Office Box 467
Newton, NC  28658

Benjamin I. Zachary               4,928            *
Post Office Box 277
Taylorsville, NC  28681

All current directors and
nominees and executive officers
as a group (16 people)          361,838(12)      11.24%


*Does not exceed one percent of the Common Stock outstanding.

______________________________________________

1 Unless otherwise noted, all shares are owned directly of record by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals. Voting and investment power is not shared unless otherwise indicated.

2 Based upon a total of 3,218,714 shares of Common Stock outstanding as of the Record Date.

3 Includes 2,397 shares of Common Stock owned by Mr. Abernethy's spouse, for which Mr. Abernethy disclaims beneficial ownership.

4 Includes 859 shares of Common Stock in which Mr. Beaman has the right to acquire beneficial interest within 60 days by the exercise of stock options granted under the Omnibus Stock Ownership and Long Term Incentive Plan.

5 Includes 196 shares of Common Stock in which Mr. Cable has the right to acquire beneficial interest within 60 days by the exercise of stock options granted under the Omnibus Stock Ownership and Long Term Incentive Plan.

6 Includes 882 shares of Common Stock owned by Mr. Murray's spouse, for which Mr. Murray disclaims beneficial ownership.

7 Includes 1,170 shares of Common Stock owned by Mr. Robinson's spouse, for which Mr. Robinson disclaims beneficial ownership.

8 Includes 538 shares of Common Stock in which Mr. Sellers has the right to acquire beneficial interest within 60 days by the exercise of stock options granted under the Omnibus Stock Ownership and Long Term Incentive Plan.

9 Includes 5,690 shares of Common Stock owned by Mr. Sherrill's spouse, for which Mr. Sherrill disclaims beneficial ownership.

10 Includes 400 shares of Common Stock in which Mr. Wike has the right to acquire beneficial interest within 60 days by the exercise of stock options granted under the Omnibus Stock Ownership and Long Term Incentive Plan.

11 Includes 1,431 shares of Common Stock in which Mr. Wolfe has the right to acquire beneficial interest within 60 days by the exercise of stock options granted under the Omnibus Stock Ownership and Long Term Incentive Plan.

12 Includes 3,424 shares of Common Stock in which the executive officers, as a group, have the right to acquire beneficial interest within 60 days by the exercise of stock options granted under the Omnibus Stock Ownership and Long Term Incentive Plan.


Directors James S. Abernethy and Robert C. Abernethy are brothers and sons of Christine S. Abernethy, who owns in excess of 10% of the Common Stock. Directors Bruce R. Eckard and Fred L. Sherrill, Jr. are first cousins by marriage. Director nominee Gary E. Matthews is the son of director B.E. Matthews, who is retiring from the Board of Directors effective immediately following the Meeting.

             SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended December 31, 2000, its executive officers and directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.


                                    PROPOSAL  1

                             ELECTION  OF  DIRECTORS

NOMINEES

     The Bylaws of the Company provide that the number of directors of the Company shall not be less than five nor more than fifteen. The exact number of directors is fixed by the Board of Directors. The Board of Directors has currently fixed the size of the Board at ten members.

     The Board of Directors has nominated the four persons named below for election as directors to serve for a three-year term to expire at the 2004 annual meeting of shareholders or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify.

     The persons named in the accompanying form of proxy intend to vote any shares of Common Stock represented by valid proxies received by them to elect the four nominees listed below as directors for the terms specified, unless authority to vote is withheld or such proxies are duly revoked. All but one of the nominees for election is currently a member of the Board of Directors whose term expires in 2001. In the event that any of the nominees should become unavailable to accept nomination or election, it is intended that the proxyholders will vote to elect in his stead such other person as the present Board of Directors may recommend. The Board of Directors has no reason to believe that any of the nominees named herein will be unable to serve if elected to office.

     The Company's bylaws provide that, in order to be eligible for consideration at the annual meeting of shareholders, all nominations of directors, other than those made by the Board of Directors, must be made in writing and must be delivered to the Secretary of the Company not less than 30 days nor more than 50 days prior to the meeting at which such nominations will be made; provided, however, if less than 21 days notice of the meeting is given to shareholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

     The following table sets forth as to each nominee, his name, age, principal occupation during the last five years, and the year he was first elected as a director.

                                      AGE ON            PRINCIPAL OCCUPATION                  DIRECTOR
NAME                             DECEMBER 31,2000      DURING LAST FIVE YEARS                  SINCE
------                           ----------------   --------------------------------          --------

Bruce R. Eckard                         54          President, Eckard Vending Company, Inc.      1994
                                                    (vending machine servicer)

Gary E. Matthews                        45          President and Director, Matthews               --
                                                    Construction Company, Inc.

Dan Ray Timmerman, Sr                   53          President, Timmerman Manufacturing, Inc.     1995
                                                    (wrought iron furniture manufacturer)

Benjamin I. Zachary                     44          General Manager, Treasurer                   1995
                                                    Secretary and member of the Board
                                                    of Directors, Alexander Railroad Company


     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  FOR ALL OF THE ABOVE-LISTED
                                                     ---
NOMINEES FOR ELECTION AS DIRECTORS. THE FOUR NOMINEES RECEIVING THE HIGHEST NUMBER OF VOTES SHALL BE DEEMED TO HAVE BEEN ELECTED.

     The following table sets forth as to each continuing director of the Bank, his name, age, principal occupation during the last five years, the year he was first elected as a director, and the year his current term expires.

                            AGE ON                 PRINCIPAL OCCUPATION                DIRECTOR   TERM
   NAME                DECEMBER 31, 2000         DURING LAST FIVE YEARS                 SINCE    EXPIRES
----------             -----------------  -------------------------------------------  --------  -------
John H. Elmore, Jr.           58          Chairman of the Board, Chief Executive           1974     2002
                                          Officer and Treasurer, Elmore
                                          Construction Company, Inc.

Charles F. Murray             57          President, Murray's Hatchery, Inc.               1990     2002

Fred L. Sherrill, Jr.         66          Retired (furniture manufacturer executive)       1989     2002

Robert C. Abernethy           50          President, Secretary and Treasurer,              1976     2003
                                          Carolina Glove Company, Inc. (glove
                                          manufacturer); Secretary and Assistant
                                          Treasurer, Midstate Contractors, Inc.
                                          (paving company)

James S. Abernethy            46          Vice President, Carolina Glove Company,          1992     2003
                                          Inc. (glove manufacturer); President and
                                          Assistant Secretary, Midstate Contractors,
                                          Inc. (paving company); Vice President,
                                          Assistant Secretary and Chairman of the
                                          Board of Directors, Alexander Railroad
                                          Company

Larry E. Robinson             55          President and Chief Executive Officer,           1993     2003
                                          Blue Ridge Distributing Co., Inc. (beer
                                          and wine distributor); President and Chief
                                          Executive Officer, Associated Brands, Inc.
                                          (beer and wine distributor)

BOARD  OF  DIRECTORS  OF  THE  BANK

     Peoples Bank (the "Bank") currently has a ten-member board of directors comprised of all of the same people who are currently directors of the Company.

MEETINGS  OF  THE  BOARD  AND  COMMITTEES  OF  THE  BOARD

     The Bank's board of directors is scheduled to meet every other month or as needed. The Board of Directors and the Bank's board of directors met a total of eight times during the fiscal year ended December 31, 2000. During the year ended December 31, 2000, all members of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors, the Bank's board of directors and committees of both boards on which they served.

     The Board of Directors has one standing committee - the Auditing and Examining Committee. The Audit and Examining Committee consists of Directors R. Abernethy, Matthews, Murray, Robinson, Sherrill, and Zachary. These members are believed to be independent as that term is defined in Rule 4200(a)(15) of the NASD's listing standards. The Audit Committee meets as needed and, among other responsibilities, oversees (i) the internal independent auditing of the Company;
(ii) the system of internal controls that management has established; and (iii) the quarterly and annual financial information to be provided to shareholders and the Securities and Exchange Commission. The Audit and Examining Committee met five times during the fiscal year ended December 31, 2000.

BANK  BOARD  COMMITTEES

     The Bank's board of directors has several standing committees, including the Compensation Committee, Executive and Loan Committee and Strategic Planning Committee.

     The Bank's Compensation Committee consists of Directors R. Abernethy, Eckard, Elmore, Robinson, Sherrill, and Timmerman. The Committee reviews and approves the recommendation of the President and Chief Executive Officer for the compensation of the executive officers and makes recommendations to the Board of Directors for the compensation of the President and Chief Executive Officer. The Committee also makes recommendations to the Board of Directors regarding the adoption of and amendments to employee benefit plans and amendments to the salary administration plan. The Committee met three times during the fiscal year ended December 31, 2000.

     The  Executive  and Loan Committee has six members, Directors J. Abernethy,
R. Abernethy, Eckard, Robinson, Timmerman and Zachary. The Committee conducts loan reviews and approves loans, monitors the overall operations of the Bank, and has the power to act on behalf of the full Board of Directors in the absence of a meeting of the entire Board of Directors. The Committee met eleven times during the fiscal year ended December 31, 2000.

     The  Strategic Planning Committee has five members, Directors J. Abernethy,
R. Abernethy, Eckard, Murray, and Sherrill. The Committee's duties include the investigation of and recommendations for future branching sites, discussion of matters of general, strategic corporate direction, discussion of capital expenses associated with technology, and recommending director nominations to the full Board of Directors. The Committee met six times during the fiscal year ended December 31, 2000.

DIRECTOR  COMPENSATION

     Directors' Fees. Members of the Board of Directors receive no fees or compensation for their service. However, all members of the Board of Directors are also directors of the Bank and are compensated for that service. Through September 25, 2000, directors received a fee of $400 for each Bank board of directors meeting attended. An additional fee of $150 was paid to committee members for each committee meeting attended, with the exception of the Executive and Loan Committee for which a fee of $250 was paid to committee members for each meeting attended. On September 25, 2000, the $400 fee for Board meeting attendance was increased to $500, the $150 fee for committee meeting attendance was increased to $200, and the $250 fee for Executive and Loan Committee attendance was increased to $300. In addition to these meeting fees, each director also received an annual retainer of $7,200.

     Service awards were made under the Service Recognition Plan for directors, officers and employees to two members of the Board of Directors in 2000. Mr. Timmerman and Mr. Zachary received Common Stock having a value of $238.50 and $86.50 in cash for five years of service.

     Members of the Board of Directors are eligible to participate in the Company's Omnibus Stock Ownership and Long Term Incentive Plan (the "Stock Benefits Plan"). Each director has been awarded 5,365 book value shares under the Stock Benefits Plan. At the time of the award, September 28, 1999, the book value of the Common Stock was $11.45 (adjusted to reflect the April 24, 2000 10% stock dividend). Excepting book value shares awarded to B.E. Matthews, which vested 100% on the award date, 20% of the book value shares awarded to directors under the Stock Benefits Plan vested on September 28, 2000, and the remainder will vest 20% annually on September 28 until all book value shares are vested on September 28, 2004. See "-- Management Compensation - Stock Benefits Plan" for a description of the plan. No awards were made to directors under the plan during 2000.

EXECUTIVE  OFFICERS

     The following table sets forth certain information with respect to the persons who are executive officers of either the Company or the Bank, or both.

                          AGE ON                                                     EMPLOYED BY THE
                       DECEMBER 31,            POSITIONS AND OCCUPATIONS             COMPANY  OR THE
NAME                       2000                 DURING LAST FIVE YEARS                  BANK SINCE
---------------------  -------------  ---------------------------------------------  ---------------
Tony W. Wolfe                54      President and Chief Executive Officer of the         1990
                                     Company and the Bank

Joseph F. Beaman, Jr.        51      Executive Vice President, Chief Financial            1977
                                     Officer, and Corporate Secretary of the
                                     Company and the Bank

Clifton A. Wike              51      Bank Senior Vice President - Lending                 1972

William D. Cable             32      Bank Senior Vice President - Information             1995
                                     Services; Vice President - Internal Auditor
                                     of the Bank from October 1995 to April
                                     1998

Lance A. Sellers             38      Bank Executive Vice President - Credit               1998
                                     Administration, Mortgage Lending and
                                     Commercial Banking; prior to 1999
                                     Bank Senior Vice President - Credit
                                     Administration; prior to August 1998 Senior
                                     Credit Officer at a large North Carolina bank


MANAGEMENT  COMPENSATION

     The executive officers of the Company are not paid any cash compensation by the Company. However, the executive officers of the Company also are executive officers of the Bank and receive compensation from the Bank.

     The following table shows, for the fiscal years ended December 31, 2000, 1999 and 1998, the cash compensation received by, as well as certain other compensation paid or accrued for those years, the Bank's Chief Executive Officer and the Bank's executive officers whose total annual salary and bonus exceeded $100,000.

                                                           ANNUAL COMPENSATION                 LONG TERM COMPENSATION AWARDS
                                           ------------------------------------------------  ----------------------------------
                                                                                                          SECURITIES UNDERLYING
                                                                                             RESTRICTED       OPTIONS/STOCK
                NAME AND                                                     OTHER ANNUAL      STOCK       APPRECIATION RIGHTS
           PRINCIPAL POSITION                YEAR      SALARY      BONUS    COMPENSATION(1)    AWARDS     ("SARS") (IN SHARES)
-----------------------------------------  --------  -----------  --------  ---------------  ----------  ----------------------
Tony W. Wolfe                                  2000  $  185,866  $60,011(7) $         - -         - -             17,179/0 (9)
President and Chief Executive Officer          1999     162,818    15,193             - -         - -                  0/0 (10)
of the Company and the Bank                    1998     146,510    27,168             - -         - -                 - -

Joseph F. Beaman, Jr.                          2000  $  137,460  $ 39,787   $         - -         - -             10,059/0 (9)
Executive Vice President, Chief Financial      1999     115,647    20,063             - -         - -                  0/0 (10)
Officer, and Corporate Secretary               1998     108,960    16,615             - -         - -                 - -
of the Company and the Bank

Lance A. Sellers                               2000  $  115,658  $ 33,355   $         - -         - -              7,132/0 (9)
Executive Vice President - Credit              1999     112,068    16,610             - -         - -                  0/0 (10)
Administration, Mortgage Lending and           1998      36,827     4,370             - -         - -                 - -
Commercial Banking of the Bank

Clifton A. Wike                                2000  $   98,593  $ 23,134   $         - -         - -              4,655/0 (9)
Senior Vice President - Lending                1999      95,200     8,055             - -         - -                  0/0 (10)
of the Bank                                    1998      87,823    13,109             - -         - -                 - -

William D. Cable                               2000  $   91,447  $19,482(8) $         - -         - -              3,433/0 (9)
Senior Vice President - Information            1999      82,115    10,732             - -         - -                  0/0 (10)
Services of the Bank                           1998      73,600     8,564             - -         - -                 - -



                                           ALL OTHER COMPENSATION (2,3,4,5,6)
                                           ----------------------------------
            NAME AND
       PRINCIPAL POSITION
-----------------------------------------
Tony W. Wolfe                              $                            9,948
President and Chief Executive Officer                                   9,579
of the Company and the Bank                                             8,802

Joseph F. Beaman, Jr.                      $                            8,716
Executive Vice President, Chief Financial                               8,088
Officer, and Corporate Secretary                                        7,408
 of the Company and the Bank

Lance A. Sellers                           $                            5,829
Executive Vice President - Credit                                         175
Administration, Mortgage Lending and                                       29
Commercial Banking of the Bank

Clifton A. Wike                            $                            5,227
Senior Vice President - Lending                                         5,256
of the Bank                                                             4,734

William D. Cable                           $                            4,574
Senior Vice President - Information                                     4,113
Services of the Bank                                                    3,746

------------------------
1 Perquisites for the fiscal year did not exceed the lesser of $50,000, or 10% of salary and bonus as reported for the named employee.
2 For Mr. Wolfe, includes for 2000: $9,082 under the 401(k) plan and a $866 premium paid for group term life insurance in excess of $50,000; for 1999:
     $8,365 under the 401(k) plan and a $1,214 premium paid for group term life insurance in excess of $50,000; for 1998: $7,339 under the 401(k) plan and a $1,463 premium paid for group term life insurance in excess of $50,000.
3 For Mr. Beaman, includes for 2000: $8,120 under the 401(k) plan and a $596 premium paid for group term life insurance in excess of $50,000; for 1999:
     $7,271 under the 401(k) plan and a $817 premium paid for group term life insurance in excess of $50,000; for 1998:$6,768 under the 401(k) plan and a $640 premium paid for group term life insurance in excess of $50,000.
4 For Mr. Sellers, includes for 2000: $5,639 under the 401(k) plan and a $190 premium paid for group term life insurance in excess of $50,000; for 1999:
     $0 under the 401(k) plan and a $175 premium paid for group term life insurance in excess of $50,000; for 1998: a premium paid for group term life insurance in excess of $50,000.
5 For Mr. Wike, includes for 2000: $4,830 under the 401(k) plan and a $397 premium paid for group term life insurance in excess of $50,000; for 1999:
     $4,673 under the 401(k) plan and a $583 premium paid for group term life insurance in excess of $50,000; for 1998: $4,310 under the 401(k) plan and a $424 premium paid for group term life insurance in excess of $50,000.
6 For Mr. Cable, includes for 2000: $4,450 under the 401(k) plan and a $124 premium paid for group term life insurance in excess of $50,000; for 1999:
     $4,000 under the 401(k) plan and a $113 premium paid for group term life insurance in excess of $50,000; for 1998: $3,638 under the 401(k) plan and a $108 premium paid for group term life insurance in excess of $50,000.
7 Includes $159.75 in cash and $490.25 in Common Stock awarded to Mr. Wolfe on December 2, 2000, pursuant to the Service Recognition Plan. The per share fair market value of the Common Stock on December 2, 2000 was $12.71.
8 Includes $86.50 in cash and $238.50 in Common Stock awarded to Mr. Cable on December 2, 2000, pursuant to the Service Recognition Plan. The per share fair market value of the Common Stock on December 2, 2000 was $12.71.
9 Includes 7,157, 4,294, 2,688, 2,000, and 978 shares subject to option (adjusted to reflect the April 24, 2000 10% stock dividend) granted, on September 28, 1999, to Mr. Wolfe, Mr. Beaman, Mr. Sellers, Mr. Wike and Mr. Cable, respectively. These options, granted pursuant to the Omnibus Plan, entitle Messrs. Wolfe, Beaman, Sellers, Wike and Cable to purchase at any time after vesting and before September 28, 2009, shares of Common Stock in exchange for an exercise price of $ 16.36 per share, which was the fair market per share value of the Common Stock on the date of grant (adjusted to reflect the April 24, 2000 10% stock dividend). Of these options granted to Messrs. Wolfe, Beaman, Sellers, Wike and Cable, 20% of the options vested on September 28, 2000 and 20% will vest each year thereafter with the last 20% vesting on September 28, 2004. Also, includes 10,022, 5,765, 4,444, 2,655, and 2,455 shares subject to option granted, on September 25, 2000, to Mr. Wolfe, Mr. Beaman, Mr. Sellers, Mr. Wike and Mr. Cable, respectively. These options, granted pursuant to the Omnibus Plan, entitle Messrs. Wolfe, Beaman, Sellers, Wike and Cable to purchase at any time after vesting and before September 25, 2010, shares of Common Stock in exchange for an exercise price of $12.69 per share, which was the fair market per share value of the Common Stock on the date of grant. Of these options granted to Messrs. Wolfe, Beaman, Sellers, Wike and Cable, one-third of the options vest on September 25, 2001, one-third on September 25, 2002 and the final third on September 25, 2003. All options become 100% vested upon death, disability or a change in control of the Bank.
10 The options granted in 1999 were repriced as a result of the April 24, 2000 10% stock dividend and are therefore disclosed in the 2000 stock option grants as described in footnote 9.

EMPLOYMENT  AGREEMENTS

     The Bank has entered into employment agreements with Tony W. Wolfe, President and Chief Executive Officer, Joseph F. Beaman, Jr., Executive Vice President, Chief Financial Officer and Corporate Secretary, Lance A. Sellers, Bank Executive Vice President - Credit Administration, Mortgage Lending and Commercial Banking, Clifton A. Wike, Bank Senior Vice President/Lending, and William D. Cable, Bank Senior Vice President/Information Services, in order to establish their duties and compensation and to provide for their continued employment with the Bank. The agreements provide for an initial term of employment of three years. Commencing on the first anniversary date and continuing on each anniversary date thereafter, unless notice of a non-extension is given by either party, each agreement is automatically extended for an additional year so that the remaining term shall always be no less than two and no more than three years. The agreements also provide that the base salary shall be reviewed by the Board of Directors not less often than annually. In addition, the employment agreements provide for discretionary bonuses and participation in other management incentive, pension, profit-sharing, medical or retirement plans maintained by the Bank, as well as fringe benefits normally associated with such employee's office. Mr. Wolfe's agreement provides for a company automobile and Mr. Beaman's agreement provides for a monthly automobile allowance. The employment agreements provide that they may be terminated by the Bank for cause, as defined in the agreements, and that they may otherwise be terminated by the Bank (subject to vested rights) or by the employee.

     In the event of a change in control, the term of the employment agreements shall be automatically extended for three years from the date of the change of control. For purposes of the employment agreement, a change in control generally will occur if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a person who beneficially owned as of January 1, 1998, more than 5% of the Bank's securities, acquires beneficial ownership of voting stock and irrevocable proxies representing 20% or more of any class of voting securities of either the Company or the Bank, (ii) the election of directors constituting more than one-half of the Board of Directors of the Company or the Bank who, prior to their election, were not nominated for election or approved by at least three-fourths of the Board of Directors of the Company as then constituted; (iii) either the Company or the Bank consolidates or merges with or into another corporation, association or entity or is otherwise reorganized, where neither the Company nor the Bank, respectively, is the surviving corporation in the transaction; or (iv) all or substantially all of the assets of either the Company or the Bank are sold or otherwise transferred to or acquired by any other entity or group.

     In addition, the employee may voluntarily terminate his employment at any time following a change in control and continue to receive his base salary for the remainder of the term of the employment agreement, if, after the change in control, (i) the employee is assigned duties and/or responsibilities that are inconsistent with his position prior to the change in control or that are inconsistent with his reporting responsibilities at that time, (ii) the employee's compensation or benefits are reduced, or (iii) the employee is transferred to a location which is an unreasonable distance from his current principal work location without his consent.

     An additional eleven middle management officers have been granted employment agreements for two-year terms. Those employment agreements contain provisions similar to those discussed above.

STOCK  BENEFITS  PLAN

     General. The Board of Directors has implemented the Omnibus Stock Ownership and Long Term Incentive Plan (the "Omnibus Plan") which was approved by the Company's shareholders on May 13, 1999. The purpose of the Omnibus Plan is to promote the interests of the Company by attracting and retaining directors and employees of outstanding ability and to provide executive and other key employees of the Company and its subsidiaries greater incentive to make material contributions to the success of the Company by providing them with stock-based compensation which will increase in value based upon the market performance of the Common Stock and/or the corporate achievement of financial and other performance objectives.

     The Omnibus Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). Subject to the terms of the Omnibus Plan, the Committee and the Board of Directors has authority to construe and interpret, for eligible employees and eligible directors, respectively, the Omnibus Plan, to determine the terms and provisions of Rights (as defined below) to be granted under the Omnibus Plan, to define the terms used in the Omnibus Plan and in the Rights granted thereunder, to prescribe, amend and rescind rules and regulations relating to the Omnibus Plan, to determine the individuals to whom and the times at which Rights shall be granted and the number of shares to be subject to, or to underlie, each Right awarded, and to make all other determinations necessary or advisable for the administration of the Omnibus Plan.

     Rights Which May Be Granted. Under the Omnibus Plan, the Committee may grant or award eligible participants Options, rights to receive restricted shares of Common Stock, long term incentive units (each equivalent to one share of Common Stock), SARs, and/or Book Value Shares. These grants and awards are referred to herein as the "Rights." All Rights must be granted or awarded by March 30, 2009, the tenth anniversary of the date the Board of Directors adopted the Omnibus Plan. Rights representing 321,860 shares of Common Stock (adjusted to reflect the April 24, 2000 10% stock dividend) may be awarded under the Omnibus Plan.

     Options. Options granted under the Omnibus Plan to eligible directors and employees may be either incentive stock options ("ISOs") or non-qualified options ("NSOs"). The exercise price of an Option may not be less than 100% of the last-transaction price for the Common Stock quoted by the Nasdaq National Market on the date of grant.

     The Committee shall determine the expiration date of each Option granted, up to a maximum of ten years from the date of grant. In the Committee's discretion, it may specify the period or periods of time within which each Option will first become exercisable, which period or periods may be accelerated or shortened by the Committee.

     Each Option granted will terminate upon the expiration date established by the Committee or upon the earlier of (i) twelve months after the holder ceases to be an eligible employee or director by reason of death or disability, and
(ii) immediately as of the date the holder is no longer an eligible employee or director for any reason other than death or disability. In the event of a change in control (as that term is defined in the Omnibus Plan), any unvested options granted under the Omnibus Plan will immediately and automatically vest.

     Restricted Stock. The Committee may award Rights to acquire shares of Common Stock subject to certain transfer restrictions ("Restricted Stock") to eligible participants under the Omnibus Plan for such purchase price per share, if any, as the Committee, in its discretion, may determine appropriate. The Committee shall determine the expiration date for each Restricted Stock award, up to a maximum of ten years from the date of grant. In the Committee's discretion, it may specify the period or periods of time within which each Restricted Stock award will first become exercisable, which period or periods may be accelerated or shortened by the Committee.

     Awards of Restricted Stock shall terminate in the same manner as described above in connection with the termination of Options.

     Units. Under the Omnibus Plan, the Committee may grant to eligible directors and employees awards of long term incentive units, each equivalent in value to one share of Common Stock ("Units"). Except as otherwise provided, Units awarded may be distributed only after the end of a performance period of two or more years, as determined by the Committee, beginning with the year in which the awards are granted.

     The percentage of the Units awarded that are to be distributed will depend on the level of financial and other performance achieved by the Company during the performance period. The Committee may adopt one or more performance categories in addition to, or in substitution for, a performance category or may eliminate all performance categories other than financial performance. All performance categories other than financial performance may not be applied in the aggregate as a factor of more than one against financial performance.

     As soon as practicable after each performance period, the percentage of Units awarded that are to be distributed, based on the levels of performance achieved, will be determined and distributed to the recipients of such awards in the form of a combination of shares of Common Stock and cash. Units awarded, but which the recipients are not entitled to receive, will be cancelled.

     In the event of the death or disability of a Unit recipient prior to the end of any performance period, the number of Units awarded for such performance period will be reduced in proportion to the number of months remaining in the performance period after the date of death or disability; and the remaining portion of the award, if any, may, in the discretion of the Committee, be adjusted based upon the levels of performance achieved prior to the date of death or disability, and distributed within a reasonable time after death or disability. In the event a recipient of Units ceases to be an eligible director or employee for any reason other than death or disability, all Units awarded, but not yet distributed, will be cancelled.

     In the event of a change in control (as that term is defined in the Omnibus
Plan), any outstanding Units will immediately and automatically be reduced as appropriate to reflect a shorter performance period.

     An amount equal to the dividend payable on one share of Common Stock (a "dividend equivalent credit") will be determined and credited on the payment date to each Unit recipient's account for each Unit awarded and not yet distributed or cancelled. Such amount will be converted within the account to an additional number of Units equal to the number of shares of Common Stock which could be purchased at the last-transaction price of the Common Stock on the Nasdaq National Market on the dividend payment date.

     No dividend equivalent credits or distribution of Units may be credited or made if, at the time of crediting or distribution, (i) the regular quarterly dividend on the Common Stock has been omitted and not subsequently paid or there exists any default in payment of dividends on any such outstanding shares of Common Stock;(ii) the rate of dividends on the Common Stock is lower than at the time the Units to which the dividend equivalent credit relates were awarded, adjusted for certain changes; (iii) estimated consolidated net income of the Company for the twelve-month period preceding the month the dividend equivalent credit or distribution would otherwise have been made is less than the sum of the amount of the dividend equivalent credits and Units eligible for distribution under the Omnibus Plan in that month plus all dividends applicable to such period on an accrual basis, either paid, declared or accrued at the most recently paid rate, on all outstanding shares of Common Stock; or (iv) the dividend equivalent credit or distribution would result in a default in any agreement by which the Company is bound.

     If an extraordinary event occurs during a performance period which significantly alters the basis upon which the performance levels were established, the Committee may make adjustments which it deems appropriate in the performance levels. Such events may include changes in accounting practices, tax, financial institution laws or regulations or other laws or regulations, economic changes not in the ordinary course of business cycles, or compliance with judicial decrees or other legal requirements.

     Stock Appreciation Rights. The Omnibus Plan provides that the Committee may award to eligible directors and employees Rights to receive cash based upon increases in the market price of Common Stock over the last transaction price of the Common Stock on the Nasdaq National Market (the "Base Price") on the date of the award. The Committee may adjust the Base Price of a SAR based upon the market value performance of the Common Stock in comparison with the aggregate market value performance of a selected index or at a stated annual percentage rate. The expiration date of a SAR may be no more than ten years from the date of award.

     Each SAR awarded by the Committee may be exercisable immediately or may become vested over such period or periods as the Committee may establish, which periods may be accelerated or shortened in the Committee's discretion.

     Each SAR awarded will terminate upon the expiration date established by the Committee, termination of the employment or directorship of the SAR recipient, or in the event of a change in control, as described above in connection with the termination of Options.

     Book Value Shares. The Omnibus Plan provides that the Committee may award to eligible directors and eligible employees long term incentive units, each equivalent in value to the book value of one share of Common Stock on the date of award ("Book Value Shares"). The Committee shall specify the period or periods of time within which each Book Value Share will vest, which period or periods may be accelerated or shortened by the Committee. Upon redemption, the holder of a Book Value Share will receive an amount equal to the difference between the book value of the Common Stock at the time the Book Value Share is awarded and the book value of the Common Stock at the time the Book Value Share is redeemed, adjusted for the effects of dividends, new share issuances, and mark-to-market valuations of the Company's investment securities portfolio in accordance with FASB 115.

     The expiration date of each Book Value Share awarded shall be established by the Committee, up to a maximum of ten years from the date of award. However, awards of Book Value Shares shall earlier terminate in the same manner as described above in connection with the termination of Options.

     Adjustments. In the event the outstanding shares of the Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities as a result of a stock split, reverse stock split, stock dividend, recapitalization, merger, share exchange acquisition, or reclassification, appropriate proportionate adjustments will be made in (i) the aggregate number or kind of shares which may be issued pursuant to exercise of, or which underlie, Rights; (ii) the exercise or other purchase price, or Base Price, and the number and/or kind of shares acquirable under, or underlying, Rights; (iii) and rights and matters determined on a per share basis under the Omnibus Plan. Any such adjustment will be made by the Committee, subject to ratification by the Board of Directors. As described above, the Base Price of a SAR may also be adjusted by the Committee to reflect changes in a selected index. Except with regard to Units and Book Value Shares awarded under the Omnibus Plan, no adjustment in the Rights will be required by reason of the issuance of Common Stock, or securities convertible into Common Stock, by the Company for cash or the issuance of shares of Common Stock by the Company in exchange for shares of the capital stock of any corporation, financial institution or other organization acquired by the Company or a subsidiary thereof in connection therewith.

     Any shares of Common Stock allocated to Rights granted under the Omnibus Plan, which Rights are subsequently cancelled or forfeited, will be available for further allocation upon such cancellation or forfeiture.

     Federal  Income  Tax  Consequences.

          Options. Under current provisions of the Code, the federal income tax treatment of ISOs and NSOs is different. Options granted to employees under the Omnibus Plan may be ISOs which are designed to result in beneficial tax treatment to the employee but not a tax deduction to the Company.

          The holder of an ISO generally is not taxed for federal income tax purposes on either the grant or the exercise of the option. However, the optionee must include in his or her federal alternative minimum tax income any excess (the "Bargain Element") of the acquired common stock's fair market value at the time of exercise over the exercise price paid by the optionee. Furthermore, if the optionee sells, exchanges, gives or otherwise disposes of such common stock (other than in certain types of transactions) either within two years after the option was granted or within one year after the option was exercised (an "Early Disposition"), the optionee generally must recognize the Bargain Element as compensation income for regular federal income tax purposes. Any gain realized on the disposition in excess of the Bargain Element is subject to recognition under the usual rules applying to dispositions of property. If a taxable sale or exchange is made after such holding periods are satisfied, the difference between the exercise price and the amount realized upon the disposition of the common stock generally will constitute a capital gain or loss for tax purposes.

          Options granted to directors under the Omnibus Plan would be "NSOs." In general, the holder of an NSO will recognize at the time of exercise of the NSO, compensation income equal to the amount by which the fair market value of the common stock received on the date of exercise exceeds the sum of the exercise price and any amount paid for the NSO.

          If an optionee exercises an ISO or NSO and delivers shares of common stock as payment for part or all of the exercise price of the stock purchased (the "Payment Stock"), no gain or loss generally will be recognized with respect to the Payment Stock; provided, however, if the Payment Stock was acquired pursuant to the exercise of an ISO, the optionee will be subject to recognizing as compensation income the Bargain Element on the Payment Stock as an Early Disposition if the exchange for the new shares occurs prior to the expiration of the holding periods for the Payment Stock.

          The Company generally would not recognize gain or loss or be entitled to a deduction upon either the grant of an ISO or NSO or the optionee's exercise of an ISO. The Company generally will recognize gain or loss or be entitled to a deduction upon the exercise of an NSO. If there is an Early Disposition, the Company generally would be entitled to deduct the Bargain Element as compensation paid to the optionee.

          Restricted Stock. Pursuant to Section 83 of the Code, recipients of Restricted Stock awards under the Omnibus Plan will recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock granted to them at the time that the shares vest and become transferable. The Company will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by recipients of Restricted Stock awards in the year in which such amounts are included in income.

          Units. The Company expects that participants generally will not be taxed on the award of Units. Instead, any cash and the then fair market value of any Common Stock received by the participants upon the distribution of a Unit generally will be taxable to the participants as compensation income upon such distribution. At that time, the Company generally will be entitled to claim a deduction in an amount equal to the compensation income.

          SARs. Pursuant to Section 83 of the code, recipients of SARs under the Omnibus Plan will recognize, at the time a SAR award is exercised, ordinary income in an amount equal to the difference between the fair market value of the Common Stock at the time of award of the SAR and the fair market value of the Common Stock at the time that the SAR is exercised. The Company will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by recipients of SAR awards in the year in which such amounts are included in income.

          Book Value Shares. The Company expects that participants generally will not be taxed on the award of Book Value Shares. Instead, any cash received by the participants upon redemption of the Book Value Shares generally will be taxable to the participant as compensation income upon distribution. At that time, the Company generally will be entitled to claim a deduction in an amount equal to the compensation income.

          The above description of tax consequences under federal law is necessarily general in nature and does not purport to be complete.
     Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     Grants and Awards Made During the Fiscal Year Ended December 31, 2000. On September 25, 2000, the Board of Directors awarded options to purchase 49,941 shares of Common Stock to 43 officers and employees of the Bank at an exercise price of $12.69 per share. Also on April 24, 2000, the options granted in 1999 were repriced to reflect the payment on April 24, 2000 of a 10% stock dividend.

     Following is certain information related to the options granted to Tony W. Wolfe, Joseph F. Beaman, Jr., Lance A. Sellers, Clifton A. Wike, and William D. Cable.

                                    OPTION/SAR  GRANTS  IN  LAST  FISCAL  YEAR

                                                                                     POTENTIAL  REALIZABLE
                                                                                  VALUE  AT  ASSUMED  ANNUAL
                                                                                    RATES  FOR  STOCK  PRICE
                                    INDIVIDUAL GRANTS                           APPRECIATION  FOR  OPTION  TERM
                                    -----------------                           -------------------------------

                         NUMBER OF     % OF TOTAL
                        SECURITIES    OPTIONS/SARS
                        UNDERLYING     GRANTED TO      EXERCISE
                       OPTIONS/SARS     EMPLOYEES       OR BASE    EXPIRATION
         NAME             GRANTED     IN FISCAL YEAR     PRICE        DATE           5%              10%
---------------------  ------------  ---------------  -----------  ----------  --------------  ---------------
Tony W. Wolfe             10,022(1)           20.07%  $  12.69(2)     9/25/10  $   79,966.55   $   202,650.93
                           7,157(3)           25.88%  $  16.36(4)     9/28/09  $   73,648.59   $   186,639.99

Joseph F. Beaman, Jr.      5,765(1)           11.54%  $  12.69(2)     9/25/10  $   45,999.51   $   116,571.80
                           4,294(3)           15.53%  $  16.36(4)     9/28/09  $   44,193.68   $   111,995.47

Lance A. Sellers           4,444(1)            8.90%  $  12.69(2)     9/25/10  $   35,459.12   $    89,860.38
                           2,688(3)            9.72%  $  16.36(4)     9/28/09  $   27,666.33   $    70,111.92

Clifton A. Wike            2,655(1)            5.32%  $  12.69(2)     9/25/10  $   21,184.51   $    53,685.71
                           2,000(3)            7.23%  $  16.36(4)     9/28/09  $   20,579.95   $    52,153.63

William D. Cable           2,455(1)            4.92%  $  12.69(2)     9/25/10  $   19,588.69   $    49,641.59
                             978(3)            3.54%  $  16.36(4)     9/28/09  $   10,063.57   $    25,503.07

_____________________
1 One-third of the options granted are exercisable on or after September 25, 2001, another one-third on or after September 25,2002, and the final one-third on or after September 25, 2003.

2 Represents the closing market price per share of the underlying securities on the date of grant (September 25, 2000).

3 Adjusted to reflect the payment on April 24, 2000 of a 10% stock dividend. 20% of the options granted became exercisable on September 28, 2000 and 20% will vest each year thereafter with the last 20% vesting on September 28, 2004.

4 Represents the closing market price per share of the underlying securities on September 28, 1999, the date of grant (adjusted to reflect the April 24, 2000 10% stock dividend).


     No options were exercised by Mr. Wolfe, Mr. Beaman, Mr. Sellers, Mr. Wike, or Mr. Cable during the fiscal year ended December 31, 2000. However, on September 25, 2000, the vesting schedule on the options granted in 1999 was amended to permit 20% of the options to vest on September 28, 2000, and 20% to vest each year thereafter with the last 20% vesting on September 28, 2004.

                         AGGREGATED  OPTION/SAR  EXERCISES  IN  LAST  FISCAL  YEAR
                                AND  FISCAL  YEAR-END  OPTION/SAR  VALUES


                                                         NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                             SHARES         VALUE       UNDERLYING UNEXERCISED         IN-THE-MONEY
                            ACQUIRED       REALIZED        OPTIONS/SARS AT            OPTIONS/SARS AT
           NAME         ON EXERCISE (#)      ($)          FISCAL YEAR END(1)         FISCAL YEAR END(2)
---------------------   ---------------- ----------  --------------------------  ---------------------------

                                                     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                                                     -----------  -------------  -----------  -------------
TONY W. WOLFE                         0  $        0      1,431/0       15,748/0        $0/$0  $ 8,142.88/$0

JOSEPH F. BEAMAN, JR.                 0  $        0        859/0        9,200/0        $0/$0  $ 4,684.06/$0

LANCE A. SELLERS                      0  $        0        538/0        6,594/0        $0/$0  $ 3,610.75/$0

CLIFTON A. WIKE                       0  $        0        400/0        4,255/0        $0/$0  $ 2,157.19/$0

WILLIAM D. CABLE                      0  $        0        196/0        3,237/0        $0/$0  $ 1,994.69/$0

______________________
1 Options to purchase 17,117 shares of Common Stock (adjusted to reflect the April 24, 2000 10% stock dividend) were granted to the named persons as of September 28,1999, and pursuant to an amendment to the Stock Option Grant Agreements dated September 28, 2000 will vest 20% each year over a five-year period beginning on September 28, 2000, with the last 20% vesting on September 28, 2004. Options to purchase 25,341 shares of Common Stock were granted to the named persons as of September 25, 2000 and will vest one-third on September 25, 2001, one-third on September 25, 2002 and one-third on September 25, 2003.

2 The exercise price of the stock options granted on September 28, 1999 is $16.36 (adjusted to reflect the April 24, 2000 10% stock dividend). The exercise price of the stock options granted on September 25, 2000 is $12.69. On December 31, 2000, the closing market price for the Common Stock as reported on the Nasdaq National Market was $13.50.

INCENTIVE  COMPENSATION  PLANS

     The Bank also has a Management Incentive Plan for officers and an Employee Incentive Plan for employees of the Bank. Eligibility under the Employee
Incentive Plan is granted to all employees upon one year of service with the Bank. Participants in the Employee Incentive Plan are entitled to receive quarterly cash incentives based upon a graduated schedule indexed to attainment of corporate budget. Participants in the Management Incentive Plan are recommended annually by the President and Chief Executive Officer to the Bank's Board of Directors. Each individual's incentive pool is determined by a formula which links attainment of corporate budget with attainment of individual goals and objectives. Incentives under the Management Incentive Plan are paid annually.

PROFIT  SHARING  AND  401(K)  PLANS

     The Bank has a Profit Sharing Plan that covers substantially all employees who have at least one year's continuous service. As the result of overfunding in prior years, the Bank made no contribution to the profit sharing plan for the year ended December 31, 2000. No investments in Bank stock have been made by the plan.

     In addition to the Profit Sharing Plan, the Bank has a 401(k) Plan for all eligible employees. Under this plan the Bank matches employee contributions to a maximum of five percent of annual compensation. The Bank's 2000 contribution to the 401(k) Plan pursuant to this formula was approximately $249,000. All contributions to the 401(k) Plan are tax deferred. No investments in Bank stock have been made through the plan.

     The Profit Sharing Plan and 401(k) Plan permit participants to choose from ten investment funds which are selected by a committee comprised of selected directors and senior management. Both the 401(k) Plan and Profit Sharing Plan were amended in 2000 to permit participation in the plans beginning in the second month of employment. Both plans provide for vesting of 20% of the benefit after three years employment and 20% each year thereafter until participants are 100% vested after seven years employment.

DISCRETIONARY  BONUSES  AND  SERVICE  AWARDS

     In the past, the Bank has paid bonuses to its employees in amounts determined in the discretion of the Bank's board of directors. The Bank anticipates that discretionary bonuses will continue to be paid to its employees in the future.

INDEBTEDNESS  OF  AND  TRANSACTIONS  WITH  MANAGEMENT

     Certain directors and executive officers of the Bank and their immediate families and associates were customers of and had transactions with the Bank in the ordinary course of business during 2000. All outstanding loans, extensions of credit or overdrafts, endorsements and guarantees outstanding at any time during 2000 (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) were transactions which in the opinion of management of the Bank did not involve more than the normal risk of collectibility or present other unfavorable features.

     The Company and the Bank have secured insurance coverage, including, but not limited to, financial institution bond, directors and officers liability, property and casualty, business auto, mortgage holders' errors and omissions, fiduciary responsibility, workers compensation, and umbrella liability, for 2001 at an approximate cost of $108,000 from First Security Company, Inc., of which Director John H. Elmore, Jr. is a Director and holds less than a one percent ownership interest. In the opinion of management of the Company, the terms of the insurance coverage were no less favorable than could have been obtained from unrelated parties.


                   REPORT  OF  COMPENSATION  COMMITTEE

     The Company does not have a Compensation Committee. However, the Bank's board of directors has a Compensation Committee which is now composed of Directors R. Abernethy, Eckard, Elmore, Robinson, Sherrill, and Timmerman. The Committee meets on an as needed basis to review the Bank's salary program and to make recommendations to the Bank's board of directors regarding compensation of the executive officers. The Bank's board of directors ultimately determines such compensation. The salary of each of the executive officers is determined based upon the executive officer's contributions to the Bank's overall profitability, maintenance of regulatory compliance standards, professional leadership, and management effectiveness in meeting the needs of day-to-day operations. The Committee also compares the compensation of the executive officers with compensation paid to executives of other businesses in the Bank's market area, as well as to appropriate state and national salary data. These factors were considered in establishing the compensation of Tony W. Wolfe, President and Chief Executive Officer, Joseph F. Beaman, Jr., Executive Vice President, Chief Financial Officer and Corporate Secretary, Lance A. Sellers, Executive Vice President-Credit Administration, Mortgage Lending, and Commercial Banking, Clifton A. Wike, Senior Vice President-Lending, and William D. Cable, Senior Vice President-Information Services, during the 2000 fiscal year. In addition, all of the executive officers of the Bank are eligible to receive discretionary bonuses declared by the Bank's board of directors. The amount of such bonuses and incentive payments is based upon the net income of the Bank in comparison to attainment of corporate budget and attainment of corporate goals and objectives.

                                         Robert  C.  Abernethy
                                         Bruce  R.  Eckard
                                         John  H.  Elmore,  Jr.
                                         Larry  E.  Robinson
                                         Fred  L.  Sherrill,  Jr.
                                         Dan  Ray  Timmerman,  Sr.

                      COMPENSATION  COMMITTEE  INTERLOCKS
                          AND  INSIDER  PARTICIPATION

     No member of the Compensation Committee is now, or formerly was, an officer or employee of the Company or the Bank. Tony W. Wolfe, President and Chief Executive Officer of the Bank, makes recommendations to the Committee regarding compensation of the executive officers. Mr. Wolfe participates in the deliberations, but not the decisions, of the Committee regarding compensation of executive officers other than himself. He does not participate in the Committee's discussions or decisions regarding his own compensation.


                   REPORT  OF  AUDIT  AND  EXAMINING  COMMITTEE

     The Company has adopted a written charter for the Audit and Examining Committee, included in this Proxy Statement as Appendix B, which is reviewed annually, and amended as needed, by the Committee. The Audit and Examining
Committee has reviewed and discussed the audited financial statements with management of the Company and has discussed with the independent auditors the matters required to be discussed by SAS 61. In addition, the Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountant the independent accountant's independence. Based upon these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                         Robert  C.  Abernethy
                                         B.  E.  Matthews
                                         Charles  F.  Murray
                                         Larry  E.  Robinson
                                         Fred  L.  Sherrill,  Jr.
                                         Benjamin  I.  Zachary

                                PERFORMANCE GRAPH

     The following graph compares the Company's cumulative shareholder return on its Common Stock with a Nasdaq index and with a southeastern bank index. The graph was prepared by SNL Securities, L.C., Charlottesville, Virginia, using data as of December 31, 2000.

             COMPARISON  OF  SIX-YEAR  CUMULATIVE  TOTAL  RETURNS
                           Performance  Report  for
                 Peoples  Bancorp  of  North  Carolina,  Inc.

                               [Graphic Omitted]

                                                               PERIOD  ENDING
                          -------------------------------------------------------------------------------------
INDEX                     12/31/95         12/31/96       12/31/97       12/31/98       12/31/99       12/31/00
---------------------------------------------------------------------------------------------------------------
Peoples Bancorp Inc.      100.00            126.93         204.25         182.44          181.00        141.78
NASDAQ - Total US*        100.00            123.04         150.69         212.51          394.92        237.62
SNL Southeast Bank Index  100.00            137.27         208.09         221.53          174.32        175.04


* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2001. Used with permission. All rights reserved. crsp.com.

SNL  SECURITIES  LC                                              (804)  977-1600
(C)  2001

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

     Porter Keadle Moore, LLP Atlanta, Georgia ("PKM"), has been selected as the Company's and the Bank's independent auditor for the year ending December 31, 2001. Such selection is being submitted to the Company's shareholders for ratification. Representatives of PKM are expected to attend the Meeting and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions from shareholders.

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  THAT  THE  SHAREHOLDERS  VOTE  FOR
                                                                           ---
RATIFICATION OF THE SELECTION OF PKM AS INDEPENDENT AUDITOR FOR THE COMPANY AND THE BANK FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

AUDIT  FEES

     The aggregate fees (including related out-of-pocket expenses) billed for professional services rendered by PKM in connection with (i) the audit of the Company's and the Bank's annual financial statements for the December 31, 2000 fiscal year, (ii) its reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year and (iii) related fees and costs were $92,015.23.

FINANCIAL  INFORMATION  SYSTEMS  DESIGN  AND  IMPLEMENTATION  FEES

     PKM did not, directly or indirectly, operate or supervise the operation of the Company's information system or manage the Company's local area network for the fiscal year ended December 31, 2000.

ALL  OTHER  FEES

     In addition to the fees outlined above, PKM billed fees in the amount of $51,454.61 for additional services rendered during the fiscal year ended December 31, 2000. The Audit and Examining Committee of the Board of Directors has determined that the provision of these services is compatible with maintaining PKM's independence.


                    DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     It is presently anticipated that the 2002 Annual Meeting of Shareholders of the Company will be held on May 2, 2002. In order for shareholder proposals to be included in the Company's proxy materials for that meeting, such proposals must be received by the Secretary of the Company at the Company's principal executive office no later than December 31, 2001, and meet all other applicable requirements for inclusion in the proxy statement.

     In the alternative, a shareholder may commence his or her own proxy solicitation and present a proposal from the floor at the 2002 Annual Meeting of Shareholders of the Company. In order to do so, the shareholder must notify the Secretary of the Company in writing, at the Company's principal executive office no later than February 17, 2002, of his or her proposal. If the Secretary of the Company is not notified of the shareholder's proposal by February 17, 2002, the Board of Directors may vote on the proposal pursuant to the discretionary authority granted by the proxies solicited by the Board of Directors for the 2002 Annual Meeting.

                                  OTHER MATTERS

     Management knows of no other matters to be presented for consideration at the Meeting or any adjournments thereof. If any other matters shall properly come before the Meeting, it is intended that the proxyholders named in the enclosed form of proxy will vote the shares represented thereby in accordance with their judgment, pursuant to the discretionary authority granted therein.


                                  MISCELLANEOUS

     The Annual Report of the Company for the year ended December 31, 2000, which includes financial statements audited and reported upon by the Company's independent auditor, is being mailed as Appendix A to this Proxy Statement; however, it is not intended that the Annual Report be deemed a part of this Proxy Statement or a solicitation of proxies.

     THE FORM 10-K FILED BY THE COMPANY WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED FREE OF CHARGE UPON WRITTEN REQUEST DIRECTED TO: PEOPLES BANCORP OF NORTH CAROLINA, INC., POST OFFICE BOX 467, 518 WEST C STREET, NEWTON, NORTH CAROLINA 28658-0467, ATTENTION: JOSEPH F. BEAMAN, JR.

                                        By Order of the Board of Directors,



                                    /s/ Tony  W.  Wolfe
                                        Tony  W.  Wolfe
                                        President and Chief Executive Officer

Newton, North Carolina
April 3, 2001

                                  APPENDIX  A

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

GENERAL  DESCRIPTION  OF  BUSINESS

     Peoples Bancorp of North Carolina, Inc. (the "Company"), was formed in 1999 to serve as the holding company for Peoples Bank (the "Bank"). The Company is a bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The Company's sole activity consists of owning the Bank. The Company's principal source of income is any dividends which are declared and paid by the Bank on its capital stock.

     The Bank, founded in 1912, is a state-chartered commercial bank serving the citizens and business interests of the Catawba Valley and surrounding communities. The Bank's deposits are insured by the Bank Insurance Fund (the "BIF") of the Federal Deposit Insurance Corporation (the "FDIC") to the maximum amount permitted by law. It is also a member of the Federal Home Loan Bank system. The Bank conducts its business from its corporate headquarters located at 518 West C Street, Newton, North Carolina and twelve additional offices in Lincolnton, Newton, Denver, Triangle, Catawba, Conover, Maiden, Claremont, Hiddenite, and Hickory, North Carolina. Eleven branch offices provide automated teller machine (ATM) access to Bank customers. The Bank also has two stand alone ATMs located in Hickory and in Sherrills Ford. At December 31, 2000, the Company had total assets of $519.0 million, net loans of $406.2 million, deposits of $450.1 million, investment securities of $71.6 million, and shareholders' equity of $43.0 million.

     The Bank is engaged primarily in the business of attracting retail and commercial deposits from the general public and using those deposits to make secured and unsecured loans. The Bank offers a full range of loan and deposit products as well as non-deposit investment products. The Bank makes automobile, credit card, mobile home, securities, first and second mortgage, boat and recreational vehicle and deposit secured, as well as unsecured, consumer loans. The Bank also offers a broad range of secured and unsecured commercial loan products, including commercial construction/permanent loans, Small Business Administration loans, Rural Economic and Community Development guaranteed loans, commercial and standby letters of credit, equipment leasing for businesses and municipalities, special community development loans, and agricultural loans.

     The Bank has a diversified loan portfolio, with no foreign loans and few agricultural loans. Real estate loans are predominately variable rate commercial property loans. Commercial loans are spread throughout a variety of industries with no one particular industry or group of related industries accounting for a significant portion of the commercial loan portfolio. At December 31, 2000, approximately 9% of the Bank's portfolio was unsecured. Unsecured loans generally involve higher credit risk than secured loans, and in the event of customer default, the Bank has a higher exposure to potential loan losses. The Bank has sold, servicing retained, approximately 24% of its loan portfolio.

     The majority of the Bank's deposit and loan customers are individuals and small to medium-sized businesses located in the Bank's market area. Management does not believe the Bank is dependent on a single customer or group of customers concentrated in a particular industry whose loss or insolvency would have a material adverse impact on operations.

     The Bank's primary source of revenue is interest income from its lending activities. The Bank's other major sources of revenue are interest and dividend income from investments, interest-earning deposits in other depository institutions, and transaction and fee income from lending, deposit and subsidiary activities. The major expenses of the Bank are interest on deposits and general and administrative expenses such as employee compensation and benefits, and occupancy expenses.


     The operations of the Bank and depository institutions in general are significantly influenced by general economic conditions and by related monetary and fiscal policies of depository institution regulatory agencies, including the Federal Reserve, the FDIC and the North Carolina Commissioner of Banks (the "Commissioner"). Deposit flows and cost of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for financing, which in turn are affected by the interest rates at which financing may be offered and other factors affecting local demand and availability of funds.


     The Bank is the Company's only subsidiary. The Bank has two subsidiaries, Peoples Investment Services, Inc. and Peoples Real Estate and Appraisal Services, Inc. Through a relationship with Raymond James Financial Services, Inc., Peoples Investment Services, Inc. provides the Bank's customers access to investment counseling and non-deposit investment products such as stocks, bonds, mutual funds, tax deferred annuities, and related brokerage services. Peoples Real Estate and Appraisal Services, Inc., provides real estate appraisal services to customers of the Bank.

     This Annual Report contains forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in the interest rate environment, management's business strategy, national, regional and local market conditions and legislative and regulatory conditions.

     Readers should not place undue reliance on forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. Readers should also carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission.

                                                     SELECTED
                                                 FINANCIAL  DATA


                                  Dollars in Thousands Except Per Share Amounts


                                                         2000         1999        1998        1997        1996
----------------------------------------------------  -----------  ----------  ----------  ----------  ----------


SUMMARY OF OPERATIONS
Interest income                                       $   40,859      32,302      29,215      23,783      18,956
Interest expense                                          19,432      14,790      14,540      11,179       8,586
----------------------------------------------------  -----------  ----------  ----------  ----------  ----------

Net interest income                                       21,427      17,512      14,675      12,604      10,370
Provision for loan losses                                  1,879         425         445         696         980
----------------------------------------------------  -----------  ----------  ----------  ----------  ----------

Net interest income after provision for loan losses       19,548      17,087      14,230      11,908       9,390
Non-interest income                                        3,915       3,380       3,646       2,060       1,475
Non-interest expense                                      15,509      13,832      12,020      10,413       8,118
----------------------------------------------------  -----------  ----------  ----------  ----------  ----------

Income before taxes                                        7,954       6,635       5,856       3,555       2,747
Income taxes                                               2,576       2,093       1,847       1,149         722
----------------------------------------------------  -----------  ----------  ----------  ----------  ----------
Net income                                            $    5,378       4,542       4,009       2,406       2,025
----------------------------------------------------  -----------  ----------  ----------  ----------  ----------

SELECTED YEAR-END BALANCES
Assets                                                $  519,002     432,435     402,273     326,853     257,467
Available for sale securities                             71,565      62,498      63,228      53,307      56,995
Loans                                                    407,790     336,959     306,748     238,449     179,304
Interest-earning assets                                  490,449     411,734     383,270     308,852     244,038
Deposits                                                 450,073     376,634     350,067     275,393     231,346
Interest-bearing liabilities                             420,594     339,243     315,387     258,685     197,255
Shareholders' equity                                  $   43,039      37,998      35,924      24,930      22,911
Shares outstanding*                                    3,218,714   3,218,950   3,219,150   2,808,300   2,808,300
----------------------------------------------------  -----------  ----------  ----------  ----------  ----------

SELECTED AVERAGE BALANCES
Assets                                                $  469,536     417,387     369,864     295,879     243,094
Available for sale securities                             66,218      60,642      59,824      57,508      53,294
Loans                                                    374,226     324,651     271,819     215,789     164,865
Interest-earning assets                                  447,645     396,606     351,730     281,215     229,631
Deposits                                                 408,210     363,637     321,371     252,998     216,052
Interest-bearing liabilities                             373,167     326,164     293,631     233,901     186,101
Shareholders' equity                                  $   42,852      39,348      33,303      24,117      22,478
Shares outstanding*                                    3,218,714   3,218,950   3,058,160   2,808,300   2,808,300
----------------------------------------------------  -----------  ----------  ----------  ----------  ----------

PROFITABILITY RATIOS
Return on average total assets                              1.15%       1.09%       1.08%       0.81%       0.83%
Return on average shareholders' equity                     12.55%      11.54%      12.04%       9.98%       9.01%
Dividend payout ratio                                      23.39%      23.84%      22.61%      33.18%      36.67%
----------------------------------------------------  -----------  ----------  ----------  ----------  ----------

LIQUIDITY AND CAPITAL RATIOS (AVERAGES)
Loan to deposit                                            91.67%      89.28%      84.58%      85.29%      76.31%
Shareholders' equity to total assets                        9.13%       9.43%       9.00%       8.15%       9.25%
----------------------------------------------------  -----------  ----------  ----------  ----------  ----------

PER SHARE OF COMMON STOCK*
Net income                                            $     1.67        1.41        1.31        0.86        0.72
Cash dividends                                        $     0.39        0.34        0.28        0.28        0.26
Book value                                            $    13.37       11.81       11.16        8.88        8.16
----------------------------------------------------  -----------  ----------  ----------  ----------  ----------

*Shares outstanding and per share computations have been restated to reflect a 10% stock dividend during second quarter 2000, the 3 for 2 stock split during first quarter 1999 and the 10% stock dividend during second quarter 1997.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS




INTRODUCTION
     Management's discussion and analysis of earnings and related data are presented to assist in understanding the consolidated financial condition and results of operations of Peoples Bancorp of North Carolina, Inc. (the "Company"), for the years ended December 31, 2000, 1999 and 1998. The Company is a registered bank holding company operating under the supervision of the Federal Reserve Board and the parent company of Peoples Bank (the "Bank"). The Bank is a North Carolina-chartered bank, with offices in Catawba, Lincoln and Alexander Counties, operating under the banking laws of North Carolina and the Rules and Regulations of the Federal Deposit Insurance Corporation (the "FDIC").

     This discussion and related financial data should be read in conjunction with the audited consolidated financial statements and related footnotes.



RESULTS OF OPERATIONS

SUMMARY
     The Company reported earnings of $5.4 million in 2000, or $1.67 basic income per share, an 18% increase as compared to $4.5 million, or $1.41 basic income per share, for 1999. Net income for 1999 represented an increase of 13% as compared to 1998 net income of $4.0 million. The growth in net income in 2000 is attributable to an increase in net interest income coupled with an increase in non-interest income. These increases were partially offset by growth in non-interest expense during 2000. The increase in net income in 1999 compared to 1998 resulted from increased net interest income partially offset by a decrease in non-interest income and an increase in non-interest expense.

     Return on average assets in 2000 was 1.15%, compared to 1.09% in 1999 and 1.08% in 1998. Return on average shareholders' equity was 12.55% in 2000 compared to 11.54% in 1999 and 12.04% in 1998.



NET INTEREST INCOME
     Net interest income, the largest component of the Company's income, is the amount by which interest and fees generated by earning assets exceed the total cost of funds used to carry them. Net interest income is affected by changes in the volume and mix of earning assets and interest bearing liabilities, as well as changes in the yields earned and rates paid. Net interest margin is calculated by dividing tax-equivalent net interest income by average earning assets, and represents the Company's net yield on its earning assets.

     Net interest income on a tax-equivalent basis totaled $21.9 million in 2000, an increase of 22% or $3.9 million over the comparable figure in 1999. The increase in net interest income on a tax equivalent basis in 1999 over 1998 was $2.9 million or 19%. The interest rate spread, which represents the rate earned on interest earning assets less the rate paid on interest bearing liabilities, increased to 4.03% in 2000 from 3.74% in 1999, following an increase from the 1998 net interest spread of 3.49%. The net yield on earning assets increased to 4.90% in 2000 from 4.54% in 1999, following an increase from the 1998 net interest margin of 4.30%.

Table 1 sets forth for each category of earning assets and interest-bearing liabilities, the average amounts outstanding, the interest incurred on such amounts and the average rate earned or incurred for the years ended December 31, 2000, 1999 and 1998. The table also sets forth the average rate earned on total earning assets, the average rate paid on total interest-bearing liabilities, and the net yield on average total earning assets for the same periods. Nonaccrual loans and the interest income that was recorded on these loans, if any, are included in the yield calculations for loans in all periods reported.

TABLE  1-  AVERAGE  BALANCE  TABLE

                                         DECEMBER 31, 2000                DECEMBER 31, 1999                DECEMBER 31, 1998
                                   ----------------------------------------------------------------------------------------------
                                    AVERAGE              YIELD /    AVERAGE              YIELD /    AVERAGE              YIELD /
(DOLLARS IN THOUSANDS)              BALANCE   INTEREST     RATE     BALANCE   INTEREST     RATE     BALANCE   INTEREST     RATE
---------------------------------------------------------------------------------------------------------------------------------
Earning Assets:

Loans: Net of unearned income      $374,226   $  36,424     9.73%  $324,651   $  28,375     8.74%  $271,819   $  24,885     9.16%

Investments - taxable                44,320       2,994     6.76%    39,122       2,348     6.00%    40,434       2,322     5.74%
Investments - nontaxable             21,898       1,497     6.84%    21,520       1,475     6.86%    19,390       1,335     6.88%
Federal funds sold                    4,593         282     6.14%     6,780         339     5.00%     5,950         323     5.43%
Other                                 2,608         171     6.56%     4,533         266     5.87%    14,137         804     5.69%
---------------------------------------------------------------------------------------------------------------------------------

Total earning assets                447,645      41,368     9.24%   396,606      32,803     8.27%   351,730      29,669     8.44%

Cash and due from banks              11,538                          10,667                           9,677
Other assets                         14,199                          14,192                          13,053
Allowance for loan losses            (4,281)                         (4,079)                         (4,596)
---------------------------------------------------------------------------------------------------------------------------------

Total assets                       $469,101                        $417,386                        $369,864
=================================================================================================================================

Interest bearing liabilities:

  Deposits:
   NOW accounts                    $ 32,866   $     456     1.39%  $ 31,003   $     429     1.38%  $ 27,642   $     547     1.98%
   Regular savings accounts          24,982         472     1.89%    26,258         490     1.87%    26,302         625     2.37%
   Insured money market accounts     55,982       2,832     5.06%    54,757       2,435     4.45%    37,264       1,848     4.96%
   Certificates of
    deposit $100,000 or more        108,130       6,729     6.22%    83,845       4,475     5.34%    72,628       2,993     4.12%
   Other time deposits              133,419       7,838     5.87%   115,786       6,178     5.34%   113,597       7,603     6.69%
FHLB borrowings                      15,806         974     6.16%    13,532         736     5.44%    15,277         875     5.73%
Demand notes
 payable to U.S. Treasury               852          55     6.46%       899          41     4.56%       898          47     5.23%
Other                                 1,130          76     6.73%        83           5     5.95%        23           2     8.70%
---------------------------------------------------------------------------------------------------------------------------------

Total interest
 bearing liabilities                373,167      19,432     5.21%   326,163      14,789     4.53%   293,631      14,540     4.95%

Demand deposits                      52,831                          51,988                          43,938
Other liabilities                     3,268                           2,166                           1,088
Shareholder's equity                 42,208                          39,348                          33,303
---------------------------------------------------------------------------------------------------------------------------------
Total liabilities
 and shareholder's equity          $471,474                        $419,665                        $371,960
=================================================================================================================================
Net interest spread                           $  21,936     4.03%             $  18,014     3.74%             $  15,129     3.49%
=================================================================================================================================
Net yield on earning assets                                 4.90%                           4.54%                           4.30%
=================================================================================================================================
Taxable equivalent adjustment
     Investment securities                          509                             502                             454
---------------------------------------------------------------------------------------------------------------------------------
Net interest income                           $  21,427                       $  17,512                       $  14,675
---------------------------------------------------------------------------------------------------------------------------------

  Changes in interest income and interest expense can result from variances in both volume and rates. Table 2 describes the impact on the Company's tax equivalent net interest income resulting from changes in average balances and average rates for the periods indicated. The changes in interest due to both volume and rate have been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the changes in each.

TABLE  2  -  RATE/VOLUME  VARIANCE  ANALYSIS
      TAX  EQUIVALENT  BASIS

                                                DECEMBER 31, 2000                      DECEMBER 31, 1999
                                   ---------------------------------------  ---------------------------------------
                                    CHANGES IN    CHANGES IN      TOTAL      CHANGES IN    CHANGES IN      TOTAL
                                     AVERAGE       AVERAGE      INCREASE      AVERAGE       AVERAGE      INCREASE
(DOLLARS IN THOUSANDS)                VOLUME        RATES      (DECREASE)      VOLUME        RATES      (DECREASE)
--------------------------------------------------------------------------  ---------------------------------------
Interest Income:

Loans: Net of unearned income      $     4,579   $     3,470   $    8,049   $     4,724       ($1,234)  $    3,490

Investments - taxable                      331           315          646           (77)          103           26
Investments - nontaxable                    26            (4)          22           146            (6)         140
Federal funds sold                        (122)           65          (57)           43           (27)          16
Other                                     (108)           13          (95)         (512)          (26)        (538)
                                   ---------------------------------------  ---------------------------------------
Total interest income              $     4,706   $     3,859   $    8,565   $     4,324       ($1,190)  $    3,134

Interest bearing liabilities:

  Deposits:
   NOW accounts                             26             1           27            57          (174)        (117)
   Regular savings accounts                (24)            6          (18)           (1)         (134)        (135)
   Insured money market accounts            58           338          396           823          (236)         587
   Certificates of
   deposit $100,000 or more              1,404           850        2,254           530           952        1,482
   Other time deposits                     988           672        1,660           132        (1,557)      (1,425)
FHLB Borrowings                            132           106          238           (95)          (44)        (139)
Demand notes
  payable to U.S. Treasury                  (3)           17           14             -            (6)          (6)
Other                                       66             6           72             3             -            3
                                   ---------------------------------------  ---------------------------------------
Total interest expense             $     2,647   $     1,996   $    4,643   $     1,449       ($1,199)  $      250
                                   ---------------------------------------  ---------------------------------------
Net interest income                $     2,059   $     1,863   $    3,922   $     2,875   $         9   $    2,884

     The increase in net interest income in 2000 was primarily attributable to an increase in the volume of loans coupled with an increase in the yield on loans. The yield on earning assets increased to 9.24% in 2000 from 8.27% in 1999. This increase reflects an increase in the Company's average prime commercial lending rate in 2000, when compared to 1999. The average balance of earning assets increased by $51.0 million, to $447.6 million in 2000 from $396.6 million in 1999. The increase in average loans comprised $49.6 million of this increase. Average interest-bearing liabilities increased by $47.0 million, to $373.2 million in 2000 from $326.2 million in 1999. This growth in average interest-bearing liabilities is a direct result of the increase in average interest bearing deposits, which increased by $43.7 million, to $355.4 million in 2000 from $311.7 million in 1999. The increase in average interest bearing deposits was primarily attributable to the growth in average time deposits, which increased $41.9 million to $241.5 million in 2000 from $199.6 million in 1999. The cost of funds increased from 4.53% in 1999 to 5.21% in 2000, mainly as a result of the increase in the cost of deposits. The increase in net interest margin in 2000 is primarily attributable to the increase in volume of average interest earning assets, combined with an increase in the average yield earned on interest earning assets.

     Tax-equivalent interest income on loans in 2000 increased $8.0 million or 28% from the $28.4 million recorded for 1999, following an increase of $3.5 million or 14% in 1999 over 1998. This increase was due to a $49.6 million increase in average loans outstanding in 2000 compared to 1999, combined with a higher tax-equivalent yield on loans of 9.73% in 2000 compared to 8.74% in 1999. The increase in the net interest spread to 4.03% in 2000 from 3.74% in 1999 resulted from the increase in the yield on earning assets to 9.24% in 2000 from 8.27% in 1999, partially offset by an increase in the cost of funds to 5.21% in 2000 from 4.53% in 1999.

      Interest expense on Federal Home Loan Bank (the "FHLB") borrowings totaled approximately $974,000 during 2000 at an average rate of 6.16% compared to approximately $736,000 in 1999 at an average rate of 5.44%, and approximately $875,000 in 1998 at an average rate of 5.73%. Interest expense on federal funds purchased, promissory notes and demand notes payable to the U.S. Treasury totaled approximately $131,000, $46,000 and $49,000 for 2000, 1999 and 1998,
respectively.

PROVISION  FOR  LOAN  LOSSES
     Provisions for loan losses are charged to income in order to bring the total allowance for loan losses to a level deemed appropriate by management of the Company based on such factors as management's judgment as to losses within the Company's loan portfolio, loan growth, net charge-offs, changes in the composition of the loan portfolio, delinquencies and management's assessment of the quality of the loan portfolio and general economic climate.

     The provision for loan losses was $1,879,000, $425,000, and $445,000 for the years ended December 31, 2000, 1999 and 1998, respectively. The increase in the provision for loan losses reflects management's decision to accelerate the Bank's contribution to the allowance for loan losses as a cautionary approach to address any possibility of an economic downturn in the regional economy. This contribution will also serve to better align the Bank among its peers with respect to the ratio of allowance for loan losses as a percent of total loans outstanding. The ratio of net charge-offs to average loans was 0.29% in 2000, 0.20% in 1999 and 0.25% in 1998. Net charge-offs for 2000 were $1.1 million. The ratio of non-performing loans to total loans was 1.45% at December 31, 2000, as compared to 1.03% and 1.20% at December 31, 1999 and 1998, respectively.

NON-INTEREST  INCOME
     Non-interest income for 2000 totaled $3.9 million, an increase of $536,000 or 16% from non-interest income of $3.4 million for 1999. The increase in non-interest income for 2000 resulted from an increase in service charges, fees and miscellaneous other income. Non-interest income for 1999 decreased $266,000 or 7% over non-interest income of $3.7 million for 1998 primarily due to a reduction in mortgage banking income resulting from a decline in mortgage loan applications due to higher mortgage interest rates.

     Miscellaneous other income increased 121% to $2.0 million compared to approximately $920,000 in 1999. The increase in miscellaneous other income is primarily attributable to the sale of the Company's Peoples Bank Newton Main Office to the United States Postal Service. This transaction resulted in a net gain on the sale of capital assets that has enabled the Company to improve future earnings by realizing short-term losses on the sale of certain available for sale securities and certain jumbo mortgage loans. The Company sold $18.1 million of available for sale securities at a loss of approximately $483,000 compared to a loss on sale of securities of approximately $35,000 during 1999. During 1998 a gain of sale of securities of approximately $168,000 was recognized. Proceeds from the sale of securities in 2000 were reinvested in higher yielding available for sale securities. Also sold were $5.7 million of jumbo mortgage loans at a loss of approximately $284,000. These proceeds will be reinvested in higher yielding loans.

     Service charge income increased $262,000, or 20% from 1999 to 2000, as a result of an increase in deposit volume and associated charges. Increases in non-interest income for 1999 were attributable to an increase in deposit volume and associated charges. Service charge income increased $140,000, or 12% in 1999 compared to 1998.

NON-INTEREST  EXPENSE
     Total non-interest expense for 2000 amounted to $15.5 million. This was a 12% increase over the $13.8 million reported in 1999, and followed a 15% increase in 1999 over the $12.0 million reported in 1998.

     Salary and employee benefit expense was $8.9 million in 2000, compared to $7.7 million during 1999, an increase of $1.2 million or 15%, following a $1.3 million or 20% increase in salary and employee benefit expense in 1999 over 1998. The increase during 2000 resulted from merit increases, additional participation in management and employee incentive plans, and increased staffing levels to support overall Company growth. Increases during 1999 reflect merit increases and the cost of additional personnel to staff two new branches.

     The Company recorded occupancy expense of $2.5 million in 2000, compared to $2.2 million during 1999, an increase of $279,000 or 13%, following $275,000 or 14% increase in occupancy expenses in 1999 over 1998. The increase in 2000 reflects the construction of two full service branches and renovations associated with the Company's new corporate headquarters. Increases in occupancy expense in 1999 over 1998 were due to additional leased properties associated with Company growth, an increase in property tax rates during 1999 and a full year of depreciation expense on a teller platform and wide area network implemented in 1998.

     The total of all other operating expenses increased $236,000 or 4% during 2000. Other operating expense increased $153,000 or 6% in 1999 over 1998.

INCOME  TAXES
     Total income tax expense was $2.6 million in 2000 compared with $2.1 million in 1999 and $1.8 million in 1998. The primary reason for the increase in taxes was the increase in pretax income. The Company's effective tax rates were 32.39%, 31.55% and 31.53% in 2000, 1999 and 1998, respectively.

LIQUIDITY
The Bank's liquidity position is generally determined by the need to respond to short term demand for funds created by deposit withdrawals and the need to provide resources to fund assets, typically in the form of loans. How the Bank responds to these needs is affected by the Bank's ability to attract deposits, the maturity of the loans and securities, the flexibility of assets within the securities portfolio, the current earnings of the Bank, and the ability to borrow funds from other sources. The Bank's primary sources of liquidity are cash and cash equivalents, available-for-sale securities, deposit growth, and the cash flows from principal and interest payments on loans and other earning assets. In addition, the Bank is able, on a short-term basis, to borrow funds from the Federal Reserve System, the Federal Home Loan Bank of Atlanta and The Banker's Bank, and is also able to purchase federal funds from other financial institutions. At December 31, 2000 the Bank had a line of credit with the FHLB equal to 20% of the Bank's total assets, with an outstanding balance of $21.4 million. The Bank also has the ability to borrow up to $10 million through The Bankers Bank. The liquidity ratio for the Bank, which is defined as net cash, interest bearing deposits with banks, Federal Funds sold, certain investment securities and certain FHLB advances, as a percentage of net deposits (adjusted for deposit runoff projections) and short-term liabilities was 27.03% at December 31, 2000, 30.26% at December 31, 1999, and 26.49% at
December 31, 1998. The December 31, 1999 and 1998 ratio has been restated to reflect increased borrowing capacity at the FHLB, which the Bank recognizes as a factor of its liquidity.

     As disclosed in the Company's Consolidated Statements of Cash Flows included elsewhere herein, net cash provided by operating activities was approximately $8.7 million during 2000. Net cash used in investing activities of $86.1 million consisted primarily of a net change in loans of $72.9 million and securities purchased of $33.3 million funded largely by sales, maturities and paydowns of investment securities of $25.3 million. These changes resulted from management's continued efforts to reinvest new funds in higher-yielding loans rather than investment securities. Net cash provided by financing activities consisted primarily of a $73.4 million net increase in deposits.

ASSET  LIABILITY  MANAGEMENT
     The Company's asset liability management strategies are designed to minimize interest rate risk between interest-earning assets and interest-bearing liabilities at various maturities, while maintaining the objective of assuring adequate liquidity and maximizing net interest income. Table 3 presents an interest rate sensitivity analysis for the interest earning assets and interest-bearing liabilities for the year ended December 31, 2000.

TABLE  3  -  INTEREST  SENSITIVITY  ANALYSIS

                                                                                                         OVER 5 YEARS
(DOLLARS IN THOUSANDS)                         IMMEDIATE    1-3 MONTHS    4-12 MONTHS    1 - 5 YEARS    & NON-SENSITIVE    TOTAL
==================================================================================================================================
EARNING ASSETS:

Loans                                         $  271,465   $    10,053   $     20,710   $     67,395   $         41,316   $410,939
Mortgage loans available for sale                  1,564             0              0              0                  0      1,564
Investment securities                                  0           695          3,293         23,351             44,226     71,565
Federal funds sold                                 5,020             0              0              0                  0      5,020
Interest bearing deposit account -FHLB               306             0              0              0                  0        306
Other earning assets                                   0             0              0              0              2,399      2,399
----------------------------------------------------------------------------------------------------------------------------------

Total earning assets                          $  278,355   $    10,748   $     24,003   $     90,746   $         87,941   $491,793
----------------------------------------------------------------------------------------------------------------------------------
INTEREST BEARING LIABILITIES:

NOW, savings, and money market deposits       $  117,828   $         0   $          0   $          0   $              0   $117,828
Certificates of deposit of $100,000 or more       13,889        20,867         64,742         29,614                  0    129,112
Other time deposits                               13,295        20,964         74,448         41,632                  1    150,340
Other short term borrowings                        1,924             0              0              0                  0      1,924
Other borrowed money                                   0         4,000              0          5,357             12,000     21,357
----------------------------------------------------------------------------------------------------------------------------------

Total interest-bearing liabilities            $  146,936   $    45,831   $    139,190   $     76,603   $         12,001   $420,561
----------------------------------------------------------------------------------------------------------------------------------

Interest-sensitive gap                           131,419       (35,083)      (115,187)        14,143             75,940     71,232

Cumulative interest-sensitive gap                131,419        96,336        (18,851)        (4,708)            71,232
----------------------------------------------------------------------------------------------------------------------------------

Cumulative interest-sensitive gap
to total earning assets                            26.72%        19.59%         -3.83%         -0.96%             14.48%

        Management tries to minimize interest rate risk between interest earning assets and interest bearing liabilities by attempting to minimize wide fluctuations in net interest income due to interest rate movements. The ability to control these fluctuations has a direct impact on the profitability of the Company. Management monitors this activity on a regular basis through analysis of its portfolios to determine the difference between rate sensitive assets and rate sensitive liabilities.

     The Company's rate sensitive assets are those earning interest at variable rates and those maturing within one year. Rate sensitive assets therefore include both loans and available-for-sale securities. Rate sensitive liabilities include interest-bearing checking accounts, money market deposit accounts, savings accounts, certificates of deposit and borrowed funds. At December 31, 2000, 65% of the Company's interest earning assets, excluding non-accrual loans could be repriced within one year, compared to 79% of interest-bearing liabilities. Rate sensitive assets at December 31, 2000 totaled $491.8 million, exceeding rate sensitive liabilities of approximately $420.6 million by $71.2 million.

     Based upon the Company's asset liability management strategies, sensitivity comparisons, and rate shift analysis, management does not anticipate the Company's net interest margins to be materially affected by inflation and changing prices.

     An analysis of the Company's financial condition and growth can be made by examining the changes and trends in interest-earning assets and interest-bearing liabilities, and a discussion of these changes and trends follows.

ANALYSIS  OF  FINANCIAL  CONDITION

INVESTMENT  SECURITIES
        All of the Company's investment securities are held in the available-for-sale ("AFS") category. At December 31, 2000 the market value of AFS securities totaled $71.6 million, compared to $62.5 million and $63.2 million at December 31, 1999 and 1998, respectively. Table 4 presents the market value of the presently held AFS securities for the years ended December 31, 2000, 1999 and 1998.

TABLE  4  -  SUMMARY  OF  INVESTMENT  PORTFOLIO

                                                    YEAR ENDED   YEAR ENDED   YEAR ENDED
                                                     DECEMBER     DECEMBER     DECEMBER
(DOLLARS IN THOUSANDS)                               31, 2000     31, 1999     31, 1998
--------------------------------------------------  -----------  -----------  -----------
UNITED STATES GOVERNMENT SECURITIES:                          -  $       900  $       912

OBLIGATIONS OF UNITED STATES GOVERNMENT
  AGENCIES AND CORPORATIONS:                        $    25,119  $    23,374  $    20,169

OBLIGATIONS OF STATES AND POLITICAL SUBDIVISIONS:   $    22,228  $    22,012  $    22,192

MORTGAGE BACKED SECURITIES:                         $    24,218  $    16,212  $    19,955

TOTAL SECURITIES:                                   $    71,565  $    62,498  $    63,228

     The composition of the investment securities portfolio reflects the Company's investment strategy of maintaining an appropriate level of liquidity while providing a relatively stable source of income. The investment portfolio also provides a balance to interest rate risk and credit risk in other categories of the balance sheet while providing a vehicle for the investment of available funds, furnishing liquidity, and supplying securities to pledge as required collateral for certain deposits.

     The Company's investment portfolio consists of U.S. government agency securities, municipal securities and U.S. government agency sponsored mortgage-backed securities. AFS securities averaged $66.2 million in 2000, $60.6 million in 1999 and $59.8 million in 1998. Table 5 presents the AFS securities held by the Company by maturity category at December 31, 2000.


TABLE  5  -  MATURITY  DISTRIBUTION  AND  WEIGHTED  AVERAGE  YIELD  ON  INVESTMENTS

                                   ONE YEAR OR LESS  AFTER ONE YEAR    AFTER 5 YEARS      AFTER 10 YEARS      TOTALS
                                                     THROUGH 5 YEARS  THROUGH 10 YEARS
(DOLLARS IN THOUSANDS)              AMOUNT   YIELD   AMOUNT   YIELD    AMOUNT    YIELD   AMOUNT   YIELD   AMOUNT   YIELD
-------------------------------------------------------------------------------------------------------------------------
BOOK VALUE:

United States Government agencies   $ 2,005   7.05%  $11,994   6.86%  $ 10,998    7.11%        -      -   $24,997   6.98%

States and political subdivisions     1,998   6.82%   11,176   7.00%     5,913    6.69%    3,078   7.00%   22,165   6.90%

Mortgage backed securities                -      -         -      -      1,883    7.08%   22,514   7.04%   24,397   7.05%
=========================================================================================================================
Total securities                    $ 4,003   6.93%  $23,170   6.93%  $ 18,794    6.97%  $25,592   7.04%  $71,559   6.98%

LOANS
     The loan portfolio is the largest category of the Company's earnings assets and is comprised of commercial loans, real estate mortgage loans, real estate construction loans and consumer loans. The Company restricts its primary lending market to within the

Catawba Valley region of North Carolina, which encompasses Catawba, Alexander and Lincoln counties and portions of Iredell and Gaston counties. The mix of the loan portfolio consists primarily of loans secured by real estate and commercial loans. In management's opinion, there are no significant concentrations of credit with particular borrowers engaged in similar activities.

     In the normal course of business, there are various commitments outstanding to extend credit that are not reflected in the financial statements. At December 31, 2000, outstanding loan commitments totaled $89.4 million. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

The  composition  of  the  Company's  loan  portfolio  is  presented in Table 6.

TABLE  6  -  LOAN  PORTFOLIO

                                            YEAR ENDED             YEAR ENDED             YEAR ENDED            YEAR ENDED
                                         DECEMBER 31, 2000      DECEMBER 31, 1999      DECEMBER 31, 1998     DECEMBER 31, 1997
(DOLLARS IN THOUSANDS)                  AMOUNT   % OF LOANS    AMOUNT   % OF LOANS    AMOUNT   % OF LOANS    AMOUNT   % OF LOANS
=================================================================================================================================
BREAKDOWN OF LOAN RECEIVABLES:
Commercial, financial & agricultural   $ 96,882       23.58%  $ 83,644       24.66%  $ 89,536       29.68%  $ 80,230       33.42%
Real Estate - Mortgage                  229,260       55.79%   190,921       56.28%   157,167       52.11%   115,768       48.22%
Real Estate - Construction               58,939       14.34%    39,340       11.60%    29,927        9.92%    24,291       10.12%
Consumer                                 25,858        6.29%    25,293        7.46%    24,995        8.29%    19,793        8.24%
                                       --------  -----------  --------  -----------  --------  -----------  --------  -----------


Total loans                            $410,939      100.00%  $339,198      100.00%  $301,625      100.00%  $240,082      100.00%

Less: Allowance for Loan Losses           4,713                  3,924                  4,137                  4,375
                                       --------               --------               --------               --------

Net Loans                              $406,226               $335,274               $297,488               $235,707
                                       --------               --------               --------               --------


                                            YEAR ENDED
                                         DECEMBER 31, 1996
(DOLLARS IN THOUSANDS)                  AMOUNT   % OF LOANS
============================================================
BREAKDOWN OF LOAN RECEIVABLES:
Commercial, financial & agricultural   $ 59,624       32.57%
Real Estate - Mortgage                   90,156       49.25%
Real Estate - Construction               14,875        8.13%
Consumer                                 18,394       10.05%
                                       --------  -----------


Total loans                            $183,049      100.00%

Less: Allowance for Loan Losses           3,745
                                       --------

Net Loans                              $179,304
                                       ========


     As of December 31, 2000, gross loans outstanding were $410.9 million, an increase of $71.7 million or 21% over the December 31, 1999 balance of $339.2 million. Most of this growth was attributable to growth in real estate loans. Real estate mortgage loans grew $38.3 million in 2000, while real estate construction loans grew $19.6 million in 2000. The Company experienced an increase of $13.2 million in the commercial loan portfolio. As a percentage of the Company's total loan portfolio, real estate mortgage loans represented 55.79% in 2000, 56.29% in 1999 and 52.11% in 1998. Over the same period commercial loans represented 23.58%, 24.66% and 29.68% of the Company's total loan portfolio, respectively. Real estate construction loans made up 14.34%, 11.60% and 9.92% of the Company's total loan portfolio at December 31, 2000, 1999 and 1998, respectively. Consumer loans represented 6.29%, 7.46% and 8.29% of the Company's total loan portfolio at December 31, 2000, 1999 and 1998, respectively.

     Mortgage loans held for sale were $1.6 million at December 31, 2000, a decrease of $122,000 over the December 31, 1999 balance of $1.7 million which represented a decrease of $7.6 million over the December 31, 1998 balance of $9.3 million.

Table 7 identifies the maturities of all loans as of December 31, 2000 and addresses the sensitivity of these loans to changes in interest rates.

TABLE  7  -  MATURITY  AND  REPRICING  DATA  FOR  LOANS


                                                      After one year
                                        Within one     through five    After five
(DOLLARS IN THOUSANDS)                 YEAR OR LESS        YEARS          YEARS     TOTAL LOANS
================================================================================================
Commercial, financial & agricultural   $      80,754  $        11,812  $     4,316  $     96,882
Real Estate - Mortgage                       155,023           32,396       41,841       229,260
Real Estate - Commercial                      53,612            3,064        2,263        58,939
Consumer                                       9,161           13,208        3,489        25,858
------------------------------------------------------------------------------------------------

Total Loans                            $     298,550  $        60,480  $    51,909  $    410,939
================================================================================================
Total fixed rate loans                        19,433           60,480       51,909       131,822
Total floating rate loans                    279,117                -            -       279,117
------------------------------------------------------------------------------------------------

Total loans                            $     298,550  $        60,480  $    51,909  $    410,939
------------------------------------------------------------------------------------------------

ASSET  QUALITY
     At December 31, 2000, approximately 9% of the Company's portfolio was not secured by any type of collateral. Unsecured loans generally involve higher credit risk than secured loans and, in the event of customer default, the Company has a higher exposure to potential loan losses. Additionally, the real estate loan portfolio can be affected by the condition of the local real estate markets. Non-real estate commercial loans also can be affected by local economic conditions.

     The allowance for loan losses is established through charges to expense in the form of a provision for loan losses. Loan losses and recoveries are charged and credited directly to the allowance. The amount of the provision and level of the allowance is based on management's judgment of potential losses within the Company's loan portfolio, loan growth, net charge-offs, changes in the composition of the loan portfolio, delinquencies, management's assessment of the quality of the loan portfolio and general economic climate.

NON-PERFORMING  ASSETS
          Non-performing assets, comprised of non-accrual loans, other real estate owned and loans for which payments are more than 90 days past due totaled $6.1 million at December 31, 2000 compared to $3.6 million at December 31, 1999. This increase represents some degree of parallel between credit-related issues in the Bank's loan portfolio and general economic conditions. While the Bank has recognized a small number of larger relationships classified as non-performing, efforts are underway to reduce the amount of relationships so classified. Larger relationships included in non-performing loans at December 31, 2000 are collateralized, and the Bank does not anticipate significant losses.

           It is the general policy of the Company to stop accruing interest income and place the recognition of interest on a cash basis when a loan is placed on non-accrual status and any interest previously accrued but not collected is reversed against current income.

A summary of non-performing assets at December 31 for each of the years presented is shown in table 8.

TABLE  8  -  NON-PERFORMING  ASSETS

(DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------------------------
YEAR                                                 2000     1999     1998     1997     1996
-----------------------------------------------------------------------------------------------
Non-accrual loans                                   $5,421   $2,866   $3,292   $3,075   $3,951
Loans 90 days or more past due and still accruing      545      645      328      586    1,143
     Total non-performing loans                      5,966    3,511    3,620    3,661    5,094
 All other real estate owned                           112       44      545        -      333
     Total non-performing assets                    $6,078   $3,555   $4,165   $3,661   $5,427

AS A PERCENT OF TOTAL LOANS AT YEAR END
Non-accrual loans                                     1.32%    0.84%    1.09%    1.28%    2.16%
Loans 90 days or more past due and still accruing     0.13%    0.19%    0.11%    0.24%    0.62%
Total non-performing assets                           1.48%    1.05%    1.38%    1.52%    2.96%

      At December 31, 2000 the Company had non-performing loans, defined as non-accrual and accruing loans past due more than 90 days, of $6.0 million or 1.45% of total loans. Non-performing loans for 1999 were $3.5 million, or 1.03% of total loans and $3.6 million, or 1.20% of total loans for 1998. Interest that would have been recorded on non-accrual loans for the years ended December 31, 2000, 1999 and 1998, had they performed in accordance with their original terms, amounted to approximately $508,000, $333,000 and $398,000 respectively. Interest income on non-accrual loans included in the results of operations for 2000, 1999, and 1998 amounted to approximately $94,000, $61,000 and $305,000, respectively. The interest income collected on non-accrual loans in 1998 consists primarily of income collected through the restructuring of one large commercial relationship in December 1998.

     Management continually monitors the loan portfolio to ensure that all loans potentially having a material adverse impact on future operating results, liquidity or capital resources have been classified as non-performing. Should economic conditions deteriorate, the inability of distressed customers to service their existing debt could cause higher levels of non-performing loans.


ALLOWANCE  FOR  LOAN  LOSSES
     The allowance for loan losses totaled $4.7 million, representing 1.15% of total loans outstanding at December 31, 2000. For December 31, 1999 and 1998, the allowance for loan losses amounted to $3.9 million, or 1.16% of total loans outstanding and $4.1 million, or 1.37% of total loans outstanding, respectively. To determine the allowance needed, management evaluates the risk characteristics of the loan portfolio under current economic conditions and considers such factors as the financial condition of the borrower, fair market value of collateral and other items that, in management's opinion, deserve current recognition in estimating possible credit losses.

     Whenever a loan, or portion thereof, is considered by management to be uncollectible, it is charged against the allowance for loan losses. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

     The Company does not currently allocate the allowance for loan losses to the various loan categories. There were no significant changes in the methods and assumptions used to determine the adequacy of the allowance during 2000. Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality, and review of specific loan problems.

     Total non-performing assets were $6.1 million in 2000, $3.6 million in 1999 and $4.2 million in 1998. The ratio of net charge-offs to average total loans was 0.29% in 2000, 0.20% in 1999 and 0.25% in 1998. The ratio of non-performing assets to total loans was 1.48% at December 31, 2000, as compared to 1.05% and 1.38% at December 31, 1999 and 1998, respectively.


Table 9 presents an analysis of the allowance for loan losses, including charge-off activity.

TABLE  9  -  ANALYSIS  OF  ALLOWANCE  FOR  LOAN  LOSSES

                                                 YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
(DOLLARS IN THOUSANDS)                              2000            1999            1998            1997            1996
=============================================================================================================================
RESERVE FOR LOAN LOSSES AT BEGINNING OF YEAR   $       3,924   $       4,137   $       4,375   $       3,745   $       3,880

LOANS CHARGED OFF:
Commercial, financial, and agricultural                  857             485             608               8           1,012
Real estate - mortgage                                    10              25               -               -               -
Real estate - construction                                36               -               -               -               -
Consumer                                                 255             195             138             131             129

Total loans charged off                        $       1,158   $         705   $         746   $         139   $       1,141
-----------------------------------------------------------------------------------------------------------------------------

RECOVERIES OF LOSSES PREVIOUSLY CHARGED OFF:

Commercial, financial, and agricultural                   20              24              39              60               -
Real estate - mortgage                                     -               -               -               -               -
Real estate - construction                                 -               -               -               -               -
Consumer                                                  48              43              24              12              26
-----------------------------------------------------------------------------------------------------------------------------

Total recoveries                               $          68   $          67   $          63   $          72   $          26
-----------------------------------------------------------------------------------------------------------------------------

Net loans charged off                          $       1,090   $         638   $         683   $          67   $       1,115

Provision for loan losses                              1,879             425             445             697             980
-----------------------------------------------------------------------------------------------------------------------------

Reserve for loan losses at end of year         $       4,713   $       3,924   $       4,137   $       4,375   $       3,745
=============================================================================================================================

Loans charged off net of recoveries, as
a percent of average loans outstanding                  0.29%           0.20%           0.25%           0.03%           0.68%

DEPOSITS
     The Company primarily uses deposits to fund its loan and investment portfolios. The Company offers a variety of deposit accounts to individuals and businesses. Deposit accounts include checking, savings, money market and certificates of deposit. Certificates of deposit in amounts of $100,000 or more totaled $129.1 million at December 31, 2000, $89.3 million and $75.1 million at December 31, 1999 and 1998, respectively. The majority of these deposits are from customers who reside or own businesses in the Bank's primary service area, and therefore, are believed by the Bank to be stable, and for all practicable purposes, no more rate sensitive than core deposits.

     As of December 31, 2000, total deposits were $450.1 million, an increase of $73.4 million or 19% increase over the December 31, 1999 balance of $376.6 million. The increase in deposits is primarily attributable to growth in time deposits which resulted from deposit campaigns throughout 2000.

Table 10 is a summary of the maturity distribution of certificates of deposit in amounts of $100,000 or more as of December 31, 2000.

TABLE  10  -  MATURITIES  OF  TIME  DEPOSITS  OVER  $100,000

(DOLLARS IN THOUSANDS)
================================================

MATURITY PERIOD                          Amount
================================================
Three months or less                    $ 34,756
Over three months through six months      29,855
Over six months through twelve months     34,887
Over twelve months                        29,614
                                        --------
     Total                              $129,112
                                        ========

BORROWED  FUNDS
     The Company has access to various short-term borrowings, including the purchase of Federal Funds and borrowing arrangements from the FHLB and other financial institutions. At December 31, 2000, FHLB borrowings totaled $21.4 million compared to $14.5 million at December 31, 1999 and $13.6 million at December 31, 1998. Average FHLB borrowings for 2000 were $15.8 million, compared to average balances of $13.5 million for 1999 and $15.3 million for 1998. The maximum amount of outstanding FHLB borrowings was $21.4 million in 2000, and $14.5 in 1999 and $21.8 in 1998. The FHLB advances outstanding at December 31, 2000 had both fixed and adjustable interest rates ranging from 5.86% to 6.49%. Approximately $4.0 million of the FHLB advances outstanding mature prior to December 31, 2001. Additional information regarding FHLB advances is provided in note 7 to the consolidated financial statements.

     Demand notes payable to the U. S. Treasury amounted to approximately $1.6 million at December 31, 2000 and 1999, and approximately $139,000 at December 31, 1998.


CAPITAL  RESOURCES
     Shareholders' equity at December 31, 2000 was $43.0 million compared to $38.0 million and $35.9 million at December 31, 1999 and 1998, respectively. At December 31, 2000, unrealized gains and losses net of tax in the available-for-sale securities portfolio amounted to a gain of approximately $4,000. For the years ended December 31, 1999 and 1998, unrealized gains and losses net of tax in the available-for-sale securities portfolio amounted to a loss of approximately $920,000 and a gain of approximately $459,000, respectively. Average shareholders' equity as a percentage of total average assets is one measure used to determine capital strength. Average shareholders' equity as a percentage of total average assets was 9.13%, 9.43% and 9.00% for 2000, 1999 and 1998. The return on average shareholders' equity was 12.55% at December 31, 2000 as compared to 11.54% and 12.04% as of December 31, 1999 and
December  31,  1998,  respectively.

     Under regulatory capital guidelines, financial institutions are currently required to maintain a total risk-based capital ratio of 8.0% or greater, with a Tier 1 risk-based capital ratio of 4.0% or greater. Tier 1 capital is generally defined as shareholders' equity less all intangible assets and goodwill. The Company's Tier I capital ratio was 10.11%, 10.99% and 11.04% at December 31, 2000, 1999 and 1998, respectively. Total risk based capital is defined as Tier 1 capital plus supplementary capital. Supplementary capital, or Tier 2 capital, consists of the Company's allowance for loan losses, not exceeding 1.25% of the Company's risk-weighted assets. Total risk-based capital ratio is therefore defined as the ratio of total capital (Tier 1 capital and Tier 2 capital) to risk-weighted assets. The Company's total risk based capital ratio was 11.22%, 12.11% and 12.29% at December 31, 2000, 1999 and 1998, respectively. In addition to the Tier I and total risk-based capital requirements, financial institutions are also required by the FDIC to maintain a leverage ratio of Tier 1 capital to total average assets of 4.0% or greater. The Company's Tier I leverage capital ratio was 9.10%, 9.21% and 9.41% at December 31, 2000, 1999 and 1998, respectively.

     A Bank is considered to be "well capitalized" if it has a total risk-based capital ratio of 10.0 % or greater, a Tier I risk-based capital ratio of 6.0% or greater, and has a leverage ratio of 5.0% or greater. Based upon these guidelines, the Bank was considered to be "well capitalized" at December 31, 2000, 1999 and 1998, respectively.

The Company's key equity ratios as of December 31, 2000, 1999 and 1998 are presented in Table 11:

TABLE  11  -  EQUITY  RATIOS

                                 YEARS ENDED DECEMBER 31,
                                   2000    1999    1998
=========================================================
Return on average assets           1.15%   1.09%   1.08%
Return on average equity          12.55%  11.54%  12.04%
Dividend payout ratio             23.39%  23.84%  22.61%
Average equity to average assets   9.13%   9.43%   9.00%

COMPANY  REORGANIZATION
     Effective August 31, 1999, the Bank completed the process of converting to the holding company form of organization. The Bank is now a subsidiary of the Company, a one-bank holding company, headquartered in Newton, North Carolina.

     As a result of the reorganization, each share of the Bank's common stock was automatically converted into one share of the Company's common stock. The Company is now the sole shareholder of the Bank. The corporate reorganization was accounted for in a manner similar to a pooling of interest.

     The Company's Board of Directors is composed of the same persons who are directors of the Bank. Robert C. Abernethy, Chairman of the Board of the Bank, is also Chairman of the Company's Board of Directors. The Bank's President and Chief Executive Officer, Tony W. Wolfe, is also President and Chief Executive
Officer of the Company. Joseph F. Beaman, Jr., who serves as Executive Vice President, Chief Financial Officer and Corporate Secretary of the Bank also serves as Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer of the Company.

            QUANTATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Market risk reflects the risk of economic loss resulting from adverse changes in market prices and interest rates. This risk of loss can be reflected in either diminished current market values or reduced potential net interest income in future periods.

     The Company's market risk arises primarily from interest rate risk inherent in its lending and deposit taking activities. The structure of the Company's loan and deposit portfolios is such that a significant decline (increase) in interest rates may adversely impact net market values and interest income. Management seeks to manage the risk through the utilization of its investment securities and off balance sheet derivative instruments. During the years ended December 31, 2000, 1999 and 1998, the Company has used interest rate contracts to manage market risk. In 1998, the Company entered into an interest rate cap to protect certain designated deposit accounts from the upward effects of repricing in the event of an increasing rate environment. The total cost of the interest rate cap arrangement was $21,600, which was expensed on a straight-line basis for the life of the instrument. For the years ended December 31, 2000, 1999 and 1998, the Company expensed $3,200, $22,944 and $31,747, respectively, related to derivative financial instruments. The Company had no off-balance sheet derivative financial instruments at December 31, 2000.

     Table 12 presents in tabular form the contractual balances and the estimated fair value of the Company's on-balance sheet financial instruments and the notional amount and estimated fair value of the Company's off-balance sheet derivative instruments at their expected maturity dates for the period ended December 31, 2000. The expected maturity categories take into consideration historical prepayment experience as well as management's expectations based on the interest rate environment at December 31, 2000. For core deposits without contractual maturity (i.e. interest bearing checking, savings, and money market accounts), the table presents principal cash flows based on management's judgment concerning their most likely runoff or repricing behaviors.

TABLE  12-  MARKET  RISK  TABLE

(IN THOUSANDS)                                       PRINCIPAL/NOTIONAL AMOUNT MATURING IN:

                                         YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED
                                        DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
LOANS RECEIVABLE                            2001            2002            2003        2004 & 2005     THEREAFTER    TOTAL
=============================================================================================================================
Fixed rate                             $      30,709   $      12,400   $      12,187   $      33,659   $    31,177   $120,132

     Average interest rate                      9.43%           9.92%           9.70%           8.86%         8.52%
Variable rate                          $     278,382   $       1,584   $       1,993   $       5,167   $     3,680   $290,807
     Average interest rate                      8.76%           8.49%           8.11%           7.86%         8.86%


INVESTMENT SECURITIES                              .
=============================================================================================================================
Interest bearing cash                  $         306   $           -   $           -   $           -   $         -   $    306
     Average interest rate                      6.26%              -               -               -             -
Federal funds sold                     $       5,020   $           -   $           -   $           -   $         -   $  5,020
     Average interest rate                      6.14%              -               -               -             -
Securities available for sale          $       3,989   $       6,510   $       2,553   $      14,289   $    44,224   $ 71,565
     Average interest rate                      6.93%           5.41%           6.93%           6.93%         7.01%
Nonmarketable equity securities        $           -   $           -   $           -   $           -   $     2,399   $  2,399
     Average interest rate                         -               -               -               -             -


DEBT OBLIGATIONS
=============================================================================================================================
Deposits                               $     242,330   $     100,560   $      38,261   $      34,788   $    34,135   $450,073
     Average interest rate                      6.14%           6.71%           6.38%           5.76%         4.24%
Advances from FHLB                     $       4,000   $           -   $         357   $       5,000   $    12,000   $ 21,357
     Average interest rate                      6.35%              -            5.86%           6.16%         6.04%
Demand Notes payable to U.S. Treasury  $       1,600   $           -   $           -   $           -   $         -   $  1,600
     Average interest rate                      6.49%              -               -               -             -



LOANS RECEIVABLE                       FAIR VALUE
===================================================
Fixed rate                             $   116,550

     Average interest rate
Variable rate                          $   290,402
     Average interest rate


INVESTMENT SECURITIES
===================================================
Interest bearing cash                  $       306
     Average interest rate
Federal funds sold                     $     5,020
     Average interest rate
Securities available for sale          $    71,565
     Average interest rate
Nonmarketable equity securities        $     2,399
     Average interest rate


DEBT OBLIGATIONS
===================================================
Deposits                               $   465,912
     Average interest rate
Advances from FHLB                     $    22,217
     Average interest rate
Demand Notes payable to U.S. Treasury  $     1,600
     Average interest rate

                     MARKET FOR THE COMPANY'S COMMON EQUITY
                         AND RELATED SHAREHOLDER MATTERS

     Peoples Bancorp common stock is traded on the over-the-counter (OTC) market and quoted on the Nasdaq National Market, under the symbol "PEBK". Peoples Bancorp stock is marketed by IJL/Wachovia and Scott & Stringfellow, Inc.

     Although the payment of dividends by the Company is subject to certain requirements and limitations of North Carolina corporate law, neither the Commissioner nor the FDIC have promulgated any regulations specifically limiting the right of the Company to pay dividends and repurchase shares. However, the ability of the Company to pay dividends and repurchase shares may be dependent upon the Company's receipt of dividends from the Bank. The Bank's ability to pay dividends is limited. North Carolina commercial banks, such as the Bank, are subject to legal limitations on the amounts of dividends they are permitted to pay. Dividends may be paid by the Bank from undivided profits, which are determined by deducting and charging certain items against actual profits, including any contributions to surplus required by North Carolina law. Also, an insured depository institution, such as the Bank, is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become "undercapitalized" (as such term is defined in the applicable law and regulations). Based on its current financial condition, the Bank does not expect that this provision will have any impact on the Bank's ability to pay dividends.

     As of March 7, 2001, the Company had 663 shareholders of record, not including the number of persons or entities whose stock is held in nominee or street name through various brokerage firms or banks. The market price for the Company's common stock was $14.25 on March 7, 2001.

     Following  is  certain  market  and  dividend  information for the last two fiscal years. Information for quarters prior to the third quarter of 1999 relates to the Bank's common stock. Over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark down or commission and may not necessarily represent actual transactions.

                             MARKET AND DIVIDEND DATA


                                                      CASH DIVIDEND
2000                    LOW BID        HIGH BID        PER SHARE *

   First Quarter       $  11.591      $   13.636      $         0.09

   Second Quarter      $  12.159      $    16.25      $         0.10

   Third Quarter       $   12.00      $   13.625      $         0.10

   Fourth Quarter      $  11.625      $    13.50      $         0.10

                                                      CASH DIVIDEND
1999                   LOW BID*       HIGH BID*        PER SHARE *

   First Quarter       $   15.30      $    19.55      $         0.08

   Second Quarter      $   17.27      $    19.55      $         0.08

   Third Quarter       $   15.91      $    18.18      $         0.09

   Fourth Quarter      $   13.18      $    16.36      $         0.09

* Shares outstanding and per share computations have been restated to reflect a 10% stock dividend during second quarter 2000 and the 3 for 2 stock split during first quarter 1999.

                      DIRECTORS AND OFFICERS OF THE COMPANY

DIRECTORS
---------

ROBERT C. ABERNETHY - CHAIRMAN
------------------------------
Chairman of the Board, Peoples Bancorp of North Carolina, Inc. and Peoples Bank; President, Secretary and Treasurer, Carolina Glove Company, Inc. (glove manufacturer)

JAMES S. ABERNETHY
------------------
President and Assistant Secretary, Midstate Contractors, Inc. (paving company)

BRUCE R. ECKARD
---------------
President, Eckard Vending Company, Inc. (vending machine servicer)

JOHN H. ELMORE, JR.
-------------------
Chairman of the Board, Chief Executive Officer an Treasurer; Elmore Construction Company, Inc.

B. E. MATTHEWS
--------------
Chief Executive Officer and Director, Matthews Construction Company, Inc.

CHARLES F. MURRAY
-----------------
President, Murray's Hatchery, Inc.

LARRY E. ROBINSON
-----------------
President and Chief Executive Officer, Blue Ridge Distributing Co., Inc. (beer and wine distributor) & President and Chief Executive Officer, Associated Brands, Inc. (beer and wine distributor)

FRED L. SHERRILL, JR.
---------------------
Retired (furniture manufacturing executive)

DAN RAY TIMMERMAN, SR.
-------------------------
President, Timmerman Manufacturing, Inc. (wrought iron furniture manufacturer)

BENJAMIN I. ZACHARY
---------------------
General Manager, Treasurer, Secretary and Member of the Board of Directors, Alexander Railroad Company

OFFICERS
--------

TONY W. WOLFE
---------------
President and Chief Executive Officer

JOSEPH F. BEAMAN, JR.
------------------------
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

GEORGE S. EARP
----------------
Vice President - Finance and Assistant Treasurer

N. MICHAEL HAMRA
------------------
Vice President - Risk Management Services and Assistant Corporate Secretary

KRISSY O. PRICE
-----------------
Assistant Vice President and Assistant Corporate Secretary

                               [Graphic Omitted]
                           Porter Keadle Moore, LLP
               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To  the  Board  of  Directors  and  Shareholders
Peoples  Bancorp  of  North  Carolina,  Inc.
Newton,  North  Carolina:


We have audited the accompanying consolidated balance sheets of Peoples Bancorp of North Carolina, Inc. as of December 31, 2000 and 1999, and the related consolidated statements of earnings, comprehensive income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peoples Bancorp of North Carolina, Inc. as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with generally accepted accounting principles.


/s/ Porter Keadle Moore, LLP


Atlanta,  Georgia
January  12,  2001


                          Certified Public Accountants
--------------------------------------------------------------------------------
        Suite 1800 - 235 Peachtree Street NE - Atlanta, Georgia 30303 -
                      Phone 404-588-4200 - Fax 404-588-4222

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2000 AND 1999

                                     Assets
                                     ------

                                                                             2000          1999
                                                                         ------------  ------------

Cash and due from banks, including reserve requirements
    of $4,739,000 and $4,009,000                                         $ 13,619,197   14,067,311
Federal funds sold                                                          5,020,000    2,930,000
                                                                         ------------  ------------

        Cash and cash equivalents                                          18,639,197   16,997,311

Investment securities available for sale                                   71,564,844   62,498,359
Other investments                                                           2,398,873    1,345,100
Mortgage loans held for sale                                                1,563,700    1,685,472
Loans, net                                                                406,226,100  335,273,577
Premises and equipment, net                                                12,907,968    9,342,582
Accrued interest receivable and other assets                                5,701,105    5,292,453
                                                                         ------------  ------------

                                                                         $519,001,787  432,434,854
                                                                         ============  ============

                           Liabilities and Shareholders' Equity
                           ------------------------------------
Deposits:
    Demand                                                               $ 52,793,390   53,506,430
    Interest-bearing demand                                                34,620,234   31,752,477
    Savings                                                                83,207,677   77,556,576
    Time, $100,000 or more                                                129,111,812   89,306,653
    Other time                                                            150,340,229  124,512,233
                                                                         ------------  ------------

        Total deposits                                                    450,073,342  376,634,369

Demand notes payable to U. S. Treasury                                      1,600,000    1,600,000
Federal Home Loan Bank advances                                            21,357,142   14,500,000
Accrued interest payable and other liabilities                              2,932,284    1,702,006
                                                                         ------------  ------------

        Total liabilities                                                 475,962,768  394,436,375
                                                                         ------------  ------------

Commitments

Shareholders' equity:
    Preferred stock, no par value; authorized 5,000,000 shares;
        no shares issued and outstanding                                            -            -
    Common stock, no par value; authorized 20,000,000 shares;
        issued and outstanding 3,218,714 in 2000 and 2,926,318 in 1999     36,407,798   31,729,462
    Retained earnings                                                       6,627,533    7,189,417
    Accumulated other comprehensive income (loss)                               3,688     (920,400)
                                                                         ------------  ------------

        Total shareholders' equity                                         43,039,019   37,998,479
                                                                         ------------  ------------

                                                                         $519,001,787  432,434,854
                                                                         ============  ============


See  accompanying  notes  to  consolidated  financial  statements.

                            PEOPLES BANCORP OF NORTH CAROLINA, INC.

                              CONSOLIDATED STATEMENTS OF EARNINGS

                     FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                                                             2000         1999         1998
                                                         ------------  -----------  ----------

Interest income:
    Interest and fees on loans                           $36,423,973   28,375,391   24,885,434
    Interest on federal funds sold                           281,659      338,941      323,149
    Interest on investment securities:
        U. S. Treasuries                                      16,572       50,221       85,079
        U. S. Government agencies                          2,977,459    2,297,645    2,236,446
        State and political subdivisions                     988,020      973,744      881,058
        Other                                                171,600      266,097      803,939
                                                         ------------  -----------  ----------

        Total interest income                             40,859,283   32,302,039   29,215,105
                                                         ------------  -----------  ----------

Interest expense:
    Interest-bearing demand deposits                         455,504      430,253      547,343
    Savings deposits                                       3,303,980    2,925,123    2,472,910
    Time deposits                                         14,566,875   10,653,642   10,596,180
    Federal Home Loan Bank advances                          974,036      735,752      874,896
    Other                                                    131,705       45,501       48,639
                                                         ------------  -----------  ----------

        Total interest expense                            19,432,100   14,790,271   14,539,968
                                                         ------------  -----------  ----------

        Net interest income                               21,427,183   17,511,768   14,675,137

Provision for loan losses                                  1,879,100      425,000      445,000
                                                         ------------  -----------  ----------

    Net interest income after provision for loan losses   19,548,083   17,086,768   14,230,137
                                                         ------------  -----------  ----------

Other income:
    Service charges on deposit accounts                    1,588,390    1,326,810    1,186,600
    Other service charges and fees                           367,352      298,454      281,542
    Gain (loss) on sale of securities                       (483,472)     (34,824)     168,448
    Mortgage banking income                                  241,007      740,031    1,049,402
    Insurance and brokerage commissions                      168,557      129,786      152,630
    Miscellaneous                                          2,033,930      919,804      807,331
                                                         ------------  -----------  ----------

        Total other income                                 3,915,764    3,380,061    3,645,953
                                                         ------------  -----------  ----------

Other expenses:
    Salaries and employee benefits                         8,899,285    7,737,404    6,353,745
    Occupancy                                              2,509,720    2,230,448    1,955,803
    Other operating                                        4,099,972    3,863,652    3,710,861
                                                         ------------  -----------  ----------

        Total other expenses                              15,508,977   13,831,504   12,020,409
                                                         ------------  -----------  ----------

        Earnings before income taxes                       7,954,870    6,635,325    5,855,681

Income tax expense                                         2,576,400    2,093,380    1,846,483
                                                         ------------  -----------  ----------

        Net earnings                                     $ 5,378,470    4,541,945    4,009,198
                                                         ============  ===========  ==========

        Net earnings per share                           $      1.67         1.41         1.31
                                                         ============  ===========  ==========


See  accompanying  notes  to  consolidated  financial  statements.


                                  PEOPLES BANCORP OF NORTH CAROLINA, INC.

                         CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                            FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                                                                                Accumulated
                                               Common  Stock                      Other
                                         ------------------------   Retained   Comprehensive
                                           Shares       Amount      Earnings      Income        Total
                                         ----------  ------------  -----------  -----------  -----------
Balance, December 31, 1997               2,553,000   $23,942,905      632,573      355,011   24,930,489

Issuance of common stock                   373,500     7,787,467            -            -    7,787,467

Cash dividends declared
     ($.28 per share)                            -             -     (906,600)           -     (906,600)

Net earnings                                     -             -    4,009,198            -    4,009,198

Change in net unrealized
     gain (loss) on investment
     securities available for
     sale, net of tax                            -             -            -      103,581      103,581
                                         ----------  ------------  -----------  -----------  -----------

Balance, December 31, 1998               2,926,500   $31,730,372    3,735,171      458,592   35,924,135

Cash paid in lieu of fractional
   shares                                     (182)         (910)      (4,961)           -       (5,871)

Cash dividends declared
     ($0.34 per share)                           -             -   (1,082,738)           -   (1,082,738)

Net earnings                                     -             -    4,541,945            -    4,541,945

Change in net unrealized
     gain (loss) on investment
     securities available for
     sale, net of tax                            -             -            -   (1,378,992)  (1,378,992)
                                         ----------  ------------  -----------  -----------  -----------

Balance, December 31, 1999               2,926,318   $31,729,462    7,189,417     (920,400)  37,998,479

10% stock dividend                         292,396     4,678,336   (4,678,336)           -            -

Cash paid in lieu of fractional shares           -             -       (3,775)           -       (3,775)

Cash dividends declared
     ($0.39 per share)                           -             -   (1,258,243)           -   (1,258,243)

Net earnings                                     -             -    5,378,470            -    5,378,470

Change in net unrealized
     gain (loss) on investment
     securities available for
     sale, net of tax                            -             -            -      924,088      924,088
                                         ----------  ------------  -----------  -----------  -----------

Balance, December 31, 2000               3,218,714   $36,407,798    6,627,533        3,688   43,039,019
                                         ==========  ============  ===========  ===========  ===========


See  accompanying  notes  to  consolidated  financial  statements.

                                 PEOPLES BANCORP OF NORTH CAROLINA, INC.

                             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                          FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                        2000         1999        1998
                                                                     ----------  -----------  ----------

Net earnings                                                         $5,378,470   4,541,945   4,009,198
                                                                     ----------  -----------  ----------
Other comprehensive income, net of tax:
   Unrealized gains (losses) on investment
      securities available for sale                                   1,030,186  (2,293,615)    338,115
   Reclassification adjustment for (gains) losses on
      sales of investment securities available for sale                 483,472      34,824    (168,448)
                                                                     ----------  -----------  ----------
         Total other comprehensive income (loss),
            before income taxes                                       1,513,658  (2,258,791)    169,667
                                                                     ----------  -----------  ----------


Income tax expense (benefit) related to other comprehensive income:
   Unrealized holding gains (losses) on investment
      securities available for sale                                     401,258    (893,363)    131,696
   Reclassification adjustment for (gains) losses on
      sales of investment securities available for sale                 188,312      13,564     (65,610)
                                                                     ----------  -----------  ----------
         Total income tax expense (benefit) related to
           other comprehensive income                                   589,570    (879,799)     66,086
                                                                     ----------  -----------  ----------
         Total other comprehensive income (loss),
            net of tax                                                  924,088  (1,378,992)    103,581
                                                                     ----------  -----------  ----------

         Total comprehensive income                                  $6,302,558   3,162,953   4,112,779
                                                                     ==========  ===========  ==========


See  accompanying  notes  to  consolidated  financial  statements.

                                  PEOPLES BANCORP OF NORTH CAROLINA, INC.

                                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                            FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                       2000          1999          1998
                                                                  -------------  ------------  ------------

Cash  flows  from  operating  activities:
   Net earnings                                                   $  5,378,470     4,541,945     4,009,198
   Adjustments to reconcile net earnings to net
      cash provided (used) by operating activities:
         Depreciation, amortization and accretion                    1,531,860     1,794,646     1,642,559
         Provision for loan losses                                   1,879,100       425,000       445,000
         Provision for deferred taxes                                 (246,511)      915,285       359,486
         Loss (gain) on sale of investment securities                  483,472        34,824      (168,448)
         Loss (gain) on sale of premises and equipment                (598,308)       12,925        (1,503)
         Loss (gain) on sale of mortgage loans                         292,796       369,583        44,659
         Loss (gain) on sale of other real estate                       (9,226)       64,943       (30,009)
         Change in:
            Other assets                                            (1,090,782)   (1,006,947)     (763,080)
            Other liabilities                                        1,230,278      (797,420)     (427,536)
            Mortgage loans held for sale                              (171,024)    7,204,762    (6,562,004)
                                                                  -------------  ------------  ------------

               Net cash provided (used) by operating activities      8,680,125    13,559,546    (1,451,678)
                                                                  -------------  ------------  ------------

Cash flows from investing activities:
   Purchase of investment securities available for sale            (33,291,361)  (23,737,969)  (43,374,408)
   Proceeds from calls and maturities of investment securities
      available for sale                                             7,139,920    15,076,886    25,818,882
   Proceeds from sales of investment securities available
      for sale                                                      18,129,483     6,896,296     7,616,174
   Change in other investments                                      (1,053,773)      150,200     1,524,300
   Net change in loans                                             (72,926,623)  (38,273,585)  (62,974,283)
   Purchases of premises and equipment                              (2,243,860)   (1,857,657)   (2,109,610)
   Proceeds from sale of premises and equipment                      1,916,505         4,500         4,900
   Construction in progress                                         (3,779,053)     (870,284)            -
   Improvements to other real estate                                         -      (241,951)     (167,445)
   Proceeds from sale of other real estate                              36,426       740,962       400,138
                                                                  -------------  ------------  ------------

               Net cash used by investing activities               (86,072,336)  (42,112,602)  (73,261,352)
                                                                  -------------  ------------  ------------

Cash flows from financing activities:
   Net change in deposits                                           73,438,973    26,566,991    74,674,475
   Net change in demand notes payable to U. S. Treasury                      -     1,460,765    (1,677,366)
   Net change in FHLB borrowings                                     6,857,142       857,143    (8,142,823)
   Cash dividends                                                   (1,258,243)   (1,082,738)     (906,600)
   Proceeds from issuance of common stock, net of offering costs             -             -     7,787,467
   Cash paid in lieu of fractional shares                               (3,775)       (5,871)            -
                                                                  -------------  ------------  ------------

            Net cash provided by financing activities               79,034,097    27,796,290    71,735,153
                                                                  -------------  ------------  ------------

Net change in cash and cash equivalents                              1,641,886      (756,766)   (2,977,877)

Cash and cash equivalents at beginning of year                      16,997,311    17,754,077    20,731,954
                                                                  -------------  ------------  ------------

Cash and cash equivalents at end of year                          $ 18,639,197    16,997,311    17,754,077
                                                                  =============  ============  ============


                         PEOPLES BANCORP OF NORTH CAROLINA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

                   FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                                                        2000         1999        1998
                                                     -----------  ----------  -----------
Supplemental disclosures of cash flow information:
   Cash paid during the year for:
      Interest                                       $18,952,793  14,812,486   14,563,557
      Income taxes                                   $ 2,663,000   1,000,000    2,029,431

Noncash investing and financing activities:
   Change in net unrealized gain/loss on investment
      securities available for sale, net of tax      $   924,088  (1,378,992)     103,581
   Transfer of loans to other real estate            $    95,000     123,451      747,538
   Financed sales of other real estate               $         -      60,000            -


See  accompanying  notes  to  consolidated  financial  statements.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     Organization
     ------------
     Peoples Bancorp of North Carolina, Inc. (Bancorp) received regulatory approval to operate as a bank holding company on July 22, 1999, and became effective August 31, 1999. Bancorp is primarily regulated by the Federal Reserve Bank, and serves as the one bank holding company for Peoples Bank.

     Peoples Bank (the "Bank") commenced business in 1912 upon receipt of its banking charter from the North Carolina State Banking Commission (the "SBC"). The Bank is primarily regulated by the SBC and the Federal Deposit Insurance Corporation and undergoes periodic examinations by these regulatory agencies. The Bank, whose main office is in Newton, North Carolina, provides a full range of commercial and consumer banking services primarily in Catawba, Alexander and Lincoln counties in North Carolina.

     Peoples Investment Services, Inc. is a wholly owned subsidiary of the Bank, which began operations in 1996 to provide investment and trust services through agreements with an outside party.

     Peoples Real Estate and Appraisal Services, Inc. is a wholly owned subsidiary of the Bank which began operations in 1997 to provide real estate appraisal and property management services to individuals and commercial customers of the Bank.

     Principles  of  Consolidation
     -----------------------------
     The consolidated financial statements include the financial statements of Peoples Bancorp of North Carolina, Inc. and its wholly owned subsidiary, Peoples Bank, along with its wholly owned subsidiaries, Peoples Investment Services, Inc. and Peoples Real Estate and Appraisal Services, Inc. (collectively called the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

     Basis  of  Presentation
     -----------------------
     The accounting principles followed by the Company, and the methods of applying these principles, conform with generally accepted accounting principles ("GAAP") and with general practices in the banking industry. In preparing the financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from these estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses and valuation of real estate acquired in connection with or in lieu of foreclosure on loans.

     Investment  Securities
     ----------------------
     The Company classifies its securities in one of three categories: trading, available for sale, or held to maturity. Trading securities are bought and held principally for sale in the near term. Held to maturity securities are those securities for which the Company has the ability and intent to hold the security until maturity. All other securities not included in trading or held to maturity are classified as available for sale. At December 31, 2000 and 1999, the Company had classified all of its investment securities as available for sale.

     Trading and available for sale securities are recorded at fair value. Held to maturity securities are recorded at cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses on trading securities are recognized currently in earnings. Unrealized holding gains and losses, net of the related tax effect, on securities available for sale are excluded from earnings and are reported as a separate component of shareholders' equity until realized.

     A decline in the market value of any available for sale investment below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

     Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to the yield. Realized gains and losses for securities classified as available for sale are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(1)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED

     Other  Investments
     ------------------

     Other investments include equity securities with no readily determinable fair value. These investments are carried at cost.

     Mortgage  Loans  Held  for  Sale
     --------------------------------
     Mortgage loans held for sale are carried at the lower of aggregate cost or market value. At December 31, 2000 and 1999, the cost of mortgage loans held for sale approximates the market value.

     Loans  and  Allowance  for  Loan  Losses
     ----------------------------------------
     Loans are stated at principal amount outstanding, net of the allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

     Impaired loans are measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan will not be collected.

     Accrual of interest is discontinued on a loan when management believes, after considering economic conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. Interest previously accrued but not collected is reversed against current period earnings when such loans are placed on nonaccrual status.

     The allowance for loan losses is established through a provision for loan losses charged to earnings. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance represents an amount, which, in management's judgment, will be adequate to absorb probable losses on existing loans that may become uncollectible.

     Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality, and review of specific problem loans.

     While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on judgments different than those of management.

     Mortgage  Banking  Activities
     -----------------------------
     Mortgage banking income represents net gains from the sale of mortgage loans and fees received from borrowers and loan investors related to the Company's origination of single-family residential mortgage loans.

     Mortgage servicing rights represent the unamortized cost of purchased and originated contractual rights to service mortgages for others in exchange for a servicing fee. Mortgage servicing rights are amortized over the period of estimated net servicing income and are periodically adjusted for actual prepayments of the underlying mortgage loans. Servicing assets amounted to $920,119 and $970,318 at December 31, 2000 and 1999,
     respectively. The Company recognized servicing assets of approximately $172,000, $610,000 and $457,000 during 2000, 1999 and 1998, respectively, and amortized approximately $220,000, $212,000 and $92,0000 during 2000, 1999 and 1998, respectively.

     Mortgage loans serviced for others are not included in the accompanying balance sheets. The unpaid principal balances of mortgage loans serviced for others was $97,899,017 and $91,194,374 at December 31, 2000 and 1999,
     respectively.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(1)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED

     Premises  and  Equipment
     ------------------------
     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss is reflected in earnings for the period. The cost of maintenance and repairs which do not improve or extend the useful life of the respective asset is charged to income as incurred, whereas significant renewals and improvements are capitalized. The range of estimated useful lives for premises and equipment are generally as follows:

          Buildings  and  improvements             10  -  50  years
          Furniture  and  equipment                 3  -  10  years

     Income  Taxes
     -------------
     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Additionally, the recognition of future tax benefits, such as net operating loss carryforwards, is required to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

     In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company's assets and liabilities results in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

     Intangible  Assets
     ------------------
     Deposit base premiums, representing the cost of acquiring deposits from other financial institutions, are being amortized by charges to earnings over seven years using the straight-line method. Amortization of deposit base premiums was approximately $174,000 for 2000, 1999, and 1998.

     Derivative  Financial  Instruments
     ----------------------------------
     All derivative financial instruments held by the Company are held for purposes other than trading. The Company uses interest rate floors and caps for interest rate risk management. The net interest payable or receivable on floors and caps is accrued and recognized as an adjustment to interest income or interest expense of the related asset or liability. Premiums paid for purchased floors and caps are amortized over the shorter of the term of the instrument or the related asset or liability. Upon early termination, the net proceeds received or paid, including premiums, are deferred and included in other assets or liabilities and amortized over the shorter of the remaining contract life or the maturity of the related asset or liability. Upon disposition or settlement of the asset or liability being hedged, deferral accounting is discontinued and any other related premium is recognized in earnings.

     Net  Earnings  Per  Common  Share
     ---------------------------------
     Net earnings per common share is based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share. The average market price during the year is used to compute equivalent shares. For the years ended December 31, 2000, 1999 and 1998, "net earnings per share" equaled "diluted earnings per share", as the potential common shares outstanding during the period had no effect on the computation. Net earnings per share for the years ended December 31, 2000, 1999 and 1998 are computed based on weighted average shares outstanding of 3,218,714, 3,218,714 and 3,058,160, respectively.

     During 1999, the Company declared a 3 for 2 stock split. Additionally, the Company declared and distributed a 10% stock dividend to its shareholders in April, 2000. All previously reported per share amounts have been restated to reflect the stock split and stock dividend.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(1)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED

     Recent  Accounting  Pronouncements
     ----------------------------------
     In 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards for hedging derivatives and for derivative instruments including derivative instruments embedded in other contracts. It requires the fair value recognition of derivatives as assets or liabilities in the financial statements. This statement becomes effective for the Company on January 1, 2001. The Company believes the adoption of these standards will not have a material impact on its financial position, results of operations or liquidity.

(2)  CORPORATE  REORGANIZATION

     Effective August 31, 1999, Peoples Bank completed the process of converting to a holding company form of operation. Peoples Bancorp of North Carolina, Inc. has become the parent of Peoples Bank. Bancorp is a North Carolina, one-bank holding company, headquartered in Newton, North Carolina.

     Peoples Bank's shareholders approved the holding company reorganization at the Bank's annual meeting held in May, 1999. Regulatory approval was received on July 22, 1999. The holding company conversion was completed successfully on August 31, 1999. As a result of the conversion, each share of Bank $5 par value common stock was converted into one share of Bancorp no par value stock, and the Bank's common stock and additional paid-in capital accounts were combined into Bancorp's common stock account. Certain shareholders representing 182 shares were paid cash of $5,871 in lieu of the issuance of fractional shares. Bancorp is now the sole shareholder of the Bank.

(3)  INVESTMENT  SECURITIES
     Investment securities available for sale at December 31, 2000 and 1999 are as follows:

                                                  December 31, 2000
                                  -----------------------------------------------
                                                 Gross       Gross     Estimated
                                   Amortized   Unrealized  Unrealized     Fair
                                     Cost        Gains       Losses      Value
                                  -----------  ----------  ----------  ----------
U.S. Government agencies          $24,997,100     185,280      63,334  25,119,046
Mortgage-backed securities         24,396,834     141,760     320,829  24,217,765
State and political subdivisions   22,164,868     190,651     127,486  22,228,033
                                  -----------  ----------  ----------  ----------

    Total                         $71,558,802     517,691     511,649  71,564,844
                                  ===========  ==========  ==========  ==========

                                                  December 31, 1999
                                  -----------------------------------------------
                                               Gross       Gross       Estimated
                                  Amortized    Unrealized  Unrealized  Fair
                                  Cost         Gains       Losses      Value
                                  -----------  ----------  ----------  ----------

U.S. Treasuries                   $   900,117           -         398     899,719
U.S. Government agencies           23,830,736           -     456,322  23,374,414
Mortgage-backed securities         16,886,862      22,058     696,722  16,212,198
State and political subdivisions   22,388,260      96,955     473,187  22,012,028
                                  -----------  ----------  ----------  ----------

    Total                         $64,005,975     119,013   1,626,629  62,498,359
                                  ===========  ==========  ==========  ==========

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(3)  INVESTMENT  SECURITIES,  CONTINUED

     The amortized cost and fair value of investment securities available for sale at December 31, 2000, by contractual maturity, are shown below.
     Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

                                 Amortized     Estimated
                                    Cost      Fair  Value
                                 -----------  -----------
     Due within one year         $ 4,003,505    3,988,900
     Due from one to five years   23,169,647   23,351,468
     Due from five to ten years   16,911,171   17,009,845
     Due after ten years           3,077,645    2,996,866
     Mortgage-backed securities   24,396,834   24,217,765
                                 -----------  -----------
                                 $71,558,802   71,564,844
                                 ===========  ===========

     Proceeds from sales of securities available for sale during 2000, 1999, and 1998 were $18,129,483, $6,896,296, and $7,616,174, respectively. Gross gains of $39,788 and $168,448 for 1999 and 1998, respectively, along with gross losses of $483,472 and $74,612 for 2000 and 1999, respectively, were realized on those sales.

     Securities with a carrying value of approximately $26,022,000 and $20,113,000 at December 31, 2000 and 1999, respectively, were pledged to secure public deposits and for other purposes as required by law.

(4)  LOANS
     Major classifications of loans at December 31, 2000 and 1999 are summarized as follows:

                                                 2000         1999
                                            ------------  ------------
     Commercial                             $ 96,881,936    83,644,317
     Real estate - mortgage                  229,260,731   190,920,815
     Real estate - construction               58,938,765    39,339,857
     Consumer                                 25,857,895    25,292,936
                                            ------------  ------------
          Total loans                        410,939,327   339,197,925
     Less allowance for loan losses            4,713,227     3,924,348
                                            ------------  ------------
                  Total net loans           $406,226,100   335,273,577
                                            ============  ============

     The Company grants loans and extensions of credit primarily within the Catawba Valley region of North Carolina which encompasses Catawba and Alexander counties and portions of Iredell and Lincoln counties.

     At December 31, 2000 and 1999, the Company had nonaccrual loans approximating $5,421,000 and $2,866,000, respectively. In addition, the Company had approximately $545,000 and $645,000 in loans past due more than ninety days and still accruing interest at December 31, 2000 and 1999, respectively. Interest income that would have been recorded on nonaccrual loans for the years ended December 31, 2000, 1999, and 1998, had they performed in accordance with their original terms, amounted to approximately $508,000, $333,000, and $398,000, respectively. Interest income on nonaccrual loans included in the results of operations for 2000, 1999 and 1998 amounted to approximately $94,000, $61,000, and $305,000, respectively.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(4)  LOANS,  CONTINUED
     At December 31, 2000 and 1999, the recorded investment in loans that were considered to be impaired under SFAS No. 114 was approximately $5,966,000 and $3,718,000, respectively, of which approximately $5,421,000 at December 31, 2000 and $2,866,000 at December 31, 1999 was on nonaccrual. The related allowance for loan losses on these loans was approximately $925,000 and $711,000 at December 31, 2000 and 1999, respectively. The average recorded investment in impaired loans for the twelve months ended December 31, 2000 and 1999 was approximately $3,673,000 and $4,000,000, respectively. For the years ended December 31, 2000, 1999, and 1998, the Company recognized approximately $94,000, $61,000, and $264,000, respectively, of interest income on impaired loans.

     Changes  in  the  allowance  for  loan  losses  were  as  follows:

                                                       2000        1999        1998
                                                   -----------  -----------  ----------
     Balance at beginning of year                  $3,924,348    4,136,690   4,374,641
     Amounts charged off                           (1,158,381)    (705,277)   (746,280)
     Recoveries on amounts previously charged off      68,160       67,935      63,329
     Provision for loan losses                      1,879,100      425,000     445,000
                                                  ------------  -----------  ----------

     Balance at end of year                        $4,713,227    3,924,348   4,136,690
                                                  ============  ===========  ==========

(5)  PREMISES  AND  EQUIPMENT
     Major  classifications of premises and equipment are summarized as follows:

                                        2000        1999
                                    -----------  ----------
     Land                           $ 3,300,561   2,655,024
     Buildings and improvements       3,990,234   5,744,736
     Furniture and equipment          7,278,731   7,751,921
                                    -----------  ----------

                                     14,569,526  16,151,681
     Less accumulated depreciation    6,310,895   7,679,383
                                    -----------  ----------

                                      8,258,631   8,472,298
     Construction in progress         4,649,337     870,284
                                    -----------  ----------

                                    $12,907,968   9,342,582
                                    ===========  ==========

     Depreciation expense was $1,139,330, $1,174,761, and $988,988 for the years ended December 31, 2000, 1999, and 1998, respectively.

(6)  DEPOSITS
     At December 31, 2000, the scheduled maturities of certificates of deposit are as follows:

     2001                        $     208,205,223
     2002                               66,435,543
     2003                                4,137,017
     2004                                  144,880
     2005  and  thereafter                 529,378
                                 -----------------

                                 $     279,452,041
                                 =================

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(7)  FEDERAL  HOME  LOAN  BANK  ADVANCES
     The Bank has advances from the Federal Home Loan Bank ("FHLB") with monthly interest payments at various maturity dates and interest rates ranging from 5.86% to 6.49% at December 31, 2000. The FHLB advances are collateralized by a blanket assignment on all residential first mortgage loans that the Bank owns.

     Advances  from the FHLB outstanding at December 31, 2000 mature as follows:

     Year
     ----
     2001       $   4,000,000
     2003             357,142
     2005           5,000,000
     2010          12,000,000
                -------------

                $  21,357,142
                =============

     These borrowings are extended to the Bank under an extension of credit equal to 20% of the Bank's total assets. The Bank is required to purchase and hold certain amounts of FHLB stock in order to obtain FHLB borrowings. No ready market exists for the FHLB stock, and it has no quoted market value. The stock is redeemable at $100 per share subject to certain limitations set by the FHLB. At December 31, 2000 and 1999 the Bank owned FHLB stock amounting to approximately $1,206,000.

(8)  INCOME  TAXES
     The  provision  for  income  taxes  is  summarized  as  follows:

                                                    2000        1999        1998
                                                -----------  ----------  ----------
     Current                                    $2,822,911   1,178,095   1,486,997
     Deferred                                     (246,511)    915,285     359,486
                                                -----------  ----------  ----------

                                                $2,576,400   2,093,380   1,846,483
                                                ===========  ==========  ==========

     The differences between the provision for income taxes and the amount computed by applying the  statutory  federal  income tax rate to earnings before income taxes  are  as  follows:

                                                    2000        1999        1998
                                                -----------  ----------  ----------

     Pre-tax income at statutory rates (34%)    $2,704,656   2,256,010   1,990,932
     Differences:
     Tax exempt interest income                   (354,948)   (343,143)   (299,560)
     Nondeductible interest and other expense       64,717      54,805      32,789
     Other, net                                    (22,229)     30,642      (1,349)
     State taxes, net of federal benefit           184,204      95,066     123,671
                                                -----------  ----------  ----------

     Total                                      $2,576,400   2,093,380   1,846,483
                                                ===========  ==========  ==========

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(8)  INCOME  TAXES,  CONTINUED
     The following summarizes the tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities. The net deferred tax asset is included as a component of other assets at December 31, 2000 and 1999.

                                                           2000        1999
                                                       -----------  ---------
     Deferred tax assets:
     Allowance for loan losses                         $ 1,341,505  1,124,657
     Amortizable intangible assets                         228,305    199,584
     Accrued retirement expense                            103,599    245,784
     Accrued contingent liabilities                         83,644     85,098
     Foreclosed real estate                                 24,669     25,098
     Income from non-accrual loans                         250,330    155,826
     Unrealized loss on available for sale securities            -    587,216
     Other                                                   9,076     41,308
                                                       -----------  ---------
     Total gross deferred tax assets                     2,041,128  2,464,571
                                                       -----------  ---------

     Deferred tax liabilities:
     Unrealized gain on available for sale securities        2,354          -
     Deferred loan fees                                  1,187,215  1,200,305
     Premises and equipment                                150,744    219,430
     Deferred income from servicing rights                 349,278    374,737
     Other                                                  24,497          -
                                                       -----------  ---------

     Total gross deferred tax liabilities                1,714,088  1,794,472
                                                       -----------  ---------

     Net deferred tax asset                            $   327,040    670,099
                                                       ===========  =========

(9)  RELATED  PARTY  TRANSACTIONS
     The Company conducts transactions with its directors and executive officers, including companies in which they have beneficial interests, in the normal course of business. It is the policy of the Company that loan transactions with directors and officers be made on substantially the same terms as those prevailing at the time made for comparable loans to other persons. The following is a summary of activity for related party loans for 2000:

     Beginning  balance     $     12,508,470
     New  loans                   11,959,473
     Repayments                  (13,338,580)
                                 ------------

     Ending  balance        $     11,129,363
                                 ============

     At December 31, 2000 and 1999, the Company had deposit relationships with related parties of $8,799,707 and $7,949,415, respectively.

(10) COMMITMENTS
     The Company leases various office space for banking and operational facilities under operating lease arrangements. Future minimum lease payments required for all operating leases having a remaining term in excess of one year at December 31, 2000 are as follows:

     Year                                Amount
     ----                                ------

     2001                           $       323,972
     2002                                   340,908
     2003                                   340,908
     2004                                   340,908
     2005                                   300,480
     Thereafter                           1,155,750
                                    ---------------

     Total  minimum  obligation     $     2,802,926
                                    ===============

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(10) COMMITMENTS,  CONTINUED
     Total rent expense was approximately $361,000, $262,000, and $249,000 for 2000, 1999, and 1998, respectively.

     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

     The exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     In most cases, the Company does require collateral or other security to support financial instruments with credit risk.

                                                     Contractual  Amount
                                                     -------------------
                                                     2000          1999
                                                     ----          ----
     Financial  instruments  whose  contract
        amounts  represent  credit  risk:
     Commitments  to  extend  credit          $     89,407,000  68,330,000
     Standby  letters  of  credit             $      2,208,000   4,006,000

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company, upon extension of credit is based on management's credit evaluation. Collateral held varies but may include unimproved and improved real estate, certificates of deposit, or personal property.

     Standby letters of credit and financial guarantees written are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to businesses in the Company's delineated trade area. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds real estate, equipment, automobiles and customer deposits as collateral supporting those commitments for which collateral is deemed necessary.

     The Company has $11,000,000 available for the purchase of overnight federal funds from two correspondent financial institutions.

(11) EMPLOYEE  AND  DIRECTOR  BENEFIT  PROGRAMS
     The Company has a profit sharing and 401(k) plan for the use of substantially all employees subject to certain minimum age and service requirements. Under this plan, the Company matches employee contributions to a maximum of five percent of annual compensation. The Company's contribution pursuant to this formula was approximately $249,000, $163,000, and $138,000, for the years of 2000, 1999, and 1998, respectively. The Board of Directors elected not to make a discretionary contribution in 2000, 1999, or 1998. Investments of the plan are determined by the compensation committee consisting of selected outside directors and senior executive officers. No investments in Company stock have been made by the plan. The vesting schedule for the plan begins at 20 percent after three years of employment and graduates 20 percent each year until reaching 100 percent after seven years of employment.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(11) EMPLOYEE  AND  DIRECTOR  BENEFIT  PROGRAMS,  CONTINUED
     The Company is currently paying medical benefits for certain retired employees. Postretirement benefits, including amortization of the transition obligation, were approximately $30,680, $28,830, and $25,250 for the years ended December 31, 2000, 1999, and 1998, respectively. The following table sets forth the accumulated postretirement benefit obligation as of December 31, 2000 and 1999, which represents the liability for accrued postretirement benefit costs:

                                                             2000         1999
                                                       --------------  ----------
     Accumulated postretirement benefit obligation     $     194,598     179,815
     Unrecognized  transition  obligation                    (34,819)    (52,231)
     Unrecognized  gain  (loss)                              (16,024)      2,029
                                                       --------------  ----------

     Net  liability  recognized                        $     143,755     129,613
                                                       =============    =========

     Effective May 13, 1999, the Company adopted an Omnibus Stock Ownership and Long Term Incentive Plan (the "Plan") whereby certain stock-based rights, such as stock options, restricted stock, performance units, stock appreciation rights, or book value shares, may be granted to eligible directors and employees. A total of 321,860 shares were reserved for possible issuance under this Plan. All rights must be granted or awarded within ten years from the effective date.

     Under the Plan, the Company awarded 5,365 book value shares to each of its ten directors with vesting for nine of the directors over a five year period, effective September 28, 1999, and immediate vesting for one director. Any recipient of book value shares shall have no rights as a shareholder with respect to such book value shares. The intitial value of the book value shares awarded during 1999 was determined to be $11.45 per share. The Company recorded an expense of $32,601 and $3,414 associated with the benefits of this plan in the years ended December 31, 2000 and 1999, respectively.

     Also under the Plan, the Company granted incentive stock options to certain eligible employees in order that they may purchase Company stock at a price equal to the fair market value on the date of the grant. The options granted in 1999 and 2000 vest over five and three year periods, respectively, and expire after ten years. A summary of the activity in the Plan is presented below:

                                            2000                   1999
                                     ---------------------  ---------------------
                                               Weighted               Weighted
                                                Average                Average
                                             Option Price           Option Price
                                     Shares    Per Share    Shares    Per Share
                                     ------  -------------  ------  -------------
     Outstanding, beginning of year  27,657  $       16.36       -              -
     Granted during the year         49,941  $       12.69  27,657  $       16.36
                                     ------  -------------  ------  -------------

     Outstanding, end of year        77,598  $       14.00  27,657  $       16.36
                                     ======  =============  ======  =============

     Number of shares exercisable     5,530                      -
                                     ======                 ======


     The weighted average grant-date fair value of options granted in 2000 and 1999 was $6.24 and $6.48, respectively. Options outstanding at December 31, 2000 are exercisable at option prices of $16.36 and $12.69, as presented in the table above. Such options have a weighted average remaining contractual life of approximately 9 years.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(11) EMPLOYEE  AND  DIRECTOR  BENEFIT  PROGRAMS,  CONTINUED
     The Plan is accounted for under Accounting Principles Board Opinion No. 25 and related interpretations. No compensation expense has been recognized related to the grant of the incentive stock options. Had compensation cost been determined based upon the fair value of the options at the grant dates, the Company's net earnings and net earnings per share would have been reduced to the proforma amounts indicated below.


                                                 2000       1999
                                              ----------  ---------
     Net earnings                As reported  $5,378,470  4,541,945
                                 Proforma     $5,185,258  4,440,959

     Basic earnings per share    As reported  $     1.67       1.55
                                 Proforma     $     1.61       1.52

     Diluted earnings per share  As reported  $     1.67       1.55
                                 Proforma     $     1.61       1.52

     The fair value of each option is estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted average assumptions used for grants in 2000 - dividend yield of 2.9%, risk free interest rate of 5%, and an expected life of 10 years. For disclosure purposes, the Company immediately recognized the expense associated with the option grants assuming that all awards will vest.

(12) DERIVATIVE  FINANCIAL  INSTRUMENTS
     Off-balance-sheet derivative financial instruments, such as interest rate swaps, interest rate floor and cap arrangements and interest rate futures and option contracts are available to the Company to assist in managing interest rate risks. In 1998, the Company entered into an interest rate cap to protect certain designated deposit accounts from the upward effects of repricing in the event of an increasing rate environment. The total cost of the interest rate cap arrangement was $21,600, which was expensed on a straight-line basis for the life of the instrument. For the years ended
     December  31,  2000,  1999, and 1998, the Company expensed $3,200, $22,944, and $31,747, respectively, related to derivative financial instruments. The Company had no off-balance-sheet derivative financial instruments at December 31, 2000.

(13) REGULATORY  MATTERS
     The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets (as defined). Management believes, as of December 31, 2000, that Bancorp and the Bank meet all capital adequacy requirements to which they are subject.

     As of December 31, 2000 the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(13) REGULATORY  MATTERS,  CONTINUED
     The Company's and the Bank's actual capital amounts and ratios are presented below. As of December 31, 1999, only the Bank's actual capital amounts and ratios are presented as the consolidated ratios were not materially different than the Bank's ratios.

                                                                                 To  Be  Well
                                                              For  Capital    Capitalized Under
                                                                Adequacy      Prompt Corrective
                                               Actual           Purposes:     Action Provisions
                                          ----------------  ----------------  -----------------
                                          Amount    Ratio   Amount    Ratio   Amount    Ratio
                                          -------  -------  -------  -------  -------  --------
                                                        (dollars  in  thousands)
AS OF DECEMBER 31, 2000:
Total Capital (to Risk Weighted Assets)
   Consolidated                           $47,412   11.22%  33,803     8.00%     N/A       N/A
   Bank                                    46,464   11.02%  33,738     8.00%  42,172    10.00%
Tier 1 Capital (to Risk Weighted Assets)
   Consolidated                            42,699   10.11%  16,901     4.00%     N/A       N/A
   Bank                                    41,751    9.90%  16,869     4.00%  25,303     6.00%
Tier 1 Capital (to Average Assets)
   Consolidated                            42,699    9.10%  18,768     4.00%     N/A       N/A
   Bank                                    41,751    8.91%  18,751     4.00%  23,439     5.00%
AS OF DECEMBER 31, 1999:
Total Capital
   (to Risk Weighted Assets)               42,319   12.11%  27,949      8.0%  34,937     10.0%
Tier 1 Capital
   (to Risk Weighted Assets)               38,395   10.99%  13,975      4.0%  20,962      6.0%
Tier 1 Capital
   (to Average Assets)                     38,395    9.21%  16,675      4.0%  20,843      5.0%


(14) SHAREHOLDERS'  EQUITY
     On June 12, 1998, the Company completed a public offering of 373,500 shares of common stock at a price of $23.00 per share. The net proceeds of this offering of $7,787,467 (after deducting issuance costs of $803,033) were used to increase the Bank's regulatory capital ratios and for general corporate purposes.

     In April, 2000, the Company declared and distributed a 10% stock dividend to its shareholders. On the date of distribution, certain shareholders, representing 236 shares, were paid cash of $3,775 in lieu of fractional shares. On February 11, 1999, the Board of Directors of the Company declared a 3 for 2 stock split to be effected in the form of a 50% stock dividend. On the date of distribution, 182 shares, representing all fractional shares, were paid cash of $5,871 representing the February 22, 1999 market price. All share and per share amounts have been changed to reflect the stock split and stock dividend as if it had occurred on December 31, 1998.

     On June 27, 2000, the Board of Directors of the Company approved the Peoples Bancorp of North Carolina, Inc. Dividend Reinvestment and Stock Purchase Plan. The Plan provides for the full or partial reinvestment of cash dividends and optional cash purchases of the Company's stock. A total of 200,000 shares were reserved for possible issuance and sale under this Plan.

     The Board of Directors, at its discretion, can issue shares of preferred stock up to a maximum of 5,000,000 shares. The Board is authorized to determine the number of shares, voting powers, designations, preferences, limitations and relative rights.

     The Board of Directors of the Bank may declare a dividend of all of its retained earnings as it may deem appropriate, subject to the requirements of the General Statutes of North Carolina, without prior approval from the requisite regulatory authorities. As of December 31, 2000, this amount was approximately $10,358,000.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(15) OTHER  OPERATING  EXPENSE
     Other operating expense for the years ended December 31 included the following items that exceeded one percent of total revenues:

                                  2000     1999     1998
                                --------  -------  -------
     Telephone                  $379,801  353,536  358,506
     Education and Consulting    164,750  366,488  214,918
     Merchant Processing         502,085  459,682        -

(16) FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
     The Company is required to disclose fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of the Company's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company, but rather a good faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination, or issuance.

          Cash  and  Cash  Equivalents
          ----------------------------
          For cash, due from banks and federal funds sold, the carrying amount is a reasonable estimate of fair value.

          Investment  Securities
          ----------------------
          Fair values for investment securities are based on quoted market prices.

          Other  Investments
          ------------------
          The  carrying  amount  of  other  investments approximates fair value.

          Loans  and  Mortgage  Loans  Held  for  Sale
          --------------------------------------------
          The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value. Mortgage loans held for sale are valued based on the current price at which these loans could be sold into the secondary market.

          Interest  Rate  Contracts
          -------------------------
          The fair value of the interest rate contracts is obtained from dealer quotes. This value represents the estimated amount the Company would receive to terminate the agreement, taking into account current interest rates and, when appropriate, the current credit worthiness of the counterparty.

          Mortgage  Servicing  Rights
          ---------------------------
          Fair value of mortgage servicing rights is determined by estimating the present value of the future net servicing income, on a disaggregated basis, using anticipated prepayment assumptions.

          Deposits  and  Demand  Notes  Payable
          -------------------------------------
          The fair value of demand deposits, interest-bearing demand deposits, savings, and demand notes payable to U.S. Treasury is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

          FHLB  Borrowings
          ----------------
          The fair value of FHLB borrowings is estimated based upon discounted future cash flows using a discount rate comparable to the current market rate for such borrowings.

          Commitments  to  Extend  Credit  and  Standby  Letters  of  Credit
          ------------------------------------------------------------------
          Because commitments to extend credit and standby letters of credit are made using variable rates, the contract value is a reasonable estimate of fair value.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(16)      FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS,  CONTINUED
          Limitations
          -----------
          Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

          Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include the deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

          The carrying amount and estimated fair values of the Company's financial instruments at December 31, 2000 and 1999 are as follows:

                                                     2000                   1999
                                                     ----                   ----
                                             Carrying    Estimated   Carrying  Estimated
                                              Amount     Fair Value   Amount   Fair Value
                                          ------------  -----------  --------  ----------
                                                (In thousands)          (In thousands)
Assets:
Cash and cash equivalents                 $     18,639       18,639    16,997      16,997
Investment securities available for sale  $     71,565       71,565    62,498      62,498
Other investments                         $      2,399        2,399     1,345       1,345
Loans                                     $    406,226      402,239   335,274     332,975
Mortgage loans held for sale              $      1,564        1,564     1,685       1,685
Mortgage servicing rights                 $        920          920       970         970
Interest rate contracts                   $          -            -        16          28

Liabilities:
Deposits and demand notes payable         $    451,673      467,512   378,234     386,030
FHLB advances                             $     21,357       22,217    14,500      14,195

Unrecognized financial instruments:
Commitments to extend credit              $     89,407       89,407    68,330      68,330
Standby letters of credit                 $      2,208        2,208     4,006       4,006

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(17) QUARTERLY  OPERATING  RESULTS  (UNAUDITED)
     The following is a summary of the unaudited condensed consolidated quarterly operating results of the Company for the years ended December 31, 2000 and 1999:

                                          2000                          1999
                            ------------------------------  ----------------------------
                                     (in  thousands,  except  per  share  amounts)
                            First   Second  Third   Fourth  First  Second  Third  Fourth
                            ------  ------  ------  ------  -----  ------  -----  ------
Total interest income       $9,078   9,838  10,754  11,189  7,551   7,851  8,187   8,713
Total interest expense       4,015   4,428   5,176   5,813  3,653   3,600  3,656   3,881
                            ------  ------  ------  ------  -----  ------  -----  ------

Net interest income          5,063   5,410   5,578   5,376  3,898   4,251  4,531   4,832

Provision for loan losses      257     523     640     459      -       -     25     400
Other income                   863   1,141     868   1,044    902     868    866     744
Other expense                3,793   4,040   3,731   3,945  3,218   3,434  3,719   3,461
                            ------  ------  ------  ------  -----  ------  -----  ------

Income before income taxes   1,876   1,988   2,075   2,016  1,582   1,685  1,653   1,715
Income taxes                   606     646     689     636    507     542    526     518
                            ------  ------  ------  ------  -----  ------  -----  ------

Net income                  $1,270   1,342   1,386   1,380  1,075   1,143  1,127   1,197
                            ======  ======  ======  ======  =====  ======  =====  ======

Net income per share        $ 0.39    0.42    0.43    0.43   0.33    0.36   0.35    0.37
                            ======  ======  ======  ======  =====  ======  =====  ======


(18) PEOPLES BANCORP OF NORTH CAROLINA, INC. (PARENT COMPANY ONLY) CONDENSED FINANCIAL STATEMENTS



                                 BALANCE SHEETS

                           DECEMBER 31, 2000 AND 1999

                                     Assets
                                     ------

                                                    2000        1999
                                                -----------  ----------
      Cash                                      $   152,939           -
      Investment in Bank                         42,091,437  37,998,479
      Other investments                             815,000           -
      Deferred tax asset                             19,056           -
                                                -----------  ----------
                                                $43,078,432  37,998,479
                                                ===========  ==========


                      Liabilities and Shareholders' Equity
                      ------------------------------------


      Accrued expenses                          $    39,413           -
      Shareholders' equity                       43,039,019  37,998,479
                                                -----------  ----------
                                                $43,078,432  37,998,479
                                                ===========  ==========

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(18) PEOPLES BANCORP OF NORTH CAROLINA, INC. (PARENT COMPANY ONLY) CONDENSED FINANCIAL STATEMENTS, CONTINUED

                                STATEMENTS OF EARNINGS

                    FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999



                                                         2000      1999
                                                     ----------  ---------
   Dividends from Bank                               $2,327,019  1,082,738

   Other operating expenses                             191,519          -
                                                     ----------  ---------

   Earnings before income tax benefit and equity in
       undistributed earnings of Bank                 2,135,500  1,082,738

   Income tax benefit                                    74,100          -
                                                     ----------  ---------

   Earnings before equity in undistributed
       earnings of Bank                               2,209,600  1,082,738

   Equity in undistributed earnings of Bank           3,168,870  3,459,207
                                                     ----------  ---------

   Net earnings                                      $5,378,470  4,541,945
                                                     ==========  =========

                                       STATEMENTS OF CASH FLOWS

                              FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                               2000         1999
                                                           ------------  -----------
Cash flows from operating activities:
      Net earnings                                         $ 5,378,470    4,541,945
      Adjustments to reconcile net earnings to net
         cash provided by operating activities:
            Equity in undistributed earnings of Bank        (3,168,870)  (3,459,207)
            Provision for deferred taxes                       (19,056)           -
            Change in accrued expenses                          39,413        5,871
                                                           ------------  -----------

               Net cash provided by operating activities     2,229,957    1,088,609
                                                           ------------  -----------

   Cash flows from investing activities consisting of the
      purchase of other investments                           (815,000)           -
                                                           ------------  -----------


   Cash flows from financing activities:
      Cash paid in lieu of fractional shares                    (3,775)      (5,871)
      Dividends paid                                        (1,258,243)  (1,082,738)
                                                           ------------  -----------

               Net cash used by financing activities        (1,262,018)  (1,088,609)
                                                           ------------  -----------

               Net change in cash                              152,939            -

   Cash at beginning of year                                         -            -

   Cash at end of year                                     $   152,939            -
                                                           ============  ===========

                                  APPENDIX  B

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                 PEOPLES BANK
                                  MEMBER FDIC


                    AUDITING AND EXAMINING COMMITTEE CHARTER
                                    June 2000

The Auditing and Examining Committee ("the Committee") of the Board of Directors of Peoples Bancorp of North Carolina, Inc. will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

The Auditing and Examining Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the NASDAQ'S MARKETPLACE RULES. The Chief Executive Officer of the Company and the Chairman of the Board of Directors will select the members of the Auditing and Examining Committee. The CEO and Chairman will recommend one of the members of the Auditing and Examining Committee to be Committee Chair.

RESPONSIBILITY

The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to:

     - The quarterly and annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC);
     -    The  system  of  internal  controls  that  management has established;
     -    The  internal  and  external  audit  process.

In addition, the Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

While the Auditing and Examining Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Auditing and Examining Committee to conduct investigations, or to resolve disagreements, if any, between management and the independent auditor.

AUTHORITY

Subject to the prior approval of the Board, the Committee is granted authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

The Committee is to meet at least six times annually and as many additional times as the Committee deems necessary. The Committee is to meet in separate executive sessions with the chief financial officer, independent accountants and internal audit at least once each year and at other times when considered appropriate.

ATTENDANCE

Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants and internal audit be present at Committee meetings.

SPECIFIC  DUTIES

In  carrying  out  its  oversight  responsibilities,  the  Committee  will:

1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NASDAQ'S MARKETPLACE RULES.

2. Review with the Company's management, internal audit and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

3. Review with the Company's management, internal audit and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

4. Review the scope of the internal audit's work plan for the year and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.

5. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

6. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No.1, Independence Discussions with Audit Committees.

7. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q. Also receive a written confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

8. At the completion of the annual audit, review with management, internal audit and the independent accountants the following:

     - The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

     - Results of the audit of the financial statements and the related report thereon and if applicable, a report on changes during the year in accounting principles and their application.

     - Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management, which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

     - Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

     If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

9. After preparation by management and review by internal audit and independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

10. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

11. Meet with management, internal audit and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as 'material' or 'serious'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

12. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

13. Review the appointment and replacement of the senior internal audit executive.

14. Review with management, internal audit and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

15. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

16. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to the Audit Committee related rules of the NASDAQ'S MARKETPLACE RULES, Statements of Auditing Standards and other accounting, legal and regulatory provisions.

PEOPLES:

PEOPLES  BANCORP  OF  NORTH  CAROLINA,  INC.  |  2000 ANNUAL REPORT

PEOPLES:
     growing closer to the community.



[Picture Omitted]

East side of courtsquare in Newton, pre-World War II. Photo courtesy of the Alma Yount Yancey Collection - Catawba County Museum of History Archives.

Table of Contents:

 1 Introduction
 2 President's Message
 3 Physical Expansion
 4 2000 Performance
 5 New Beginnings
 7 Growing Success
 9 Corporate Success & Services
12 Financial Highlights
13 Selected Financial Data
14 Report of Independent Certified Public Accountants
15 Financials
18 Peoples Bank Board of Directors and Officers
19 Peoples Bancorp of North Carolina, Inc. Board of Directors and Officers 20 Shareholders & General Information & Location Directory
21 Epilogue

[Graphic Omitted]

[Picture Omitted]


INTRODUCTION:

Growth and change are essential characteristics of life. We see reminders of this fact all around us in our everyday lives - in the child whose pants are suddenly two inches too short, in the crops and gardens that burst forth in a blaze of color every spring, in the home addition that welcomes the arrival of a new member of the family, in the business that opens another store to better serve its customers. And in the year 2000, Peoples Bank, a wholly-owned subsidiary of Peoples Bancorp of North Carolina, Inc., had the distinction of sharing the pleasure of growth both great and small with the people of our community.

GROWING  CLOSER
TO  THE  COMMUNITY:

The year 2000 was a period of exceptional growth on many levels for Peoples Bank. This growth was most evident in the completion of our new corporate center, our expansion into the Lincolnton and Triangle markets and the sale of our former corporate headquarters, which will be the site of the new Newton Post Office. During this same period, we also experienced record earnings fueled by significant increases in the growth of our loans and deposits.


[Picture Omitted]
Tony W. Wolfe, President and Chief Executive Officer of Peoples Bancorp of North Carolina, Inc. and Peoples Bank; with Robert C. Abernethy, Chairman of the Board of Peoples Bancorp of North Carolina, Inc. and Peoples Bank

For most financial institutions, such robust growth alone would be cause for celebration. But as a locally based community bank, we at Peoples Bank are even more proud of what this growth symbolizes to the community.

Rather than pursuing growth for growth's sake, we at Peoples Bank see our physical expansion as yet another way we are growing closer to the community. Consolidating the staff of five separate locations within one strategically located corporate center enables us to enhance communications and provide more efficient customer service at all levels of the Bank, both internally and externally. Coordinating the sale of our former headquarters to provide for a more accessible state-of-the-art, Newton Post Office exemplifies our continuing involvement in the community's well-being. And our expansion into the Lincolnton and Triangle markets to fill the void created by the loss of another local community bank further substantiates Peoples Bank's 88-year commitment to caring for the people of our community.

All of us at Peoples Bank are equally gratified by the record earnings performance you will review through this report. We see this success as a validation of our philosophy of what a true community bank should be as well as our long-term vision of strategic planning for growth and performance. In recent years, we have made a concerted effort to make Peoples Bank everything our customers have told us they want us to be. By taking the time to listen closely and respond to their collective voice, Peoples Bank has been rewarded with a significant earnings trend that reinforces the inherent wisdom of our customers' perceptions.

Finally, in assessing the success that was the year 2000, I would be remiss if I did not attribute that triumph to all the men and women who are the lifeblood of Peoples Bank. Every decision by every person in every division is responsible for the ultimate success of this Company. To achieve this level of success while going through an expansion of this magnitude and still providing exceptional customer service is nothing short of phenomenal. And in the year 2000, the people who worked with us and the customers who chose us proved beyond a doubt that they truly believe in the ideals Peoples Bank represents. After reviewing this report, and our plans for the year ahead, we hope you will as well.



                                       /s/  Tony W. Wolfe
                                       Tony W. Wolfe
                                       President and Chief Executive Officer

GROWING  FURTHER:  The  physical  expansion  of  Peoples  Bank  in  2000.

[Picture Omitted]
[Graphic Omitted]


GROWTH:

The face of Peoples Bank underwent considerable change throughout the year 2000, particularly in our Newton base of operations. The year past was also a time when we introduced ourselves to new faces in two neighboring communities in the Lincoln County area when they needed us most.

But even in the midst of such sweeping changes, the staff of Peoples Bank and the people we serve remained united by one unshakeable constant - our steadfast commitment to improving upon the quality of life in the communities we represent.

                        RECORD  EARNINGS  SET  THE  PACE
                           FOR  PERFORMANCE  IN  2000.

2000
PERFORMANCE

Compared to the year ended December 31, 1999, net income increased 18 percent. Total assets increased 20 percent. Loans increased 21 percent. And deposits increased 19 percent. Collectively, this performance surpassed all previous performance records in the 88-year history of the Company.


[Graphic Omitted]

NEW  BEGINNINGS
IN  NEWTON:

Over the past four years, assets at Peoples Bancorp have increased at an average annual rate of 20 percent. We at Peoples Bank had simply outgrown our facilities and required additional space for operational support. But true to our spirit of being a true community bank, we could not in good conscience address this challenge unless we were assured that it would benefit the people of the Newton community as well as Peoples Bancorp.

With this goal in mind, we secured and renovated the former site of a supermarket located at the intersection of Highway 321 and Highway 10 at the Newton Crossroads Shopping Center in Newton. This location provided exceptional visibility and greater accessibility while keeping Peoples Bancorp part of the Newton business district that is our home.

[Picture Omitted]
peoples bancorp center:
518 West C Street
Newton, North Carolina


Transition into Peoples Bancorp's new corporate center began in November, 2000, consolidating support services that had previously operated from five separate facilities: mortgage/appraisal, information technologies, check imaging, loan and deposit operations, credit administration, mail center, bank card division, finance department, risk management, training department, human resources and administration.

In addition, customers gained improved accessibility to services offered by the Bank's two subsidiary companies, Peoples Investment Services, Inc., and Peoples Real Estate and Appraisal Services, Inc., as well as the Bank's commercial loan department.

We feel this close physical proximity can only enhance our internal communications and operational efficiencies, providing real, measurable benefits and lasting value for our customers, shareholders, and staff.

As we completed the conversion of our new corporate headquarters, we also sought to fill the void our relocation would leave in downtown Newton. We coordinated the sale of our former home office to the US Postal Service, which will open a more accessible, expanded Newton Post Office on the site. The Peoples Bank retail branch originally on that site will soon relocate to a new, custom-built facility just off Highway 321 in Newton, on West A Street. Until the new Newton branch opens in April, 2001, Peoples Bank will lease existing banking facilities from the Post Office to prevent any interruption in banking service.

Such transitions are not always easy. But we at Peoples Bank remain committed to the people of Newton for all the support they have shown us throughout the years. By continuing to reinvest in our community, Peoples Bank is enhancing the potential for greater growth throughout the region.

[Picture Omitted]

board of directors:

Standing left to right: Dan Ray Timmerman, Sr., John H. Elmore, Jr., Charles F. Murray, Bruce R. Eckard, Benjamin I. Zachary, James S. Abernethy, Larry E. Robinson, Fred L. Sherrill, Jr., B. E. Matthews

Seated left to right: Robert C. Abernethy, Chairman; Tony W. Wolfe, President and Chief Executive Officer

       FORGING  A  NEW
            LINK  WITH
      LINCOLN  COUNTY:

THE OPENING OF PEOPLES
 BANK'S LINCOLNTON AND
     TRIANGLE OFFICES.

Following the acquisition of Lincoln County's leading community bank by a larger financial institution, many of its former long-time customers felt abandoned. At the time, Peoples Bank operated a loan production office in downtown Lincolnton on East Main Street and a modular unit in the Triangle community, located at the intersection of Highways 73 and 16. As a community Bank, we recognized the area's tremendous potential and developed a plan to fill the void and capitalize upon new opportunities for growth.

Peoples Bank bolstered its commitment to Lincoln County residents by building two new full-service branch offices: one in downtown Lincolnton, and one in the Triangle community to replace the modular unit.

To help establish and expand our financial relationships with the residents of Lincoln County, Peoples Bank employed a number of seasoned, well-respected Lincoln County banking professionals to conduct the day-to-day operations of these two new Peoples Bank offices. Their in-depth familiarity and existing relationships with the people of the area have proved to be invaluable in helping Peoples Bank provide the exceptional personal service that our customers deserve.

GROWING  DEEPER
RELATIONSHIPS:

While the year 2000 was exemplified by tremendous physical growth in our newest markets, Peoples Bank continued to make substantial progress in our Catawba County and Alexander County markets as well. Our achievements in these areas were reinforced by the findings of a 2000 marketing study which reaffirmed our customers' positive perceptions of Peoples Bank, our employees, services and relationships with the people of the local communities we serve.

Capitalizing upon the vast potential of the Hickory market continued to be a primary focus in 2000, and we plan to make achieving greater market penetration and awareness of Peoples Bank an ongoing focus in this area throughout the coming year.

PEOPLES
INVESTMENT
SERVICES,  INC.:

Throughout 2000 we focused on the continued development of our two subsidiaries, Peoples Investment Services, Inc. and Peoples Real Estate and Appraisal Services, Inc. Customers who access the products and services of our subsidiaries are presented with a multitude of options to assist them in the attainment of their financial goals.

PEOPLES
REAL  ESTATE
&  APPRAISAL
SERVICES,  INC.:

Peoples Investment Services, Inc. offers an extensive range of securities and financial management services, including stocks, mutual funds and bonds. Securities are offered through Raymond James Financial Services, Inc., member NASD/SIPC. A wider scope of services designed to support residential and commercial mortgage-related activities are available through Peoples Real Estate and Appraisal Services, Inc.

growing stronger:
[Picture Omitted]
strengthening our roots throughout our market area.

The subsidiary serves to enhance our ability to respond to customers' requests Arising through our mortgage loan department.

GROWING  SUCCESS:
EXPLORING  THE  STORIES
          BEHIND  2000.

Rather than merely report the year 2000's impressive figures, the management of Peoples Bank would like to share some of the vision, planning, strategies, dedication and hard work behind the scenes that made this historic achievement possible.

[Picture Omitted]
Bo Starnes and Grady Ingle, the owners of Windy City Grill in Hickory, and Rick Moser, Vice President-Branch Manager of Peoples Bank's Viewmont office.


PROFILE:  WINDY  CITY  GRILL

Combining the right ingredients is essential to creating a great restaurant. The same principle also applies to great working relationships - like the one between Bo Starnes and Grady Ingle, the owners of Windy City Grill in Hickory, and Rick Moser, Vice President-Branch Manager of Peoples Bank's Viewmont office.

55 years, several ownership changes, three relocations and countless barbecue sandwiches after being founded in 1946, Windy City Grill (or "Homer's" as its known by long-time customers) is a culinary cultural landmark in Hickory's Viewmont community.

Like the restaurant itself, the banking relationship between Bo and Rick recently passed a milestone of their own - 20 years of building a banking relationship together. And after the past two years at Peoples Bank, the bond between Bo, Rick and the Bank is much like the feeling you get when go to Windy City Grill - you just can't find anything like this anywhere else.

[Picture Omitted]

GROWING  SUCCESS:
EXPLORING  THE  STORIES
          BEHIND  2000.

PROFILE:  A  WOMAN'S  VIEW

[Picture Omitted]
Jeanette Ringley, Vice President-Branch Manager, Newton Office & Vicki Lovin, MD, A Women's View

When a woman enters A Woman's View, the women's health-care center founded by Dr. Vickie Lovin, she is often overwhelmed by the feeling that people of this practice truly understand her. That same spirit of understanding and respect also underscores the care that's gone into nurturing the 10-year banking relationship between Dr. Lovin and Jeanette Ringley, Vice President-Branch Manager of Peoples Bank's Newton office.

In five short years, A Woman's View has become one of the area's premier centers for progressive women's health care. The practice encompasses everything from routine and advanced gynecological care to in-house lab and diagnostic procedures and professional counseling. Dr. Lovin also owns and operates Pure
Reflection Spa for Wellness, a salon providing a comprehensive range of spa services uniquely designed to refresh a woman's mind, body and spirit.

Dr. Lovin's practice and spa are renowned throughout the area for treating women with dignity and sensitivity - the very qualities which have distinguished the banking relationship shared by Jeanette, Dr. Lovin and Peoples Bank.


[Picture Omitted]
Judy Reese, owner of BJ Printing and Louis Fletcher, Vice President of Business Development for Peoples Bank's Lincolnton office.

PROFILE:  BJ  PRINTING

Over the years, BJ Printing, Inc., has printed countless beautiful words and images. But perhaps none is more touching than the bond that has developed between its owner, Judy Reese, and Louis Fletcher, Vice President of Business Development for Peoples Bank's Lincolnton office over the past 10 years.

BJ Printing, Inc., was founded in 1991 by Judy and her husband Bill. Tragically, after running the business together for nine years, Judy lost Bill to Amyloidosis, a rare disease he had lived with since 1997. Together with her son Tim and her daughter Kelly, Judy and her family pulled together to continue to honor the business Bill had devoted his life to - and their long-time banker, Louis Fletcher, stood shoulder-to-shoulder with them, helping the family and the business every step of the way.

One year later, Louis is proud to be handling both BJ Printing, Inc.'s and Judy's personal accounts at Peoples Bank's new Lincolnton office. Judy says that Louis is a true friend and a partner in the business, as well as her family's lives. As a true community Bank, we at Peoples Bank feel that is the highest honor of all a customer can bestow - considering us a trusted, caring and committed partner who makes a real, measurable contribution in the life of a family, the strength of a business and the welfare of the community.

[Graphic Omitted]
[Picture Omitted]

CORPORATE:
SUCCESS

President and CEO Tony W. Wolfe was quick to point out there are many reasons the Bank's performance throughout 2000 was such an unqualified success - namely every person who works with Peoples Bank.

"Everyone contributes to the success of the Bank - and every decision has an impact on this Bank," Wolfe emphasized. "Together we have built the trust internally to share our thoughts and feelings about what it takes to help our Company be successful. This clear communication, shared vision and open dialogue helps everyone clearly understand what we need to accomplish."

Executive Vice President and Chief Financial Officer Joseph F. Beaman, Jr. reaffirmed that this shared understanding has been indispensable in cultivating a Bank-wide culture of excellence. "Through training and by personal example, our people have achieved a greater level of awareness of taking a team approach to providing exceptional customer service and enhancing customer relationships," Beaman explained. "Our people make all the difference."

Wolfe and Beaman further elaborated on the corporate decisions and practices that had such a profound impact upon operating results for 2000.

As indicated in the enclosed information, Peoples Bancorp's earnings performance continued its favorable trend throughout the year 2000. Assets have increased at an average annual rate of 20 percent over the past four years.

We continued a long trend of deposit growth largely attributable to our two-year investment in Bank-wide Exceptional Customer Service (ECS) training, coupled with specially designed deposit products.

The development and implementation of management and employee incentive programs have served to help nurture the growth of our employees as individuals while also enhancing the Company's earnings potential and realization of corporate objectives.

During 2000, Peoples Bank continued its focus on the development of our investment and real estate and appraisal subsidiaries. Today's full-service financial center offers a complete array of traditional and non-traditional investment products and services designed to assist our customers in meeting their financial goals. Such a partnership is found in Peoples Investment Services, Inc.

Peoples Real Estate and Appraisal Services, Inc., was formed in 1997 to compliment the Bank's portfolio of services available through the mortgage loan department. Certified appraisers provide professional expertise to customers purchasing their first home or perhaps refinancing an existing one.

[Graphic Omitted]

RETAIL  BANKING:

"I have to use the word 'exceptional' to describe the past year's retail banking performance," enthused Kim Boyd, Vice President-Retail Banking. "It would not have happened without all the people on our team. They did what was asked of them and, in many cases, more."

Boyd credited 2000's extraordinary deposit growth of 19% to the enthusiastic response of employees and customers alike to the Exceptional Customer Service program. "In 2000, we had a fundamental shift in our customer service focus. We concentrated on building customer relationships, implemented a tactical approach to achieving business objectives, and required exceptional levels of performance. Over the course of the last year, we have been able to see the difference through our daily contact with our customers and bottom-line results."

[Picture Omitted]
From left to right; (back row) Bill Cable, Tony W. Wolfe, Cliff Wike; (seated) Joe Beaman, Lance Sellers

The objectives of the ECS program were further refined by the results of focus group studies conducted in association with our marketing/training division.
These surveys examined customers' perceptions of the Bank, further indicating areas in which services and programs either needed improvement or were performing to our satisfaction. This critical data was then applied to the program, giving ECS greater impact and effectiveness.

During the year 2000, the retail banking division received additional recognition from the Independent Community Bankers of America (ICBA) for the outstanding marketing and promotion of its credit card services.

COMMERCIAL  BANKING:

The relationship-building strategy that proved to be so critical to the increase in retail deposits also fueled the Bank's vigorous loan growth. "Peoples Bank experienced 25 percent loan growth in the year 2000, excluding mortgages," reported Lance Sellers, Executive Vice President-Credit Administration, Mortgage Lending and Commercial Banking. "Our lenders know the people of our markets well, and our customers know and trust them in return." The Bank hired key personnel with in-depth knowledge of the Lincolnton/Triangle area in hopes of achieving a similar level of customer trust and quality-oriented service.

Peoples Bank's mortgage loan activity was also enhanced by developing relationships with two additional mortgage providers. These arrangements have proven beneficial to our customers by adding new, more competitively priced mortgage options.

Another noteworthy development was the implementation of the role of the market area executive - a market leader who helps coordinate the delivery of all product lines to our customers.

MARKETING/  TRAINING:

The work of the marketing/training division was instrumental in positioning Peoples Bank for its record growth. "We just completed our two-year Exceptional Customer Service program, which indicated how best to build on strengths, eliminate weaknesses and motivate employees," explained Vice President of Marketing-Training Kim Bazzle. "All employees were required to participate in multiple training sessions that stressed how to listen to customers, help them tell us what they need, and exceed their expectations. This training helped give our employees the confidence to reach out to our customers and help them achieve their dreams."

The effectiveness of the ECS training program was further enhanced by the invaluable customer perceptions gleaned from the 2000 focus group studies. This data also proved to be quite advantageous in planning the launch of new retail products and services.

[Picture Omitted]
From left to right; (back row) Kim Boyd, David Reitzel (seated) Brenda Beam, Kim Bazzle

Successful marketing endeavors for the year 2000 included the Tell A Friend checking referral promotion program, the bank card promotional campaign which received recognition from the Independent Community Bankers of America (ICBA), a Max Money Market Account and various promotions of certificates of deposit, including one which commemorated Peoples Bank's 88th year of serving the community.

The benefits provided by the ECS program were supplemented by an employee incentive program which rewarded ideas that successfully upgraded efficiencies, streamlined operations, increased deposits, or indicated other areas in which Peoples Bank could enhance customer service.

INFORMATION  AND
SUPPORT  SERVICES:

The impressive growth experienced by Peoples Bank throughout 2000 would not have been possible without the outstanding achievements of the Bank's customer support areas including Information Services, risk management, credit administration, the finance department, mortgage underwriting and support, mail center operations, and the Human Resources Department. The concept of effective teamwork has enabled the Bank's exciting pattern of growth to continue.

During the past year, Information Services which includes loan and deposit operations, network systems, and data and items processing completed the technological and logistical challenges of planning, coordinating and implementing the transfer of all the Bank's operations to the new corporate center. Simultaneously, Information Services integrated the operations of the new Triangle and Lincolnton branch offices into Peoples Bank's Company-wide operating system as well.

"The Bank experienced significant growth, and we were able to meet those demands without having to expand our own division," related Bill Cable, Senior Vice President-Information Services. "We assembled and developed a talented team of individuals and managers from all our division's departments and services. Together we moved the entire operating system of the Bank and didn't miss a beat with our customers. In the process, we actually upgraded the technology of our entire system - without experiencing a minute of downtime."

This technological investment has provided a solid foundation for greater efficiencies, expansion and services that will continue to deliver well into the future. Improved information and delivery systems will improve the Bank's ability to develop new banking products and respond more quickly to customer needs. These elements combined with an eye toward the future will provide a superior staff and customer support that are essential to the on-going improvement of exceptional customer service.

FINANCIAL HIGHLIGHTS
Dollars in Thousands Except Per Share Amounts

                                                         2000      1999      Change
------------------------------------------------------------------------------------
Interest income                                       $ 40,859   $ 32,302        26%
Interest expense                                        19,432     14,790        31%
------------------------------------------------------------------------------------

Net interest income after provision for loan losses     19,548     17,087        14%
Non-interest income                                      3,915      3,380        16%
Non-interest expense                                    15,509     13,832        12%
Income taxes                                             2,576      2,093        23%
------------------------------------------------------------------------------------
Net income                                            $  5,378   $  4,542        18%
------------------------------------------------------------------------------------

PER  SHARE
Net Income*                                           $   1.67   $   1.41        18%
Cash dividends*                                           0.39       0.34        15%
Market price at December 31*                             13.50      13.41         1%
Book value at December 31*                               13.37      11.81        13%
------------------------------------------------------------------------------------

AT YEAR-END
Loans                                                 $407,790   $336,959        21%
Available for sale securities                           71,565     62,498        15%
Assets                                                 519,002    432,435        20%
Deposits                                               450,073    376,634        19%
Shareholders' equity                                    43,039     37,998        13%
------------------------------------------------------------------------------------

KEY PERFORMANCE RATIOS
Return on average assets                                  1.15%      1.09%
Return on average shareholders' equity                   12.55%     11.54%
Dividend payout ratio                                    23.39%     23.84%
Average shareholders' equity to total average assets      9.13%      9.43%
------------------------------------------------------------------------------------

*Per share amounts have been restated to reflect a 10% stock dividend during second quarter 2000 and the 3 for 2 stock split during first quarter 1999. Refer to Appendix A to the Peoples Bancorp of North Carolina, Inc. Proxy Statement, dated April 3, 2001, for a complete set of Consolidated Financial Statements.

SELECTED  FINANCIAL DATA
Dollars in Thousands Except Per Share Amounts

                                                 2000           1999       1998        1997        1996
----------------------------------------------------------------------------------------------------------
SUMMARY OF OPERATIONS
Interest income                                $   40,859      32,302      29,215      23,783      18,956
Interest expense                                   19,432      14,790      14,540      11,179       8,586
----------------------------------------------------------------------------------------------------------

Net interest income                                21,427      17,512      14,675      12,604      10,370
Provision for loan losses                           1,879         425         445         696         980
----------------------------------------------------------------------------------------------------------
Net interest income after provision for loan
 losses                                            19,548      17,087      14,230      11,908       9,390
Non-interest income                                 3,915       3,380       3,646       2,060       1,475
Non-interest expense                               15,509      13,832      12,020      10,413       8,118
----------------------------------------------------------------------------------------------------------

Income before taxes                                 7,954       6,635       5,856       3,555       2,747
Income taxes                                        2,576       2,093       1,847       1,149         722
---------------------------------------------------------------------------------------------------------
Net income                                     $    5,378       4,542       4,009       2,406       2,025
----------------------------------------------------------------------------------------------------------
SELECTED YEAR-END BALANCES
Assets                                         $  519,002     432,435     402,273     326,853     257,467
Available for sale securities                      71,565      62,498      63,228      53,307      56,995
Loans                                             407,790     336,959     306,748     238,449     179,304
Interest-earning assets                           490,449     411,734     383,270     308,852     244,038
Deposits                                          450,073     376,634     350,067     275,393     231,346
Interest-bearing liabilities                      420,594     339,243     315,387     258,685     197,255
Shareholders' equity                           $   43,039      37,998      35,924      24,930      22,911
Shares outstanding*                             3,218,714   3,218,950   3,219,150   2,808,300   2,808,300

SELECTED AVERAGE BALANCES
Assets                                         $  469,536     417,387     369,864     295,879     243,094
Available for sale securities                      66,218      60,642      59,824      57,508      53,294
Loans                                             374,226     324,651     271,819     215,789     164,865
Interest-earning assets                           447,645     396,606     351,730     281,215     229,631
Deposits                                          408,210     363,637     321,371     252,998     216,052
Interest-bearing liabilities                      373,167     326,164     293,631     233,901     186,101
Shareholders' equity                           $   42,852      39,348      33,303      24,117      22,478
Shares outstanding*                             3,218,714   3,218,950   3,058,160   2,808,300   2,808,300
----------------------------------------------------------------------------------------------------------

PROFITABILITY RATIOS
Return on average total assets                       1.15%       1.09%       1.08%       0.81%       0.83%
Return on average shareholders' equity              12.55%      11.54%      12.04%       9.98%       9.01%
Dividend payout ratio                               23.39%      23.84%      22.61%      33.18%      36.67%
----------------------------------------------------------------------------------------------------------

LIQUIDITY AND CAPITAL RATIOS (AVERAGES)
Loan to deposit                                     91.67%      89.28%      84.58%      85.29%      76.31%
Shareholders' equity to total assets                 9.13%       9.43%       9.00%       8.15%       9.25%
----------------------------------------------------------------------------------------------------------

PER SHARE OF COMMON STOCK*
Net income                                     $     1.67        1.41        1.31        0.86        0.72
Cash dividends                                 $     0.39        0.34        0.28        0.28        0.26
Book value                                     $    13.37       11.81       11.16        8.88        8.16
----------------------------------------------------------------------------------------------------------

*Shares  outstanding  and per share computations have been restated to reflect a 10%  stock dividend during  second  quarter  2000, the  3  for 2 stock split during first quarter 1999 and the 10% stock dividend during  second quarter 1997.

Refer  to  Appendix  A  to  the Peoples Bancorp of North Carolina, Inc. Proxy Statement, dated April
3,  2001, for a complete set of Consolidated Financial Statements.

REPORT OF INDEPENDENT CERTIFIED
             PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders
Peoples Bancorp of North Carolina, Inc.
Newton,  North  Carolina:


We have audited the consolidated balance sheets of Peoples Bancorp of North Carolina, Inc. as of December 31, 2000 and 1999, and the related consolidated statements of earnings, changes in shareholders' equity, comprehensive income and cash flows for each of the three years in the period ended December 31, 2000. Such consolidated financial statements and our report thereon dated January 12, 2001, expressing an unqualified opinion (which are not included herein) are included in the proxy statement for the 2001 annual meeting of shareholders. The accompanying condensed consolidated balance sheets and consolidated statements of earnings are the responsibility of the Company's management. Our responsibility is to express an opinion on such consolidated balance sheets and consolidated statements of earnings in relation to the complete consolidated financial statements.

In our opinion, the information set forth in the accompanying condensed consolidated balance sheets as of December 31, 2000 and 1999 and the related consolidated statements of earnings for each of the three years in the period ended December 31, 2000, is fairly stated in all material respects in relation to the basic consolidated financial statements from which it has been derived.


/s/  Porter Keadle Moore, LLP
Atlanta,  Georgia
January  12,  2001

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999



Assets                                                                       2000          1999
                                                                         ------------  ------------

Cash and due from banks                                                  $ 13,619,197   14,067,311
Federal funds sold                                                          5,020,000    2,930,000
                                                                         ------------  ------------

        Cash and cash equivalents                                          18,639,197   16,997,311

Investment securities available for sale                                   71,564,844   62,498,359
Other investments                                                           2,398,873    1,345,100
Mortgage loans held for sale                                                1,563,700    1,685,472
Loans, net                                                                406,226,100  335,273,577
Premises and equipment, net                                                12,907,968    9,342,582
Accrued interest receivable and other assets                                5,701,105    5,292,453
                                                                         ------------  ------------

        Total Assets                                                     $519,001,787  432,434,854
                                                                         ============  ============

Liabilities and Shareholders' Equity
Deposits:
    Demand                                                               $ 52,793,390   53,506,430
    Interest-bearing demand                                                34,620,234   31,752,477
    Savings                                                                83,207,677   77,556,576
    Time, $100,000 or more                                                129,111,812   89,306,653
    Other time                                                            150,340,229  124,512,233
                                                                         ------------  ------------
        Total deposits                                                    450,073,342  376,634,369

Demand notes payable to U. S. Treasury                                      1,600,000    1,600,000
Federal Home Loan Bank advances                                            21,357,142   14,500,000
Accrued interest payable and other liabilities                              2,932,284    1,702,006
                                                                         ------------  ------------
        Total liabilities                                                 475,962,768  394,436,375
                                                                         ------------  ------------

Commitments

Shareholders' equity:
    Preferred stock, no par value; authorized 5,000,000 shares;
      no shares issued and outstanding                                              -            -
    Common stock, no par value; authorized 20,000,000 shares;
      issued and outstanding 3,218,714 in 2000 and 2,926,318 in 1999       36,407,798   31,729,462
    Retained earnings                                                       6,627,533    7,189,417
    Accumulated other comprehensive income (loss)                               3,688     (920,400)
                                                                         ------------  ------------

        Total shareholders' equity                                         43,039,019   37,998,479
                                                                         ------------  ------------
Total liabilities and shareholders' equity                               $519,001,787  432,434,854
                                                                         ============  ============

Refer to Appendix A to the Peoples Bancorp of North Carolina, Inc. Proxy Statement, dated April 3, 2001, for a complete set of Consolidated Financial Statements.

                              CONSOLIDATED STATEMENTS OF EARNINGS
                     FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                                                             2000         1999         1998
                                                         ------------  -----------  ----------

Interest income:
    Interest and fees on loans                           $36,423,973   28,375,391   24,885,434
    Interest on federal funds sold                           281,659      338,941      323,149
    Interest on investment securities:
        U. S. Treasuries                                      16,572       50,221       85,079
        U. S. Government agencies                          2,977,459    2,297,645    2,236,446
        State and political subdivisions                     988,020      973,744      881,058
        Other                                                171,600      266,097      803,939
                                                         ------------  -----------  ----------

        Total interest income                             40,859,283   32,302,039   29,215,105
                                                         ------------  -----------  ----------

Interest expense:
    Interest-bearing demand deposits                         455,504      430,253      547,343
    Savings deposits                                       3,303,980    2,925,123    2,472,910
    Time deposits                                         14,566,875   10,653,642   10,596,180
    FHLB advances                                            974,036      735,752      874,896
    Other                                                    131,705       45,501       48,639
                                                         ------------  -----------  ----------
        Total interest expense                            19,432,100   14,790,271   14,539,968
                                                         ------------  -----------  ----------
        Net interest income                               21,427,183   17,511,768   14,675,137

Provision for loan losses                                  1,879,100      425,000      445,000
                                                         ------------  -----------  ----------

    Net interest income after provision for loan losses   19,548,083   17,086,768   14,230,137
                                                         ------------  -----------  ----------

Other income:
    Service charges on deposit accounts                    1,588,390    1,326,810    1,186,600
    Other service charges and fees                           367,352      298,454      281,542
    Gain (loss) on sale of securities                       (483,472)     (34,824)     168,448
    Mortgage banking income                                  241,007      740,031    1,049,402
    Insurance and brokerage commissions                      168,557      129,786      152,630
    Miscellaneous                                          2,033,930      919,804      807,331
                                                         ------------  -----------  ----------
        Total other income                                 3,915,764    3,380,061    3,645,953
                                                         ------------  -----------  ----------

Other expenses:
    Salaries and employee benefits                         8,899,285    7,737,404    6,353,745
    Occupancy                                              2,509,720    2,230,448    1,955,803
    Other operating                                        4,099,972    3,863,652    3,710,861
                                                         ------------  -----------  ----------

        Total other expenses                              15,508,977   13,831,504   12,020,409
                                                         ------------  -----------  ----------

        Earnings before income taxes                       7,954,870    6,635,325    5,855,681

Income tax expense                                         2,576,400    2,093,380    1,846,483
                                                         ------------  -----------  ----------

        Net earnings                                     $ 5,378,470    4,541,945    4,009,198
                                                         ============  ===========  ==========

        Net earnings per share                           $      1.67         1.41         1.31
                                                         ============  ===========  ==========

Refer to Appendix A to the Peoples Bancorp of North Carolina, Inc. Proxy Statement, dated April 3, 2001, for a complete set of Consolidated Financial Statements.

2000 Shareholders' equity and return


[Graphic Omitted]
peoples  bank  board  of  directors  and  officers

peoples  bank  board of  directors


Robert  C.  Abernethy
Chairman of the Board, Peoples Bancorp of North Carolina, Inc. and Peoples Bank; President, Secretary and Treasurer, Carolina Glove Company, Inc.

James  S.  Abernethy
President  and  Assistant  Secretary,  Midstate
Contractors,  Inc.

Bruce  R.  Eckard
President,  Eckard  Vending  Company,  Inc.

John  H.  Elmore,  Jr.
Chairman of the Board, Chief Executive Officer and Treasurer, Elmore Construction Company, Inc.

B.  E.  Matthews
Chief  Executive  Officer  and  Director,  Matthews  Construction  Company, Inc.

Charles  F.  Murray
President,  Murray's  Hatchery,  Inc.

Larry  E.  Robinson
President  and  Chief Executive Officer, Blue Ridge Distributing Company, Inc. &
President  and  Chief  Executive  Officer,  Associated  Brands,  Inc.

Fred  L.  Sherrill,  Jr.
Retired  Furniture  Manufacturer  Executive

Dan  Ray  Timmerman,  Sr.
President,  Timmerman  Manufacturing,  Inc.

Benjamin  I.  Zachary
General Manager, Treasurer, Secretary and Member of the Board of Directors, Alexander Railroad Company



peoples  bank  officers


Tony  W.  Wolfe*
President  and  Chief  Executive  Officer

Joseph  F.  Beaman,  Jr.*
Executive  Vice  President,  Chief  Financial  Officer,  and Corporate Secretary

Lance  A.  Sellers*
Executive Vice President - Credit Administration, Mortgage Lending and Commercial Banking

Clifton  A.  Wike*
Senior  Vice  President  -  Lending

William  D.  Cable*
Senior  Vice  President  -  Information  Services

Kimberly  D.  Bazzle
Vice  President  -  Marketing  and  Training

Brenda  B.  Beam
Vice  President  -  Human  Resources

Kimberly  L.  Boyd
Vice  President  -  Retail  Banking

David  E.  Reitzel
Vice  President  -  Real  Estate  Administration

Nancy  A.  Anderson
Vice  President  -  Mortgage  Loan  Originator

Patsy  D.  Black
Vice  President  -  Branch  Manager, Triangle  Crossing

David  C.  Brown
Vice  President  and  Certified  Financial  Planner

Steven  F.  Cloninger
Vice  President  -  Credit  Administration

Kay  F.  Deal
Vice  President  -  Branch  Manager,  Conover

Duncan  B.  Dickinson
Vice  President  -  Peoples  Investment  Services,  Inc.

John  R.  Duncan,  Jr.
Vice  President  -  Problem  Asset  Manager

George  S.  Earp
Vice  President  -  Finance

Barbara  K.  Farnsworth
Vice  President  -  Branch  Manager, Lincolnton

J.  Louis  Fletcher
Vice  President  -  Business  Development  Officer

Ken  R.  Gibson
Vice  President  -  Business  Development  Officer

Mark  W.  Gustafson
Vice  President  -  Investment  Account  Executive

N.  Michael  Hamra
Vice  President  -  Risk  Management

Leslie  R.  Howard
Vice  President  -  Branch  Manager,  Denver

E.  Dean  Lawing
Vice  President  -  Mortgage  Loan  Underwriter

S.  Micah  Lee
Vice  President  -  Area  Executive

Tommy  C.  McNeely
Vice  President  -  Business  Development  Officer

Cynthia  H.  McRee
Vice  President  -  Branch  Manager,  Maiden

Rick  D.  Moser
Vice  President  -  Branch  Manager, Viewmont

V.  Dean  Norman
Vice  President  -  Network  Systems

James  O.  Perry
Vice  President  -  Business  Development  Officer

Denalda  S.  Reese
Vice  President  -  Branch  Manager,  Claremont  and  Catawba

Daniel  F.  Richard
Vice  President  -  Business  Development  Officer

Jeanette  R.  Ringley
Vice  President  -  Branch  Manager,  Newton

Kyle  E.  Sigmon
Vice  President  -  Mortgage  Loans

Mark  W.  Sigmon
Vice  President  -  Area  Executive

Brenda  L.  Terrell
Vice  President  -  Operations  Manager

* Designates an executive officer of the Bank peoples bancorp board of directors and officers peoples  bancorp  board  of  directors

Robert  C.  Abernethy,  Chairman
Chairman of the Board, Peoples Bancorp of North Carolina, Inc. and Peoples Bank; President, Secretary and Treasurer, Carolina Glove Company, Inc.

James  S.  Abernethy
President  and  Assistant  Secretary,  Midstate  Contractors,  Inc.

Bruce  R.  Eckard
President,  Eckard  Vending  Company,  Inc.

John  H.  Elmore,  Jr.
Chairman of the Board, Chief Executive Officer and Treasurer, Elmore Construction Company, Inc.

B.  E.  Matthews
Chief  Executive  Officer  and  Director,  Matthews  Construction  Company, Inc.

Charles  F.  Murray
President,  Murray's  Hatchery,  Inc.

Larry  E.  Robinson
President  and  Chief Executive Officer, Blue Ridge Distributing Company, Inc. &
President  and  Chief  Executive  Officer,  Associated  Brands,  Inc.

Fred  L.  Sherrill,  Jr.
Retired  Furniture  Manufacturer  Executive

Dan  Ray  Timmerman,  Sr.
President,  Timmerman  Manufacturing,  Inc.

Benjamin  I.  Zachary
General Manager, Treasurer, Secretary and Member of the Board of Directors, Alexander Railroad Company


peoples  Bancorp  officers

Tony  W.  Wolfe
President  and  Chief  Executive  Officer

Joseph  F.  Beaman,  Jr.
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

George  S.  Earp
Vice  President  and  Assistant  Treasurer

N.  Michael  Hamra
Vice  President-Risk  Management and  Assistant  Corporate  Secretary

Krissy  O.  Price
Assistant  Vice  President  and  Assistant  Corporate  Secretary


peoples  bank  subsidiaries'  board  of  directors  and  officers peoples  investment services,  inc.


board  of  directors

Robert  C.  Abernethy

David  C.  Brown

Bruce  R.  Eckard

Larry  E.  Robinson

Tony  W.  Wolfe


officers

Tony  W.  Wolfe
President

Duncan  B.  Dickinosn
Vice  President

Joseph  F.  Beaman,  Jr.
Secretary  and  Treasurer

David  C.  Brown
Assistant  Secretary


peoples  real  estate  and  appraisal  services,  inc.

board  of  directors

Robert  C.  Abernethy

Dan  Ray  Timmerman,  Sr.

Tony  W.  Wolfe


officers

Tony  W.  Wolfe
President

David  E.  Reitzel
Vice  President

Joseph  F.  Beaman,  Jr.
Treasurer

Clifton  A.  Wike
Secretary

Kyle  E.  Sigmon
Assistant  Secretary
shareholder  &  general  information

annual  meeting
The Annual Meeting of Shareholders of Peoples Bancorp will be held at 11:00 am, on Thursday, May 3, 2001, at the Catawba Country Club located at 1154 Country Club Road, Newton, North Carolina.

shareholders'  luncheon
Shareholders in attendance at the Annual Meeting are cordially invited to remain for a luncheon to be served immediately upon adjournment.

common  stock
Peoples Bancorp common stock is traded on the over-the-counter (OTC) market and quoted in the NASDAQ (National Association of Securities Dealers Automated Quotations) National Market System, where our symbol is PEBK. Price and volume information is contained in the Wall Street Journal and most major daily newspapers in the "Over-the-Counter Markets" section under the National Market System listing. Peoples Bancorp stock is marketed locally by IJL/Wachovia and Scott & Stringfellow, Inc.

                                      PEBK
                                      ----
                                     NASDAQ
                                     LISTED
                                [Graphic Omitted]

dividend  reinvestment  &  stock  purchase
Peoples Bancorp introduced a Dividend Reinvestment and Stock Purchase Plan in 2000 for the benefit of the Corporation's shareholders. The Plan provides for the full or partial reinvestment of cash dividends, optional cash purchases of the Corporation's stock, safekeeping of the share certificates, liquidation of shares, and gifting of shares and enrollment of the designated recipients. Registrar and Transfer Company, Cranford, New Jersey is the Plan Administrator. For more information one may call the Investor Relations Department at Peoples Bancorp at 828-464-5620 or 800-948-7195 or contact the Plan Administrator at 800-368-5948.

Shareholders of Peoples Bancorp are entitled to recieve dividends when and as declared by the Board of Directors out of funds legally available therefore.

Such dividend payments are declared based upon the guidelines of North Carolina and federal law.

As of March 7, 2001, the Company had 663 shareholders of record, not including the number of persons or entities whose stock is held in nominee or street name through various brokerage firms or banks.

corporate  office
Peoples Bancorp of North Carolina, Inc.
518  West  C  Street
P.O.  Box  467
Newton,  NC  28658
828/464-5620

stock  transfer  agent  &  registrar
Registrar and Transfer Company
10  Commerce  Drive
Cranford,  NJ  07016-3572

independent  auditors
Porter  Keadle  Moore,  LLP
235 Peachtree Street, NE Suite 1800
Atlanta,  GA  30303

bank  locations

Peoples  Bancorp  Center
518  West  C  Street
PO  Box  467
Newton,  NC  28658
828-464-5620

Catawba
106  North  Main  Street
Catawba,  NC  28609
828-241-3123

Claremont
3261  East  Main  Street
Claremont,  NC  28610
828-459-7152

Conover
213  1st  Street  West
Conover,  NC  28613
828-464-8456

Denver
6125  Hwy  16  South
Denver,  NC  28037
704-483-3050

Hickory/Springs  Road
3310  Springs  Road  NE
Hickory,  NC  28602
828-256-9229

Hickory/Viewmont
1333  2nd  Street  NE
Hickory,  NC  28601
828-345-6262

Hiddenite
5133  NC  Hwy  90  E
Hiddenite,  NC  28636
828-632-0118
704-585-6631

Lincolnton
1910  E  Main  Street
Lincolnton,  NC  28092
704-732-0097

Maiden
200  Island  Ford  Road
Maiden,  NC  28650
828-428-9874

Newton
420  West  A  Street
Newton,  NC  28658
828-464-5663

North  Newton
2619  North  Main  Avenue
Newton,  NC  28658
828-464-8664

Triangle  Crossing
142  South  Hwy  16
Denver,  NC  28307
704-483-7727
704-827-2370


Off-Site  Automated  Teller  Machine  Locations

Catawba  Valley  Boulevard
2052 Catawba Valley Blvd SE
Hickory, NC 28602

The General Store of Denver, Inc.
6360  E  NC  Hwy  150
Sherrills  Ford,  NC  28673

[Graphic Omitted]
Equal Housing Opportunity

THE CORPORATE MISSION OF PEOPLES BANK, A WHOLLY-OWNED SUBSIDIARY OF PEOPLES BANCORP OF NORTH CAROLINA, INC., IS TO BE THE BEST INDEPENDENT COMMUNITY BANK IN ITS SERVICE AREA WHEREIN:

1    Shareholders  are  assured  a  fair  return  on  their  investment.
2    Employees  are  well-trained  and  fairly  compensated.
3 Competitive products and services are efficiently delivered to meet the needs of the communities it serves.
4    The  community  is  diligently  served  with  integrity  and  pride.

looking  toward a  future  of  continued growth:
[Picture Omitted]

It is quite gratifying to achieve the level of progress Peoples Bancorp experienced throughout the year 2000. We view this accomplishment as a validation of the ideals, vision, financial practices and hard work that guide our commitment to the well-being of those we serve and those who work with us. Now our challenge is to capitalize upon the past year's positive growth in ways which enrich the lives of our customers, employees and shareholders. We look forward to the future and everyone's ongoing support and confidence to help Peoples Bancorp continue to strengthen existing financial partnerships with our community, establish new ones and, in the process, realize that we are growing closer to the community.

PEOPLES BANCORP
     OF NORTH CAROLINA, INC.

Peoples Bancorp Center | 518 West C Street | PO Box 467 | Newton, North Carolina
                                                                           28658

[X] PLEASE MARK  VOTES          REVOCABLE  PROXY
    AS IN THIS EXAMPLE   PEOPLES BANCORP OF NORTH CAROLINA, INC.

                         Annual Meeting of Shareholders
                            May 3, 2001 - 11:00 a.m.
                 (Solicited on behalf of the Board of Directors)

     The undersigned holder of Common Stock of Peoples Bancorp of North Carolina, Inc. (the "Company"), revoking all proxies heretofore given, hereby constitutes and appoints the official proxy committee of the Company, comprised of all of the members of the Board of Directors of the Company, each with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the 2001 Annual Meeting of Shareholders of Peoples
Bancorp of North Carolina, Inc. (the "Meeting") to be held at the Catawba Country Club, 1154 Country Club Road, Newton, North Carolina, on May 3, 2001 at 11:00 AM., Eastern Time, and at any adjournments or postponements thereof.


                                                         With-     For All
                                                 For     hold      Except

1.   The approval of the election of the         [_]     [_]       [_]
     following  named  directors:

     Bruce B. Eckard, Gary E. Matthews, Dan Ray Timmerman, Sr. and Benjamin I. Zachary will serve as directors until the 2004 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

________________________________________________________________________________

                                                   For     Against     Abstain

2.   The  ratification  and  approval  of the      [_]       [_]         [_]
     appointment of Porter Keadle Moore, LLP as the Company's independent auditor for the fiscal year ending December 31, 2001.

3. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the Meeting.

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  "FOR"  EACH  OF  THE LISTED
PROPOSALS.

     The shares represented by this Proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee listed above, "FOR" the ratification and approval of the appointment of Porter
Keadle Moore, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001, and in accordance with their discretion on such other matters as may properly come before the Meeting. If instructions are given with respect to one but not all proposals, such instructions as are given will be followed and the proxy will be voted as indicated above on the proposal(s) for which no instructions are given.

     Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.




Please be sure to sign and date         Date
 this Proxy in the box below.               ----------------------


   Stockholder sign above                Co-holder (if any) sign above

--------------------------------------------------------------------------------
    Detach above card, sign, date and mail in postage paid envelope provided.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     The above signed hereby acknowledges receipt of the Notice of Meeting and Proxy Statement each dated April 3, 2001, relating to the Meeting and hereby revokes any proxy or proxies heretofore given.

     Each properly executed Proxy will be voted in accordance with the specifications made above and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted (i) FOR all voted nominees to serve as directors and (ii) FOR the ratification and approval of the appointment of Porter Keadle Moore, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and in accordance with their discretion on such other matters as may properly come before the Meeting.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


________________________________

________________________________

________________________________